Exhibit 2.1 _____________________________________________________________________________ ASSET PURCHASE AGREEMENT DATED AS OF OCTOBER 31, 2023 BY AND AMONG PHOENIX DATA CENTER HOLDINGS LLC, AS PURCHASER, AND CYXTERA TECHNOLOGIES, INC. AND ITS SUBSIDIARIES NAMED HEREIN, AS SELLERS ______________________________________________________________________________

TABLE OF CONTENTS Page i ARTICLE I PURCHASE AND SALE OF ACQUIRED ASSETS; ASSUMPTION OF ASSUMED LIABILITIES ...........................................................................................................................2 1.1 Purchase and Sale of the Acquired Assets ...............................................................2 1.2 Excluded Assets .......................................................................................................5 1.3 Assumption of Certain Liabilities ............................................................................6 1.4 Excluded Liabilities .................................................................................................8 1.5 Assumption/Rejection of Certain Contracts ..........................................................10 1.6 Non-Assignment ....................................................................................................13 1.7 Designated Purchaser(s).........................................................................................14 1.8 Certain Bank Accounts ..........................................................................................15 ARTICLE II CONSIDERATION; PAYMENT; CLOSING .........................................................................16 2.1 Consideration; Payment; Estimated Adjustment Amount .....................................16 2.2 Deposit ...................................................................................................................17 2.3 Closing ...................................................................................................................18 2.4 Closing Deliveries by Sellers .................................................................................19 2.5 Closing Deliveries by Purchaser ............................................................................21 2.6 Post-Closing Adjustment .......................................................................................22 2.7 Withholding ...........................................................................................................25 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS .....................................................26 3.1 Organization and Qualification ..............................................................................26 3.2 Authorization of Agreement ..................................................................................26 3.3 Equity Interests of Acquired Entities. ....................................................................27 3.4 Conflicts; Consents ................................................................................................28 3.5 Financial Statements; No Undisclosed Liabilities; Internal Controls ....................29 3.6 Absence of Certain Changes or Developments .....................................................30 3.7 Legal Actions .........................................................................................................30 3.8 Compliance with Laws; Permits; Escheat ..............................................................31 3.9 Title to Properties; Sufficiency of Tangible Assets ...............................................33 3.10 Material Contracts ..................................................................................................34 3.11 Intellectual Property ...............................................................................................36 3.12 Information Technology and Data Matters ............................................................38 3.13 Tax Matters ............................................................................................................38 3.14 Environmental Matters...........................................................................................40 3.15 Labor and Employment ..........................................................................................40 3.16 Employee Benefit Plans .........................................................................................41 3.17 Customers and Suppliers........................................................................................43 3.18 Insurance ................................................................................................................44 3.19 Transactions with Related Parties ..........................................................................44 3.20 Brokers ...................................................................................................................44 3.21 Letters of Credit, Surety Bonds .............................................................................44 3.22 Critical Technologies .............................................................................................45 3.23 No Other Representations or Warranties ...............................................................45

TABLE OF CONTENTS Page ii 3.24 No Outside Reliance ..............................................................................................45 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER ...............................................45 4.1 Organization and Qualification ..............................................................................45 4.2 Authorization of Agreement ..................................................................................46 4.3 Conflicts; Consents ................................................................................................46 4.4 Financing................................................................................................................47 4.5 Security Law Matters .............................................................................................48 4.6 Brokers ...................................................................................................................48 4.7 No Litigation ..........................................................................................................48 4.8 Certain Arrangements ............................................................................................48 4.9 Solvency .................................................................................................................48 4.10 Investigation ...........................................................................................................48 ARTICLE V BANKRUPTCY COURT MATTERS ...................................................................................49 5.1 Bankruptcy Actions ...............................................................................................49 5.2 Cure Costs ..............................................................................................................51 5.3 Approval ................................................................................................................51 5.4 Avoidance Actions .................................................................................................51 ARTICLE VI COVENANTS AND AGREEMENTS ..................................................................................51 6.1 Conduct of the Business of Sellers ........................................................................51 6.2 Access to Information ............................................................................................55 6.3 Employee Matters ..................................................................................................58 6.4 Regulatory Approvals ............................................................................................60 6.5 Antitrust Notification .............................................................................................61 6.6 Corporate Name .....................................................................................................63 6.7 Commercially Reasonable Efforts; Cooperation; Notices and Consents ..............64 6.8 Further Assurances.................................................................................................65 6.9 Insurance Matters ...................................................................................................65 6.10 Third Party Credit Support Obligations .................................................................66 6.11 Acknowledgement by Purchaser. ...........................................................................67 6.12 Receipt of Misdirected Assets; Wrong Pockets .....................................................67 6.13 Directors’ and Officers’ Indemnification ...............................................................68 6.14 Financing Matters ..................................................................................................68 6.15 Title Insurance Policies; Memoranda of Lease; Estoppel Certificates ..................70 6.16 Seller Joinder .........................................................................................................70 6.17 Confidentiality .......................................................................................................71 6.18 DLR Transactions ..................................................................................................71 6.19 Shared Agreements ................................................................................................74 6.20 DLR Closing Distributions ....................................................................................75 ARTICLE VII CONDITIONS TO CLOSING ..........................................................................................76 7.1 Conditions Precedent to the Obligations of Purchaser and Seller .........................76

TABLE OF CONTENTS Page iii 7.2 Conditions Precedent to the Obligations of Purchaser ..........................................76 7.3 Conditions Precedent to the Obligations of Seller .................................................77 7.4 Waiver of Conditions .............................................................................................78 ARTICLE VIII TERMINATION ...........................................................................................................78 8.1 Termination of Agreement .....................................................................................78 8.2 Effect of Termination .............................................................................................80 ARTICLE IX TAXES .........................................................................................................................82 9.1 Transfer Taxes .......................................................................................................82 9.2 Allocation of Purchase Price ..................................................................................83 9.3 Cooperation ............................................................................................................84 9.4 Preparation of Tax Returns and Payment of Taxes ...............................................85 9.5 Tax Sharing Agreements ........................................................................................86 9.6 Straddle Period Allocations ...................................................................................86 9.7 Tax Treatment ........................................................................................................86 ARTICLE X MISCELLANEOUS ..........................................................................................................87 10.1 Non-Survival of Representations and Warranties and Certain Covenants; Certain Waivers .....................................................................................................87 10.2 Expenses ................................................................................................................87 10.3 Notices ...................................................................................................................87 10.4 Binding Effect; Assignment ...................................................................................88 10.5 Amendment and Waiver ........................................................................................89 10.6 Third Party Beneficiaries .......................................................................................89 10.7 Non-Recourse ........................................................................................................89 10.8 Severability ............................................................................................................90 10.9 Construction ...........................................................................................................90 10.10 Schedules ...............................................................................................................90 10.11 Complete Agreement .............................................................................................90 10.12 Specific Performance .............................................................................................91 10.13 Jurisdiction and Exclusive Venue ..........................................................................92 10.14 Governing Law; Waiver of Jury Trial ...................................................................92 10.15 No Right to Set-Off ................................................................................................93 10.16 Counterparts and PDF ............................................................................................93 10.17 Publicity .................................................................................................................93 10.18 Bulk Sales Laws .....................................................................................................94 10.19 Release ...................................................................................................................94 10.20 Sellers’ Representative ...........................................................................................95 10.21 Debt Financing Sources .........................................................................................96 ARTICLE XI ADDITIONAL DEFINITIONS AND INTERPRETIVE MATTERS ...........................................97 11.1 Certain Definitions .................................................................................................97 11.2 Index of Defined Terms .......................................................................................111

TABLE OF CONTENTS Page iv 11.3 Rules of Interpretation .........................................................................................114 INDEX OF EXHIBITS EXHIBIT A FORM OF BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT EXHIBIT B FORM OF PATENT ASSIGNMENT AGREEMENT EXHIBIT C FORM OF TRADEMARK ASSIGNMENT AGREEMENT EXHIBIT D FORM OF COPYRIGHT ASSIGNMENT AGREEMENT EXHIBIT E FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE EXHIBIT F WORKING CAPITAL EXHIBIT G FORM OF DOMAIN NAME TRANSFER AGREEMENT EXHIBIT H DLR TRANSACTIONS EXHIBIT I FORM OF SELLER JOINDER

ASSET PURCHASE AGREEMENT This Asset Purchase Agreement (this “Agreement”), dated as of October 31, 2023, is made by and among Phoenix Data Center Holdings LLC, a Delaware limited liability company (“Purchaser”), Cyxtera Technologies, Inc., a Delaware corporation (as in existence on the date hereof, as a debtor-in-possession and a reorganized debtor, as applicable, “CTI”) and the Subsidiaries of CTI that are indicated on the signature pages attached hereto and, after the date hereof, each Person who executes and delivers a Seller Joinder pursuant to Section 6.16 (together with CTI, each a “Seller” and collectively, the “Sellers”). Purchaser and Sellers are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings set forth herein, including Article XI, or the Plan (as defined herein). WHEREAS, on June 4, 2023 (the “Petition Date”), Seller, together with certain of Seller’s Affiliates (the “Debtors”), commenced voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), which cases are jointly administered for procedural purposes under In re Cyxtera Technologies, Inc., Case No. 23-14853 (JKS) (Bankr. D.N.J. June 4, 2023) (collectively, the “Bankruptcy Cases”); WHEREAS, on June 6, 2023, the Foreign Representative and Canadian Sellers obtained an Initial Recognition Order (Foreign Main Proceeding) and Supplemental Order (Foreign Main Proceeding) from the CCAA Court (the “CCAA Proceeding”) and thereafter have obtained further recognition Orders from CCAA Court recognizing Orders made by the Bankruptcy Court granted in the Bankruptcy Cases; and WHEREAS, pursuant to the Bidding Procedures Order, the Plan, and upon the terms and conditions set forth in this Agreement and entry of the Confirmation Order, and as authorized under sections 105, 363, 365, 1123, 1129, 1141 and 1142 of the Bankruptcy Code, Purchaser (or a Designee) desires to purchase the Acquired Assets and assume the Assumed Liabilities from Sellers, and Sellers desire to sell, convey, assign, and transfer to Purchaser (or a Designee) the Acquired Assets together with the Assumed Liabilities WHEREAS, Purchaser (or a Designee) desires to purchase the Acquired Assets and assume the Assumed Liabilities from Sellers, and Sellers desire to sell, convey, assign, and transfer to Purchaser (or a Designee) the Acquired Assets together with the Assumed Liabilities, in a sale authorized by the Bankruptcy Court pursuant to, inter alia, sections 105, 363, 365, 1123, 1129, 1141, and 1142 of the Bankruptcy Code, in accordance with the other applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure and the local rules for the Bankruptcy Court, all on the terms and subject to the conditions set forth in this Agreement and the Plan and subject to entry of the Confirmation Order and consummation of the Plan; and WHEREAS, as of the date hereof, in connection with the Transactions, Sellers entered into certain lease amendments or surrender agreements in respect of those certain leases between Sellers or their Affiliates, as tenant, on the one hand, and Affiliates of Digital Realty Trust Inc., as landlord, on the other hand, at the following locations: (i) 365 S. Randolphville Road, Piscataway, New Jersey; (ii) 200 N. Nash Street, El Segundo, California; (iii) 3015 Winona Avenue, Burbank, California; (iv) Hanauer Landstrasse 298, 60314 Frankfurt am Main, Germany (FRA1); (v)

2 Wilhelm-Fay-Strasse 24, Sossenheim, 65936 Frankfurt am Main, Germany (FRA2); and (vi) premises on the 7th floor of 29A International Business Park, Jurong East, Singapore (SIN2-C). NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows: ARTICLE I PURCHASE AND SALE OF ACQUIRED ASSETS; ASSUMPTION OF ASSUMED LIABILITIES 1.1 Purchase and Sale of the Acquired Assets. Pursuant to sections 105, 363, 365, 1123, 1129, 1141, and 1142 of the Bankruptcy Code, on the terms and subject to the conditions set forth herein and in the Confirmation Order and the Plan, at the Closing, Sellers shall sell, transfer, assign, convey, and deliver to Purchaser or one or more Designees, and Purchaser or such Designee(s) shall purchase, acquire, and accept from Sellers all of Sellers’ right, title and interest in, to and under, the Acquired Assets (which sale shall, if Purchaser delivers a DLR Election Notice in accordance with Section 2.3(b), be effected in connection with the consummation of the DLR Transactions in accordance with, and subject to the terms and conditions of, Section 6.18), free and clear of all Encumbrances other than Permitted Post-Closing Encumbrances. “Acquired Assets” means all of the properties, rights, interests and other assets of each Seller as of the Closing, whether tangible or intangible, real, personal, or mixed, wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, including any such properties, rights, interests, and other assets acquired by any Seller after the date hereof (in accordance with this Agreement) and prior to the Closing, and including Sellers’ right, title and interest in and to, as of the Closing, the following assets of each Seller, but excluding in all cases the Excluded Assets: (a) (i) the Specified Agreement (solely to the extent the transactions contemplated thereunder have not been consummated prior to the Closing), and (ii) the Acquired Leases and (iii) the other Contracts listed on Schedule 1.1(a), in each case, subject to Section 1.5 (the “Assigned Contracts”); (b) all accounts receivable, notes receivable, payment intangibles, negotiable instruments, chattel paper and other amounts receivable owed to the Sellers or their Subsidiaries (whether current or non-current), together with all security or collateral therefor and any unpaid interest, fees or financing charges accrued thereon or other amounts due with respect thereto, including all Actions pertaining to the collection of amounts payable, or that may become payable, to the Sellers or their Subsidiaries with respect to products sold or services performed on or prior to the Closing Date, other than any of the foregoing to the extent owed by any Seller to any other Seller (other than any Seller that is an Acquired Entity), which shall be Excluded Assets; (c) all bank accounts, prepaid assets, and all prepaid or deferred charges and expenses and all other current assets, all assets (including, to the extent applicable, all Tax pre- payments, refunds, credits, and other assets) that are within the trial balance categories used in determining, or otherwise would have been taken into account in, Closing Working Capital, and

3 all lease and rental payments that have been prepaid by any Seller with respect to any Acquired Leased Real Property; (d) all Documents, but excluding any information to the extent prohibited by Law (which shall be Excluded Assets); (e) the Leased Real Property listed on Schedule 1.1(e), in each case, subject to Section 1.5 (the “Acquired Leased Real Property” and the Lease governing any Acquired Leased Real Property, an “Acquired Lease”), including any Leasehold Improvements and all fixtures and improvements thereon and appurtenances thereto; (f) all Owned Real Property of Sellers; (g) all tangible assets (including Equipment, computer systems, computer hardware, supplies furniture, fixtures, machinery and fixed assets) of Sellers, including the tangible assets of Sellers located at any Acquired Leased Real Property or Owned Real Property and any such tangible assets on order to be delivered to any Seller; provided that, with respect to any such tangible asset that is leased to any Seller, the underlying lease agreement covering such leased tangible asset is an Assigned Contract; (h) all rights against third parties (including customers, suppliers, vendors, merchants, manufacturers and counterparties to Leases, licenses or any Assigned Contract), including causes of action, claims, counterclaims, defenses, credits, rebates (including any vendor or supplier rebates), demands, allowances, refunds (other than Tax refunds that are Excluded Assets), causes of action, rights of set off, rights of recovery, rights of recoupment or rights under or with respect to express or implied guarantees, warranties, representations, covenants or indemnities made by such third parties, with respect to any of the Acquired Assets or Assumed Liabilities (in each case, other than against any Seller or its Subsidiaries that are not Acquired Entities (which shall be Excluded Assets)); (i) all shares of capital stock or other Equity Interests that any Seller owns in the Persons set forth on Schedule 1.1(i) (the “Transferred Subsidiaries” and, together with the Subsidiaries of any Transferred Subsidiary, the “Acquired Entities”), including any securities convertible into, or exchangeable or exercisable for, any such shares of capital stock or other Equity Interests, investments or contributions in the Transferred Subsidiaries (collectively, the “Acquired Interests”); (j) all assets, including receivables, due from an Acquired Entity as of the Closing; (k) all of the rights, interests and benefits (if any) accruing under all Permits and Governmental Authorizations, and all pending applications therefor; (l) all current and prior insurance policies of any Seller (excluding all director and officer insurance policies, which shall be Excluded Assets), and all rights and benefits of any nature of Sellers of any nature with respect thereto, including all insurance recoveries and receivables (to the extent relating to any Assumed Liability) thereunder and rights to assert claims

4 with respect to any such insurance recoveries and receivables (to the extent relating to any Assumed Liability); (m) all rights of Sellers under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with any Transferred Employee or any current or former employee of Sellers, current or former directors, consultants, independent contractors and agents of Sellers or their Subsidiaries or any of their Affiliates or with third parties; (n) the sponsorship of each Employee Benefit Plan set forth on Schedule 3.16(a) (other than the Employee Benefit Plans set forth on Schedule 1.1(n)) (each, an “Acquired Seller Plan”) and all right, title and interest in any assets (including all Contracts, properties and accounts) or trusts thereof or relating thereto, including any in-process insurance receivables under Acquired Seller Plans; (o) all Intellectual Property owned by the Sellers, including the Intellectual Property set forth on Schedule 3.11(a), and all data collected by or on behalf of the Sellers and relating to customers and customer Contracts, all rights to collect royalties and proceeds in connection with such Intellectual Property, all rights to sue and recover for past, present and future infringements, dilutions, misappropriations or other violations of, or other conflicts with, such Intellectual Property and any and all corresponding rights that, now or hereafter, may be secured throughout the world (collectively, the “Acquired Intellectual Property”) (regardless of whether or not such claims and causes of action have been asserted by Sellers), and all other rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery, in each case. with respect to any of the foregoing and possessed by Sellers as of Closing (regardless of whether such rights are currently exercisable), and rights to protection of interests in the foregoing under the Laws of all jurisdictions, including all registrations, renewals, extensions, combinations, divisions, or reissues of, and applications for, any of the rights referred to above; (p) all inventory, supplies and materials of Sellers as of the Closing (including all rights of Sellers to receive such inventory, supplies, materials and spare parts that are on order), and all open purchase orders with suppliers; (q) all goodwill, payment intangibles and general intangible assets and rights of Sellers, including all goodwill associated with the Intellectual Property of Sellers and all rights under any confidentiality agreements executed by any third party for the benefit of Sellers or their Subsidiaries; (r) (i) all rights of Sellers to cash collateral held as security for any of the Assumed Liabilities and (ii) security and other deposits (including maintenance deposits, and security deposits for rent, electricity, telephone or otherwise) held by any Seller or third-party as security for any of the Assumed Liabilities (collectively, the “Acquired Cash Collateral”); (s) only in the event that the transactions contemplated by the Specified Agreement are not consummated in accordance therewith prior to the Closing, the “Acquired Assets” (as defined in and only to the extent defined in the Specified Agreement); and

5 (t) all other assets that are owned or leased by any Seller as of the Closing that are not Excluded Assets. 1.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, in no event shall Sellers be deemed to sell, transfer, assign, convey or deliver, and Sellers shall retain all right, title and interest in, to and under the following properties, rights, interests and other assets of Sellers (collectively, the “Excluded Assets”): (a) other than the Acquired Cash Collateral, all Cash and Cash Equivalents, the bank account(s) set forth on Schedule 1.2(a), and any retainers or similar amounts paid to Advisors or other professional service providers, in each case not included in the Acquired Assets pursuant to Section 1.1(c); (b) (i) all Contracts set forth on Schedule 1.2(b), (ii) all Contracts designated for rejection in accordance with Section 1.5, (iii) the Excluded Data Center Contracts, (iv) any other Contracts that (A) have not been disclosed on Schedule 1.5(a) and (B) relate exclusively to Excluded Assets or Excluded Liabilities, and (v) the Specified Agreement (solely to the extent the transactions contemplated thereunder have been consummated prior to the Closing) (the “Excluded Contracts”); (c) all Documents (including information stored on the computer systems, data networks or servers of any Seller) (i) to the extent they primarily relate to any of the Excluded Assets or Excluded Liabilities, (ii) that are Sellers’ minute books, Organizational Documents, stock certificates or other Equity Interests instrument, stock registers and such other similar books and records of any Seller pertaining to the ownership, organization or existence of such Seller, corporate seal, checkbooks, and canceled checks, in each case not including any Acquired Entity, (iii) that any Seller is required by Law to retain, (iv) subject to Section 9.3, Tax Returns (and any related work papers) of any Seller, or (v) that are governed under Privacy Laws that prohibit the transfer or sale of Personal Information; provided that Purchaser shall have the right to make copies of any portions of such Documents referenced in clauses (i) through (v) to the extent not prohibited by applicable Law; (d) all documents prepared or received by any Seller or any of its Affiliates or on their behalf in connection with the sale of the Acquired Assets, this Agreement or the other Transaction Agreements, the Transactions, or the Bankruptcy Cases (excluding confidentiality agreements with prospective purchasers of the Acquired Assets or the Assumed Liabilities or any portion thereof), including (i) all records and reports prepared or received by Sellers or any of their respective Affiliates or Advisors in connection with the sale of the Acquired Assets and the Transactions, including all analyses relating to the business of Purchaser or its Affiliates so prepared or received and (ii) all bids and expressions of interest received from third parties with respect to the acquisition of any of Sellers’ businesses or assets; (e) all director and officer insurance policies, and all rights and benefits of any nature of Sellers with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries;

6 (f) all Equity Interests of any Seller or any of their respective Subsidiaries, in all cases, other than any of the foregoing issued by any Acquired Entity; (g) (i) all Avoidance Actions, and (ii) all claims that any Seller or any of its Affiliates may have against any Person to the extent related to any Excluded Assets or any Excluded Liabilities; (h) Sellers’ claims, causes of action or other rights under this Agreement, including the Purchase Price hereunder, or any agreement, certificate, instrument, or other document executed and delivered between any Seller or its Affiliates and Purchaser in connection with the Transactions, or any other agreement between any Seller or its Affiliates and Purchaser entered into on or after the date hereof in accordance with this Agreement; (i) all Tax refunds, Tax attributes and Tax assets, in each case, of Sellers, other than (i) any such Tax attributes or assets that transfer by operation of Law by virtue of the acquisition of the Acquired Assets and (ii) any such Tax refunds, attributes or assets that are Acquired Assets; (j) the sponsorship of each Employee Benefit Plan that is not an Acquired Seller Plan, and all rights, title and interest in any assets (including Contracts, properties and accounts) or trusts thereof or relating thereto; (k) in-process insurance receivables to the extent not relating to any of the Acquired Assets under Section 1.1(l) and Section 1.1(n); (l) only in the event that the transactions contemplated by the Specified Agreement are consummated in accordance therewith prior to the Closing, the “Acquired Assets” (as defined in and only to the extent defined in the Specified Agreement); and (m) all receivables in respect of the Excluded Liabilities consisting of intercompany Liabilities between or among any Seller(s), on the one hand, and any other Seller(s) (other than an Acquired Entity), on the other hand. Notwithstanding the foregoing or anything to the contrary herein, all current assets of Sellers and their Subsidiaries included in the final Closing Working Capital calculation will not be Excluded Assets hereunder. 1.3 Assumption of Certain Liabilities. On the terms and subject to the conditions set forth herein, and in the Confirmation Order and Plan, effective as of the Closing, in addition to the payment of the Cash Payment in accordance with Section 2.1, subject to the terms and conditions set forth in Section 6.18 (as applicable), Purchaser or one or more Designees shall irrevocably assume from each applicable Seller (and from and after the Closing pay, perform, discharge, or otherwise satisfy if, as and when required by their respective terms), and Sellers shall irrevocably transfer, assign, convey, and deliver to Purchaser or one or more Designees, the following (and only the following) Liabilities, without duplication and only to the extent not paid prior to the Closing (collectively, the “Assumed Liabilities”):

7 (a) (i) all Liabilities and obligations of any Seller under the Assigned Contracts, solely to the extent first arising from and after the Closing, and (ii) all Liabilities (other than Liabilities arising prior to the Petition Date including any Claims under Section 502(g) of the Bankruptcy Code) under open purchase orders with suppliers to the extent such purchase orders are Acquired Assets but excluding, in the case of clauses (i) and (ii), for the avoidance of doubt, any Cure Costs; (b) all Liabilities included in the definition of, but not limited to the amount included in any calculation of, Working Capital; (c) all Liabilities (including all government charges or fees) to the extent first arising out of the conduct of the business or the ownership or operation of the Acquired Assets (and not relating to or arising out of the pre-Closing period), in each case, by Purchaser from and after the Closing Date, and all Taxes arising with respect to the Acquired Assets for any taxable period (or portion thereof) beginning after the Closing Date; provided that, for the avoidance of doubt, in the case of Taxes arising in any Straddle Period, unless otherwise included as an Assumed Liability in Section 1.3(a) or Section 1.3(b), only Taxes arising in the post-Closing portion of any Straddle Period shall be Assumed Liabilities; (d) all Liabilities to the extent related to, resulting from or arising out of any customer deposits that constitute an Acquired Asset; (e) the sponsorship of and all Liabilities at any time arising under, pursuant to or in connection with the Acquired Seller Plans; (f) all Taxes imposed by a Taxing Authority in the United Kingdom, Germany or Singapore (including any such Taxes imposed in the United Kingdom, Germany or Singapore that are income Taxes, withholding Taxes, or Transfer Taxes), in each case, that are required to be paid by Sellers as a result of the DLR Transactions (if applicable), including with respect to repatriating or otherwise delivering any cash received in connection with such transactions to the Sellers; (g) all Liabilities agreed in writing to be assumed by Purchaser or for which Purchaser has agreed in writing to be responsible in accordance with, or pursuant to the terms and conditions of, this Agreement; (h) (i) all Liabilities relating to (x) Transferred Employees and (y) any Business Employees who do not become Transferred Employees in accordance with Section 6.3(e) as a result of Purchaser breaching its obligations under Section 6.3; and (ii) all Liabilities and obligations otherwise expressly assumed by Purchaser under Section 6.3; and (i) All Liabilities set forth on Schedule 1.3(i). Notwithstanding the foregoing and for the avoidance of doubt, Assumed Liabilities shall not include any Liability (1) relating to or arising out of any violation of Law by, or any Action against, any Seller or any breach, default or violation by any Seller or any of its Affiliates of or under any Assigned Contracts, or (2) that is, or is contemplated to be, discharged or released under the Plan, all of which shall constitute Excluded Liabilities.

8 1.4 Excluded Liabilities. Purchaser and its Designee(s) shall not assume, be obligated to pay, perform or otherwise discharge or in any other manner be liable or responsible for any Liabilities of, or Action against, any Seller of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise, liquidated or unliquidated, due or to become due, known or unknown, currently existing or hereafter arising, matured or unmatured, direct or indirect, and however arising, whether existing on the Closing Date or arising thereafter as a result of any act, omission, or circumstances taking place prior to the Closing, other than the Assumed Liabilities (all such Liabilities that are not Assumed Liabilities being referred to collectively herein as the “Excluded Liabilities”). Without limiting the foregoing, Purchaser and its Designee(s) shall not be obligated to assume, and do not assume, and hereby disclaim all the Excluded Liabilities, including the following Liabilities of any of the Sellers or of any predecessor of any of the Sellers: (a) all cure costs required to be paid pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code in connection with the assumption and assignment of the Assigned Contracts as finally determined by the Bankruptcy Court (the “Cure Costs”); (b) all Liabilities arising under or relating to any Employee Benefit Plan that is not an Acquired Seller Plan (including all assets, trusts, insurance policies and administration service contracts related thereto), and all Liabilities otherwise expressly deemed to be Excluded Liabilities under Section 6.3; (c) except as expressly assumed under Section 1.3(a), Section 1.3(b), Section 1.3(c), Section 1.3(f), or Section 1.3(g), all Taxes of Sellers, or of or relating to the Excluded Assets, for any Tax period, and all Taxes of or relating to the Acquired Assets or Assumed Liabilities for any Tax period ending on or prior to the Closing Date, and for the pre- Closing portion of any Straddle Period, including all Taxes for which Sellers are responsible under Section 9.4(a); provided that, for the avoidance of doubt, any Taxes of an Acquired Entity for any Tax period shall not constitute an Excluded Liability; (d) all Liabilities to the extent relating to Excluded Assets, including all Liabilities arising under executory Contracts that are not Assigned Contracts, and all intercompany Liabilities between or among any Seller(s), on the one hand, and any other Seller(s) (other than an Acquired Entity), on the other hand; (e) all Liabilities arising from or related to any claim, Action, arbitration, audit, hearing, investigation, suit, litigation or other proceeding (whether civil, criminal, administrative, investigative, or informal and whether pending or threatened or having any other status) against any Seller or any Subsidiary thereof or any of their respective Affiliates, or related to the Acquired Assets or the Assumed Liabilities, pending or threatened or with respect to facts, actions, omissions, circumstances or conditions existing, occurring or accruing prior to the Closing Date; (f) all Liabilities to any equityholder of any Seller or Subsidiary of a Seller (including to any equityholders who are also employees, but solely in their capacity as equityholders and not as employees);

9 (g) all Liabilities in respect of Indebtedness, including in respect of accrued or unpaid interest thereon and any premiums, fees, expenses or penalties (including prepayment or early termination fees) associated with the repayment thereof; (h) all Liabilities arising out of or relating to services, products or product or service warranties of any Seller or any predecessor or Affiliate of any Seller to the extent provided, developed, designed, manufactured, sourced, produced, marketed, sold, or distributed prior to the Closing; (i) except as expressly assumed pursuant to Section 1.3(g) and Section 1.3(h), all Liabilities of Sellers arising out of or relating to the winding down by Sellers of the business of Sellers, and any prepetition claims, rejection damages claims or other Liabilities arising in connection with the rejection of any Contracts pursuant to Section 1.5(b), other than, in each case, as contemplated by Section 1.5; (j) all Liabilities arising under section 503(b)(9) of the Bankruptcy Code; (k) all Liabilities for any legal, accounting, investment banking, reorganization, restructuring, brokerage or similar fees or expenses incurred, owed or subject to reimbursement by any Seller or any of the Acquired Entities or, in each case, any of their predecessors in connection with, resulting from or attributable to the Transactions or the Bankruptcy Cases or otherwise, including pursuant to the engagement letter with Guggenheim Securities; and (l) all Liabilities for fees, costs and expenses that have been incurred or that are incurred, owed or subject to reimbursement by Sellers or any of the Acquired Entities or, in each case, any of their predecessors in connection with this Agreement or the administration of the Bankruptcy Cases and all costs and expenses incurred in connection with (i) the negotiation, execution and consummation of the Transactions and each of the other documents delivered in connection herewith and (ii) the consummation of the transactions contemplated by this Agreement, including any retention bonuses, “success” fees, change of control payments and any other payment obligations of Sellers or of any of their predecessors payable as a result of the consummation of the Transactions and the documents delivered in connection herewith other than as contemplated by Section 1.5; provided that in the event of a conflict between the terms of Section 1.3 and this Section 1.4, the terms of Section 1.3 will control; provided, however, that the Sellers hereby agree that Purchaser shall not assume, be obligated to pay, perform or otherwise discharge or in any other manner be liable or responsible for any (i) Liabilities that arose prior to the Petition Date, including any Claims under Section 502(g) of the Bankruptcy Code; and (ii) any Claims, Administrative Claims, or other Liabilities of the Debtors or the Post-Effective Date Debtors that do not constitute Acquired Assets or Assumed Liabilities; provided further, however, if an Assumed Liability is an Allowed Administrative Claim, whether such Liability arose or is deemed to have arisen prior to the Petition Date shall not determine whether such Liability is an Excluded Liability for purposes hereunder.

10 Notwithstanding the foregoing, Purchaser hereby acknowledges and agrees that no Liability of any Acquired Entity shall be an Excluded Liability and that all Liabilities of any Acquired Entity as of the Closing shall continue to be the Liabilities of such Acquired Entity following the Closing. 1.5 Assumption/Rejection of Certain Contracts. (a) Schedule 1.5(a) sets forth a true, complete and correct list, as of such date of delivery, of all executory Contracts and unexpired Acquired Leases to which any Seller is a party that are available for Purchaser to potentially acquire pursuant to Section 1.1(a) and Section 1.1(e) (the “Available Contracts”), including Sellers’ proposed Cure Costs associated with each such Contract and unexpired Lease set forth therein (the “Proposed Cure Costs”), which Schedule 1.5(a) may with the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed) be updated from time to time to add or remove any Contracts or Leases inadvertently included or excluded from such schedule or entered into following the date of such Schedule in accordance herewith. Upon written request by Purchaser, Sellers shall provide to Purchaser as promptly as practicable an updated Schedule 1.5(a) setting forth, to the Knowledge of Sellers, the Proposed Cure Costs as of the date of such request with respect to any Contracts or Leases identified by Purchaser in such written request. (b) From the date hereof until the date that is ten (10) days prior to the scheduled Closing Date, Purchaser may, in its sole discretion, (i) designate any Contract, including any Intellectual Property license, and any Lease, in each case listed on Schedule 1.5(a) (other than any Excluded Data Center Contracts), for assumption and assignment to Purchaser or its Designee(s), effective on and as of the Closing, or (ii) designate any Contract (but only with the prior written consent of CTI (not to be unreasonably withheld, conditioned or delayed)) or Lease listed on Schedule 1.5(a) as an Excluded Contract for rejection effective on or as soon as reasonably practicable after the Closing (subject to Section 1.5(i)). Automatically upon any such designation by Purchaser in accordance with Section 1.5(b), any such Contract or Lease designated under Section 1.5(b)(i) shall be an Assigned Contract and any such Contract or Lease designated under Section 1.5(b)(ii) shall be an Excluded Contract for all purposes of this Agreement, and in each case with respect to an Excluded Contract, no Liabilities arising thereunder or relating thereto shall be assumed by Purchaser or be the Liability or responsibility of Purchaser, in each case, except as expressly set forth in this Section 1.5 or as Purchaser may otherwise consent to in writing (email being sufficient). (c) The Assigned Contracts as of the date hereof that are to be assumed and assigned effective on and as of the Closing are set forth on Schedule 1.1(a) hereto, which Schedule shall (and shall be deemed to) (i) include, as of the date hereof, all Available Contracts, other than any Available Contracts set forth on Schedule 1.2(b) and the Excluded Data Center Contracts and (ii) be modified or supplemented to reflect additions or removals, as applicable, of Leases and Contracts that are (x) designated for assumption and assignment or (y) designated for rejection, in each case, as set forth in Section 1.5(b). (d) Purchaser shall be responsible for the payment of any and all Liabilities of Purchaser, Sellers or any of their respective Affiliates under any Contracts or Leases that are designated for assumption and assignment (except for any Cure Costs, which shall be paid by Sellers in accordance with Section 5.2), in each case, that are incurred and come due and payable

11 during the period from and after the Closing through the effective date of such Contract’s or Lease’s assumption and assignment to Purchaser or its Designee in accordance with this Agreement. For the avoidance of doubt, from and after the Closing, Purchaser or its Designee shall pay all such Liabilities, and such other costs for which Purchaser is responsible under Section 1.5(i) (solely with respect to Acquired Leases), on a current basis as and when they come due and payable. (e) Sellers shall provide timely and proper notice of the motion seeking entry of the Confirmation Order to all parties to any executory Contracts or unexpired Leases to which any Seller is a party that are Assigned Contracts and take all other actions reasonably necessary to cause such Assigned Contracts to be assumed by the Seller and assigned to the Purchaser (or its Designee) pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code. Sellers and Purchaser shall take all actions reasonably required to assume and assign the Assigned Contracts to Purchaser or its Designee (and for Purchaser or its Designee to assume all Assumed Liabilities in connection therewith), including taking all actions reasonably necessary to facilitate any negotiations with the counterparties to such Contracts or Leases and, if necessary, to obtain an Order of the Bankruptcy Court (which may be the Confirmation Order) containing a finding that the proposed assumption and assignment of the Contracts or Leases to Purchaser or its Designee satisfies all applicable requirements of sections 365 and 1123(b)(2) of the Bankruptcy Code. In the case of any Contract or Lease of a Canadian Seller listed on Schedule 1.5(a), the Canadian Sellers and Purchaser shall cooperate in good faith to provide for treatment of each such Contract or Lease in accordance with this Agreement, and pursuant to the pending CCAA Proceeding of such Canadian Sellers to the extent permitted by or otherwise in accordance with applicable Law. (f) From the date any Contract or Lease is designated for assumption and assignment pursuant to Section 1.5(b) and continuing until such time as it is assumed by Purchaser or its Designee as an Assigned Contract, Sellers shall not reject, terminate, amend, supplement, modify, or waive or take affirmative action to exercise any rights under such Contract or Lease, without the prior written consent of Purchaser. (g) From and after the Closing Date until sixty (60) days following Closing, the Seller Parties and Purchaser may (but shall have no obligation to) mutually agree to seek authorization from the Bankruptcy Court pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code to assume and assign a Contract that was not identified as an Assigned Contract as of Closing. (h) If prior to the entry of a final decree closing the Chapter 11 Cases it is discovered by any Party that a Contract or Lease that is related to the business or the Acquired Assets was excluded from Schedule 1.5(a) (any such Contract, a “Previously Omitted Contract”), the discovering Party shall, promptly following the discovery thereof (but in no event later than three (3) Business Days following the discovery thereof), notify the other Party in writing of such Previously Omitted Contract. If Purchaser wishes for the applicable Seller to assign such Previously Omitted Contract to Purchaser, Purchaser shall designate such contract as an Assigned Contract (i) within ten (10) Business Days following receipt of such notice from Seller or (ii) if such Previously Omitted Contract is identified prior to the Closing, on or before the Closing. Any such designated Previously Omitted Contract shall be deemed an Assigned Contract for all purposes under this Agreement. The Seller Parties and Purchaser shall seek authorization from the

12 Bankruptcy Court pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code to assume and assign any such Contract if so requested by Purchaser. If Purchaser fails to timely deliver a Designation Notice providing for the assumption and assignment of such Previously Omitted Contract, such Previously Omitted Contract shall be for all purposes under this Agreement an Excluded Contract. (i) With respect to any Acquired Lease that Purchaser designates for rejection after the date hereof in accordance with Section 1.5(b), for a period from the Closing through and until the termination of all operations at and occupancy of all such sites: (i) Purchaser shall be responsible for the payment of any actual and necessary costs and expenses and Liabilities of Sellers or their estates to third parties and actually incurred from and after the Closing in connection with (including any Taxes resulting solely from and that would not have been incurred but for) (A) the rejection of such Lease, (B) the winddown of all operations at, and the transfer or removal of all customers from, the site governed by such Lease, (C) all actions taken by Purchaser or its Affiliates or Advisors in connection with the foregoing; and (D) any incremental reasonable and documented out-of-pocket costs and expenses payable to Advisors or other professional service providers or otherwise by Sellers or their estates in connection with the foregoing matters; provided, that Purchaser shall only be responsible for such costs and expenses that constitute Administrative Claims that are Allowed; and provided further that Purchaser shall be entitled to all revenue or other proceeds generated from and after the Closing Date from the operations at the site governed by such Lease or the disposition of any assets (tangible or intangible) located at or related to the operations at the site governed by such Lease, it being the intent of the Parties that Purchaser bear the net economic benefit or burden of such operations from and after the Closing; provided further, however, that Purchaser shall not be responsible for the payment of any Claims arising prior to the Petition Date, including any Claims under Section 502(g) of the Bankruptcy Code, including Claims for rejection damages; (ii) Purchaser acknowledges and agrees that Purchaser, its Affiliates, and its customers will be required to vacate the premises governed by such Lease in accordance with applicable Law and the Bankruptcy Code and any Orders of the Bankruptcy Court or CCAA Court (including the Confirmation Order with respect to (and the effectiveness of) the Plan) and Purchaser shall be responsible for any and all Liabilities related to such vacating of the premises, including related to any breach of Contract, Order, or Law arising from Purchaser or any customer failing to timely vacate (or leaving behind or abandoning any tangible assets at) such premises; (iii) Purchaser shall, upon reasonable request, provide to Sellers any and all personnel, services, systems, and other resources as are reasonably necessary in connection with the continued operation until, and the completion of, the winddown of all operations at the site governed by such Lease, and Purchaser shall be responsible for all costs, expenses, and other Liabilities of the type and nature described in Section 1.5(i)(i) or Section 1.5(i)(ii) in connection therewith;

13 (iv) Sellers shall reject such Lease as requested by Purchaser in accordance with this Section 1.5 and subject to Section 1.5(i)(ii); (v) Purchaser shall direct and control all operations at the site governed by such Lease and the winddown thereof, including personnel at such site, all communications and relations with the customers at such site and their potential relocation, until the termination of all operations at and occupancy of such site; provided that each Seller agrees to use its reasonable best efforts to reasonably cooperate with Purchaser in effectuating, and timely provide any reasonable assistance requested by Purchaser, the winddown of operations and occupancy at such site; and (vi) Notwithstanding anything else to the contrary herein and the retention of bare legal title of any Lease by Sellers, Purchaser or a Designee shall acquire all benefits and assume all burdens of ownership with respect to the Leases (and the Parties intend that the provisions herein be interpreted consistent with this Section 1.5(i)(vi)) and the Parties agree that Purchaser or a Designee shall be treated as having acquired such Lease and any related intangible for U.S. federal (and other applicable) income Tax purposes as of the Closing. 1.6 Non-Assignment. Notwithstanding anything herein to the contrary, a Contract, Lease or insurance policy (each, a “Specified Asset”) shall not be an Assigned Contract or Acquired Asset, as applicable, hereunder and shall not be assigned to, or assumed by, Purchaser or its Designee to the extent that such Specified Asset (i) is terminated by a Seller (subject to Section 6.1(b)(v)) or the counterparty thereto, or terminates or expires by and in accordance with its terms, on or prior to such time as it is to be assumed by Purchaser as an Assigned Contract or Acquired Asset, as applicable, hereunder and is not continued or otherwise extended upon assumption, or (ii) requires a Consent or Governmental Authorization (other than, and in addition to, that of the Bankruptcy Court) in order to permit the sale or transfer to Purchaser or its Designee of the applicable Seller’s rights under such Specified Asset, and such Consent or Governmental Authorization has not been obtained prior to the Closing. In addition, a Permit or Governmental Authorization shall not be assigned to, or assumed by, Purchaser or its Designee to the extent that such Permit or Governmental Authorization requires a Consent or Governmental Authorization (other than, and in addition to, that of the Bankruptcy Court) in order to permit the sale or transfer to Purchaser or its Designee of the applicable Seller’s rights under such Permit or Governmental Authorization, and no such Consent or Governmental Authorization has been obtained prior to the Closing. In the event that any Specified Asset is deemed not to be assigned pursuant to clause (ii) in the first sentence of this Section 1.6 or any Permit is deemed not to be assigned pursuant to the second sentence of this Section 1.6, the Closing shall nonetheless occur subject to the terms and conditions set forth herein and, thereafter, through the earlier of (x) such time as such Consent or Governmental Authorization is obtained and (y) twelve (12) months following the Closing (or in each case of clauses (x) and (y), the remaining term of such Contract or the closing of the Bankruptcy Case, if shorter), Sellers and Purchaser shall (A) use commercially reasonable efforts to secure such Consent or Governmental Authorization as promptly as practicable after the Closing and (B) cooperate in good faith in any lawful and commercially reasonable arrangement reasonably proposed by Purchaser, including subcontracting, licensing, or sublicensing to Purchaser or a Designee or an Affiliate thereof any or all of any Seller’s rights and obligations with respect to any such Specified Asset or Permit or Governmental Authorization, under which

14 (1) Purchaser or its Designee shall obtain (without infringing upon the legal rights of such third party or violating any Law) the economic rights and benefits under such Specified Asset or Permit or Governmental Authorization with respect to which the Consent or Governmental Authorization has not been obtained and (2) Purchaser or its Designee shall assume any related burden and obligation (including performance) with respect to such Specified Asset or Permit or Governmental Authorization, in each case, subject to the final sentence of this Section 1.6. Upon satisfying any requisite Consent or Governmental Authorization requirement applicable to such Specified Asset or Permit or Governmental Authorization after the Closing, Seller’s right, title and interest in and to such Specified Asset or Permit or Governmental Authorization shall promptly be transferred and assigned to Purchaser or its Designee(s) in accordance with the terms of this Agreement, the Plan, the Confirmation Order, and the Bankruptcy Code. Notwithstanding anything herein to the contrary (x) the provisions of this Section 1.6 shall not apply to any Consent or approval required under the HSR Act and any Antitrust Laws, which Consent or approval shall be governed by Section 6.4 and the Bankruptcy Code. Without limitation of the foregoing, prior to the Closing, Sellers shall cooperate with Purchaser or its Designee in connection with obtaining any Consent, including by providing Purchaser or its Designee with reasonable access to and facilitating discussions with the applicable counterparties (after consultation with, and with the presence or participation of, Sellers) in respect of such Consents, and shall use commercially reasonable efforts to assist Purchaser or its Designee with obtaining such Consents as promptly as practicable after the date hereof and prior to the Closing. The Parties shall reasonably cooperate to effect any transfers or other arrangements described in this Section 1.6 in a manner that is mutually Tax efficient for the Parties and their respective Affiliates, including by treating any Seller (or applicable Affiliate thereof) initially in possession of any payment referenced in this Section 1.6 after the Closing as holding such payment as an agent or nominee for the Purchaser or its applicable Designee for income and other applicable Tax purposes to the extent permitted by applicable Law. 1.7 Designated Purchaser(s). (a) In connection with the Closing, Purchaser shall be entitled to designate, in accordance with the terms and subject to the limitations set forth in this Section 1.7, one (1) or more of its Affiliates or, with the prior written consent of CTI (which shall not be unreasonably withheld, conditioned or delayed and which may be by email (it being agreed that it would be unreasonable for CTI not to consent to the Person (or any of its Affiliates) previously identified by Purchaser to Sellers as a possible Designee)), any other Person, in each case, to exercise Purchaser’s rights or obligations to acquire any of the Acquired Assets and assume any of the Assumed Liabilities, in accordance with Sections 1.1 and 1.3 and all of the other terms of this Agreement applicable thereto (each such Person that is properly designated by Purchaser in accordance with this Section 1.7, a “Designee”); provided that no such designation would materially delay the Closing or materially and adversely affect the receipt of any regulatory approval. Prior to the Closing, Purchaser may rescind any such designation upon written notice to CTI (including via email). At and after the Closing, Purchaser shall, or shall cause its respective Designee(s) to, honor Purchaser’s obligations (to the extent of the designation) at and from and after the Closing, and the Purchaser shall not be relieved of any Liability or obligation hereunder until satisfaction of such Liability or obligation by such Designee(s). Purchaser shall, promptly upon request by CTI, reimburse Sellers for their reasonable and documented out-of-pocket costs arising out of their complying with their obligations under this Section 1.7(a) and Section 6.18; provided that such reimbursable costs shall not exceed $250,000 in the aggregate without

15 Purchaser’s prior written consent. Purchaser shall further indemnify and hold harmless the Seller Parties from and against any and all Liabilities (other than Liabilities in respect of income Taxes, except to the extent such Liabilities in respect of income Taxes constitute Assumed Liabilities under Section 1.3(f)), suffered or incurred by them solely as a result of (and which would not have arisen but for) their complying with their obligations under this Section 1.7(a) and Section 6.18, in each case, except such Liabilities suffered or incurred as a result of such Person’s gross negligence, willful misconduct or willful breach of this Agreement, in each case, as determined by a final, non-appealable decision of a court of competent jurisdiction. After the Closing, any reference to Purchaser made in this Agreement in respect of any purchase, assumption or employment referred to in this Agreement shall be deemed to include reference to Purchaser’s Designee(s), if any, whether or not such reference so appears. For the avoidance of doubt, by agreeing to honor Purchaser’s obligations pursuant to this Section 1.7, a Designee agrees, and such Designee shall agree in writing, to be bound by all obligations applicable to Purchaser (to the extent of the designation), including those covenants contained in Article VI; provided that notwithstanding the designation of any one or more Designee(s) pursuant to this Section 1.7(a), from and after the date of any designation of a Designee and continuing after the Closing, except as required by applicable Law or to the extent necessary to effect the Transactions contemplated herein, Sellers shall be entitled to engage solely with and rely solely on any action, omission, decisions, communications, or writings of Purchaser (including on behalf of any Designee) with respect to any matters arising under and related to this Agreement or the Transactions, including the matters contemplated by Section 2.7, Article VI, Article IX, or any Agreement Dispute, including with respect to any waiver of any Closing condition or amendment to this Agreement. Notwithstanding anything to the contrary set forth herein, Sellers shall not have any Liability, including to any Designee, for any act or omission taken or not taken in reliance upon the actions taken or not taken or decisions, communications or writings made, given or executed by Purchaser on behalf of any Designee. (b) The designation of a Designee in accordance with this Section 1.7 shall be made by Purchaser by way of a written notice to be delivered to the Sellers in no event later than five (5) Business Days prior to the Closing. (c) For the avoidance of doubt, in the event any Designee fails to comply with any of its obligations hereunder (including with respect to any DLR Transaction and including any failure to deliver any items required to be delivered by such Designee at or prior to the Closing) or fails to comply with any Contract or obligations with Purchaser or any of its Affiliates, Purchaser shall still be required to consummate the Closing and the Transactions in accordance with the terms and subject to the conditions of this Agreement as if such Designee was not a Designee hereunder (which may include, if applicable as a result of any of the foregoing, not consummating the applicable DLR Transaction). 1.8 Certain Bank Accounts. At the Closing, Sellers shall cause Cyxtera Receivables Holdings, LLC, a Delaware limited liability company and Subsidiary of Sellers, to deliver to Purchaser all right, title and interest of Cyxtera Receivables Holdings, LLC in, to and under all

16 bank accounts thereof, free and clear of all Encumbrances other than Permitted Post-Closing Encumbrances. ARTICLE II CONSIDERATION; PAYMENT; CLOSING 2.1 Consideration; Payment; Estimated Adjustment Amount. (a) The aggregate consideration (collectively, the “Purchase Price”) to be paid by or on behalf of Purchaser at the Closing for the purchase of the Acquired Assets shall be the sum of (i) a cash payment of $775,000,000, plus (ii) the Estimated Adjustment Amount (which may be expressed as a positive or negative number) (the result of (i) and (ii), the “Cash Payment”) and (iii) the assumption of the Assumed Liabilities in accordance herewith. At least five (5) Business Days prior to the scheduled Closing Date, CTI (on behalf of the Sellers) shall deliver (or cause to be delivered) to Purchaser, a preliminary statement (the “Estimated Closing Statement”) that sets forth the Sellers’ good faith estimates of the (i) Cash Amount, (ii) Closing Working Capital and the resulting estimated Working Capital Overage or Working Capital Underage, if any, (iii) Factoring Facility Payoff Amount and (iv) Adjustment Amount resulting therefrom (which may be expressed as a positive or negative number) (such amount in the foregoing clause (iv), the “Estimated Adjustment Amount”), in each case, prepared in accordance with Exhibit F hereto and this Agreement, and accompanied by reasonably detailed supporting documentation for the estimates and calculations contained therein. The Cash Amount, the Closing Working Capital, the Working Capital Overage or Working Capital Underage, as applicable, the Factoring Facility Payoff Amount and the Adjustment Amount will be determined in accordance with the definitions set forth in this Agreement and will not include any changes in assets or liabilities as a result of purchase accounting adjustments. During the period after the delivery of the Estimated Closing Statement and prior to the Closing Date, Purchaser shall have an opportunity to review the Estimated Closing Statement and CTI (on behalf of the Sellers) shall provide Purchaser and its Advisors reasonable access to all properties, books and records relating thereto and the officers and other employees and advisors of the Sellers and their Affiliates, in each case, to the extent reasonably necessary to assist Purchaser and its Advisors in their review of the Estimated Closing Statement. CTI (on behalf of the Sellers) shall cooperate with Purchaser in good faith to mutually agree upon the Estimated Closing Statement in the event Purchaser disputes any item proposed to be included therein, and the Estimated Closing Statement shall be updated by CTI (on behalf of the Sellers) accordingly to reflect any such resolution prior to the Closing; provided that, to the extent that CTI (on behalf of the Sellers) and Purchaser do not agree (it being understood that neither Party shall be required to agree with the other Party) as to any one or more items by the day immediately preceding the Closing Date, then with respect to each such item the amount of such item set forth in the initial Estimated Closing Statement sent by CTI (on behalf of the Sellers) will be used for purposes of calculating the Cash Payment for the Closing. (b) At the Closing, Purchaser (or its Designee) shall deliver, or cause to be delivered, to Sellers an aggregate amount equal to the Cash Payment less the Deposit (the “Closing Date Payment”); provided that, in the event that a DLR Election Notice is provided by Purchaser in accordance with Section 2.3(b), the Closing Date Payment for all purposes of this Agreement shall be reduced by the sum of (i) the DLR Closing Proceeds that are actually delivered, or caused to be delivered, in cash by the UK Seller, the Germany Seller, or the Singapore Seller (as

17 applicable) to the other Sellers prior to or at the Closing pursuant to Section 6.20 and (ii) the US Intangibles Consideration Payment. Subject to Section 6.20, the Closing Date Payment and any cash payment required to be made pursuant to any other provision hereof shall be made in cash by wire transfer of immediately available funds to such bank account as shall be designated in writing by the applicable Person to (or for the benefit of) whom such payment is to be made, with such designation to be made at least two (2) Business Days prior to the date such payment is to be made. (c) In the event that the transactions contemplated by the Specified Agreement are consummated in accordance therewith following the Closing, but prior to the date that is ninety (90) days following the Closing Date (the “Specified Date”), and Purchaser (or its applicable Affiliate) actually receives the Closing Date Payment (as defined in the Specified Agreement) prior to the Specified Date, Purchaser shall promptly deliver to Sellers, by wire transfer of immediately available funds to such bank account as shall be designated in writing by CTI, cash in an aggregate amount equal to the Adjusted Specified Closing Date Payment. For purposes of this Agreement, the “Adjusted Specified Closing Date Payment” shall mean the amount equal to (i) the Closing Date Payment (as defined in the Specified Agreement) less (ii) the aggregate amount of all costs, expenses and Taxes incurred by Purchaser and its Affiliates in connection with, or in consummating, the transactions contemplated by the Specified Agreement from and after the Closing, which Taxes shall be computed by Purchaser in its good faith discretion and by assuming that Purchaser and its applicable Affiliates have no Tax attributes or assets other than any basis in the assets sold pursuant to the Specified Agreement actually available to the applicable Affiliate of Purchaser acquiring such assets under the terms of this Agreement. Notwithstanding anything to the contrary herein, including Sections 1.1(a), 1.1(s), 1.2(b) and 1.2(l) or in the definition of Excluded Data Center Contracts, in the event that the transactions contemplated by the Specified Agreement are consummated following the Closing, but prior to the Specified Date, (i) the Specified Agreement shall be deemed an Excluded Contract and (ii) the “Acquired Assets” (as defined in and only to the extent defined in the Specified Agreement) shall be deemed Excluded Assets, in the case of each of the foregoing clauses (i) and (ii), as of the Closing for all purposes of this Agreement. In furtherance of the foregoing, the Parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments, and will take, or cause to be taken, all such further or other actions as may be reasonably necessary or desirable to evidence and effectuate the transactions contemplated in this Section 2.1(c). 2.2 Deposit. (a) Purchaser will, no later than forty-eight (48) hours after the date hereof, make, or cause to be made, an earnest money deposit with Acquiom Clearinghouse LLC (the “Escrow Agent”) in the amount equal to $77,500,000 (the “Deposit”), by wire transfer of immediately available funds for deposit into a separate segregated, interest bearing escrow account (the “Escrow Account”) maintained by the Escrow Agent in accordance with the Bidding Procedures Order and established pursuant to the escrow agreement, dated as of the date hereof, by and among CTI, Purchaser and the Escrow Agent (the “Escrow Agreement”). The Deposit shall not be subject to any lien, attachment, trustee process, or any other judicial process of any creditor of any Seller or Purchaser and, if the Closing occurs, shall be applied in accordance with Section 2.2(e).

18 (b) If this Agreement has been terminated by Sellers pursuant to Section 8.1(d) or 8.1(f) (or by Purchaser pursuant to Section 8.1(c), in circumstances where Sellers would be entitled to terminate this Agreement pursuant to Section 8.1(d) or 8.1(f)), then the Parties shall promptly, but in any event within five (5) Business Days after such termination hereof, deliver joint written instructions to the Escrow Agent directing the Escrow Agent to transfer by wire transfer of immediately available funds 100% of the Deposit (together with any and all investment interest thereon, if any) to such account(s) as may be designated by Seller, and Seller shall retain the Deposit (together with any and all investment interest thereon if any). (c) If this Agreement has been terminated by any Party, other than as contemplated by Section 2.2(b), then the Parties shall promptly, but in any event within five (5) Business Days after such termination hereof, deliver joint written instructions to the Escrow Agent directing the Escrow Agent to transfer by wire transfer of immediately available funds 100% of the Deposit (together with any and all investment interest thereon, if any) to such account(s) as may be designated by Purchaser, and the Deposit, together with any and all investment interest thereon, if any, shall be returned to Purchaser within five (5) Business Days after such termination. (d) The Parties agree that Sellers’ right to retain the Deposit, as set forth in Section 2.2(b), is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Sellers for their efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. (e) If the Closing occurs, at the Closing, the Parties shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to transfer, by wire transfer of immediately available funds, an amount equal to (i) 100% of the Deposit minus (ii) the Adjustment Escrow Amount to such account(s) as may be designated by Seller as a credit toward payment of the Cash Payment pursuant to Section 2.1(a), and the remaining portion of the Deposit in the Escrow Account shall continue to be held in accordance with the Escrow Agreement and the terms and conditions of this Agreement. 2.3 Closing. (a) Except as set forth in Section 2.3(b), if applicable, the closing of the purchase and sale of the Acquired Assets, the delivery of the Closing Date Payment, and the assumption of the Assumed Liabilities in accordance with this Agreement (the “Closing”) will take place by telephone conference and electronic exchange of documents (or, if the Parties agree to hold a physical closing, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022) at 10:00 a.m. Eastern Time on the fourth (4th) Business Day following full satisfaction or due waiver (by the Party entitled to the benefit of such condition) of the closing conditions set forth in Article VII (other than conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or due waiver (by the Party entitled to the benefit of such condition) at the Closing), or at such other place and time as the Parties may agree in writing; provided that, without limiting the foregoing, the Closing Date will coincide with the Effective Date of the Plan; provided, further, that, notwithstanding the full satisfaction or due waiver (by the Party entitled to the benefit of such condition) of the closing conditions set forth in

19 Article VII (other than conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or due waiver (by the Party entitled to the benefit of such condition) at the Closing), the Closing shall not occur prior to January 2, 2024 without the prior written consent of the Purchaser. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” (b) Notwithstanding the generality of Section 2.3(a), if Purchaser provides CTI with written notice, at least ten (10) Business Days prior to the anticipated Closing Date, of its election to effect (x) the UK Transaction in accordance with Section 6.18(a), (y) the Germany Transaction in accordance with Section 6.18(b), or (z) the Singapore Transaction in accordance with Section 6.18(c) (any such notice, a “DLR Election Notice”, and any transactions to be consummated in accordance with such a DLR Election Notice, a “DLR Transaction”, and collectively, the “DLR Transactions”), then at the Closing, the Parties shall take, or cause to be taken, the following actions in the order set forth below (it being understood that no successive step shall be undertaken or initiated until the immediately preceding step has been completed), it being understood that the Parties shall coordinate timing of the payments in clause (i) below at such times which are feasible in the time zones of the applicable jurisdictions: (i) first, (w) the consummation of the UK Transaction and the delivery of the UK Consideration Payment in accordance with Section 6.18(a), (x) the consummation of the Germany Transaction and the delivery of the Germany Consideration Payment in accordance with Section 6.18(b), (y) the consummation of the Singapore Transaction and the delivery of the Singapore Consideration Payment in accordance with Section 6.18(c), and (z) the consummation of the US Intangibles Transfer and the delivery of the US Intangibles Consideration Payment in accordance with Section 6.18(d), in the case of each of the foregoing clauses (w), (x), (y) and (z), occurring simultaneously and solely to the extent contemplated in the DLR Election Notice provided by Purchaser to CTI in accordance with this Section 2.3(b); (ii) second, the distribution of the Aggregate DLR Consideration Amount to an applicable Seller(s) in accordance with Section 6.20; and (iii) third, the consummation of the remaining transactions contemplated by this Agreement to be completed at the Closing pursuant to Section 2.3, taking into account the foregoing clauses (i) and (ii). 2.4 Closing Deliveries by Sellers. At or prior to the Closing, the Sellers shall deliver to Purchaser (or its applicable Designee), or in the case of the Adjustment Escrow Amount, the Escrow Agent: (a) one or more applicable bill(s) of sale and assignment and assumption agreement(s) substantially in the form of Exhibit A (each, an “Assignment and Assumption Agreement”), each with respect to such Acquired Assets and Assumed Liabilities as determined by Purchaser (but all of which shall, in the aggregate, include all Acquired Assets and Assumed Liabilities), duly executed by the applicable Sellers;

20 (b) a short-form patent assignment agreement substantially in the form of Exhibit B, duly executed by the applicable Sellers; (c) a short-form trademark assignment agreement substantially in the form of Exhibit C, duly executed by the applicable Sellers; (d) a short-form copyright assignment agreement substantially in the form of Exhibit D, duly executed by the applicable Sellers; (e) a short-form domain name transfer agreement substantially in the form of Exhibit G, duly executed by the applicable Sellers; (f) instruments, agreement, or other documents, in each ease in customary form that are necessary or advisable to transfer the Equity Interests of the Transferred Subsidiaries to Purchaser in the manner required by applicable Law, which instruments, agreement, or documents shall not expand any representation or warranty, or any remedy or Liability, of any Party, duly executed by the applicable Sellers, together with certificates representing all of the Equity Interests of the Transferred Subsidiaries (to the extent that such Equity Interests are certificated), each in a form reasonably satisfactory to Sellers and Purchaser; (g) an assignment and assumption (or, if requested by Purchaser, assignments and assumptions) of lease for the Acquired Leases substantially in the form of Exhibit E (the “Assignment and Assumption of Lease”), duly executed by Sellers (and, in the case of each Acquired Lease of record, the applicable assignment and assumption shall be in a form customary for recordation in each applicable jurisdiction or, in each case, Sellers shall deliver to Purchaser a memorandum thereof in a form customary for recordation in each applicable jurisdiction duly executed by the applicable Seller, in each case, which assignments and assumptions and memoranda shall not expand any representation or warranty, of any agreement or Liability of any Party); (h) a quit claim deed with respect to each Owned Real Property, duly executed by the applicable Sellers; (i) an IRS Form W-9 or IRS Form W-8, as applicable, executed by each Seller or such Seller’s regarded owner for U.S. federal income Tax purposes; (j) where applicable, the joint election(s) contemplated by Section 9.1(b); (k) where applicable, the Clearance Certificate(s) contemplated by Section 9.1(d); (l) an officer’s certificate, dated as of the Closing Date, executed by a duly authorized officer of CTI certifying that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(d) have been satisfied; (m) if a DLR Election Notice is provided by Purchaser in accordance with Section 2.3(b) and such DLR Election Notice contemplates the consummation of the Germany Transaction, the Germany Lease Termination Agreement(s) duly executed by the Germany Seller;

21 (n) if a DLR Election Notice is provided by Purchaser in accordance with Section 2.3(b) and such DLR Election Notice contemplates a Singapore Lease Termination, the Singapore Lease Termination Agreement(s) duly executed by the Singapore Seller; (o) a joint written instruction to the Escrow Agent to release a portion of the Deposit in accordance with Section 2.2(e), duly executed by CTI; and (p) any additional instruments, agreements and other documents, each in form reasonably satisfactory to Sellers and Purchaser and customary for each applicable jurisdiction, that are required by local Law to be, or are customarily, filed or recorded with deeds or assignments and assumptions of lease (or memoranda thereof) in the applicable jurisdiction to give effect to this Agreement or required in connection with the consummation of any DLR Transaction, including, in each case, certificates, filings, Contracts, agreements or other documentation reasonably requested by Purchaser, in each case duly executed by the applicable Seller, which instruments, agreements, and documents shall not expand any representation or warranty, or any remedy or Liability, of any Party. 2.5 Closing Deliveries by Purchaser. At the Closing, Purchaser (or its applicable Designee) shall deliver to (or at the direction of) Sellers: (a) the Closing Date Payment; provided that if a DLR Election Notice is delivered by Purchaser in accordance with Section 2.3(b), then the Aggregate DLR Consideration Amount shall first be paid to the UK Seller, the Germany Seller, or the Singapore Seller, as applicable, and distributed pursuant to Section 6.20 (as the DLR Closing Proceeds) prior to the payment of the Closing Date Payment hereunder; (b) the Assignment and Assumption Agreement(s), duly executed by Purchaser (or its applicable Designee); (c) a short-form patent assignment agreement substantially in the form of Exhibit B, duly executed by the Purchaser; (d) a short-form trademark assignment agreement substantially in the form of Exhibit C, duly executed by the Purchaser; (e) a short-form copyright assignment agreement substantially in the form of Exhibit D, duly executed by Purchaser; (f) a short-form domain name transfer agreement substantially in the form of Exhibit G, duly executed by the applicable Sellers; (g) each Assignment and Assumption of Lease, duly executed by Purchaser; (h) if a DLR Election Notice is provided by Purchaser in accordance with Section 2.3(b), and such DLR Election Notice contemplates the consummation of the Germany Transaction, the Germany Lease Termination Agreement(s) duly executed by the applicable Designee or its Affiliate;

22 (i) if a DLR Election Notice is provided by Purchaser in accordance with Section 2.3(b) and such DLR Election Notice contemplates a Singapore Lease Termination, the Singapore Lease Termination Agreement(s) duly executed by the applicable Designee or its Affiliate; (j) where applicable, the joint election(s) contemplated by Section 9.1(b); (k) an officer’s certificate, dated as of the Closing Date, executed by a duly authorized officer of Purchaser certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied; (l) a joint written instruction to the Escrow Agent to release a portion of the Deposit in accordance with Section 2.2(e), duly executed by Purchaser; and (m) any additional instruments, agreements and other documents, each in form reasonably satisfactory to the Sellers and Purchaser and customary for each applicable jurisdiction, that are required by local Law to be, or are customarily, filed or recorded with deeds or assignments and assumptions of lease (or memoranda thereof) in the applicable jurisdiction to give effect to this Agreement, in each case duly executed by Purchaser, which instruments, agreements, and documents shall not expand any representation or warranty, or any remedy or Liability, of any Party. 2.6 Post-Closing Adjustment. (a) Within ninety (90) days after the Closing Date, Purchaser shall deliver (or shall cause to be delivered) to CTI (on behalf of all of the Sellers) a statement (the “Statement”) setting forth Purchaser’s good faith calculations of (i) Cash Amount, (ii) Closing Working Capital and the resulting estimated Working Capital Overage or Working Capital Underage, if any, (iii) the Factoring Facility Payoff Amount and (iv) the Adjustment Amount resulting therefrom (which may be expressed as a positive or negative number), accompanied by reasonably detailed supporting documentation for the estimates and calculations contained therein, including changes from the corresponding amounts in the Estimated Closing Statement. Purchaser shall not amend, supplement or modify the Statement following its delivery to CTI. The Cash Amount, the Closing Working Capital, the Working Capital Overage or Working Capital Underage, as applicable, the Factoring Facility Payoff Amount and the Adjustment Amount will be determined in accordance with the definitions set forth in this Agreement and will not include any changes in assets or liabilities as a result of purchase accounting adjustments. The Parties agree that the purpose of determining the Final Adjustment Amount is solely to accurately measure changes (if any) in the Estimated Adjustment Amount set forth in the Estimated Closing Statement in accordance with this Agreement (including Exhibit F) in order to determine the Seller Adjustment Amount or Purchaser Adjustment Amount, as applicable, and that such processes are not intended to permit the introduction of principles, policies, practices, procedures, methodologies, classifications or methods that are different from those set forth in Exhibit F. (b) The Statement shall become final and binding upon all of the Parties at 5:00 p.m. in New York, New York on the thirtieth (30th) day following the date on which the Statement was timely delivered by Purchaser to CTI within the applicable number of days as set

23 forth in Section 2.6(a), unless CTI (on behalf of the Sellers) delivers written notice of its disagreement with the Statement (a “Notice of Disagreement”) to Purchaser prior to such time. Any Notice of Disagreement shall specify in reasonable detail the nature and the amount of any disagreement so asserted. If a Notice of Disagreement is received by Purchaser in accordance with the first sentence of this Section 2.6(b) then the Statement (as revised in accordance with this Section 2.6(b)) shall become final and binding upon the Sellers and Purchaser on the earlier of (i) the date CTI (on behalf of the Sellers) and Purchaser resolve in writing any and all differences they have with respect to the matters specified in the Notice of Disagreement and (ii) if any differences remain that CTI and Purchaser are unable to resolve following the Discussion Period referred to below, the date any such remaining disputed matters are finally resolved in writing by the Independent Accountant. During the fourteen (14)-day period (or such longer period as the Parties may agree in writing, the “Discussion Period”) following the delivery of a Notice of Disagreement, CTI (on behalf of the Sellers) and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. All discussions related thereto will be governed by Rule 408 of the Federal Rules of Evidence (as in effect as of the date of this Agreement) and any applicable similar state rule, unless otherwise agreed in writing by Sellers and Purchaser. If at the end of such Discussion Period, CTI (on behalf of the Sellers) and Purchaser have not resolved in writing the matters specified in the Notice of Disagreement, then, no later than ten (10) days following such Discussion Period, CTI and Purchaser shall submit to the Independent Accountant for resolution, in accordance with the standards set forth in this Section 2.6. Each of CTI (on behalf of the Sellers) and Purchaser shall use reasonable efforts to cause the Independent Accountant to render a written decision resolving the matters submitted to the Independent Accountant within thirty (30) days of the receipt of such submission, and the Independent Accountant shall resolve only matters that remain in dispute as submitted by the Parties. Purchaser and CTI (on behalf of the Sellers) will execute a customary engagement letter if so requested by the Independent Accountant and will cooperate with the Independent Accountant during the term of its engagement. The Independent Accountant will have exclusive jurisdiction over any disputes arising out of or relating to the adjustments pursuant to this Section 2.6, and resort to the process involving the Independent Accountant as provided in this Section 2.6(b) will be the only recourse and remedy of the Parties against one another with respect to any such dispute. The scope of the disputes to be resolved by the Independent Accountant shall be limited to correcting mathematical errors and determining whether the items in dispute were determined in accordance with this Agreement. The Independent Accountant’s decision shall be based solely on written submissions by CTI (on behalf of the Sellers) and Purchaser and their respective Advisors and not by independent review, acting as an accountant and not as an arbitrator, and, shall be final and binding on all of the Parties and not subject to appeal or further review. The Independent Accountant may not assign a value for any item that is greater than the greatest value for such item claimed by either Party or smaller than the smallest value for such item claimed by either Party. Judgment may be entered upon the determination of the Independent Accountant in any court having jurisdiction over the Party against which such determination is to be enforced. The fees, costs and expenses of the Independent Accountant incurred pursuant to this Section 2.6 (the “Accounting Fees”) shall be borne pro rata as between the Sellers, on the one hand, and Purchaser, on the other hand, in proportion to the final allocation made by such Independent Accountant of the disputed items weighted in relation to the claims made by CTI and Purchaser, such that the prevailing Party pays the lesser proportion of such fees, costs and expenses. For example, if Purchaser claims that the

24 appropriate adjustments are, in the aggregate, $1,000 greater than the amount determined by CTI and if the Independent Accountant ultimately resolves the dispute by awarding to Purchaser an aggregate of $300 of the $1,000 contested, then the fees, costs and expenses of the Independent Accountant will be allocated 30% (i.e., 300 ÷ 1,000) to the Sellers and 70% (i.e., 700 ÷ 1,000) to Purchaser. In connection with its determination of Final Adjustment Amount, the Independent Accountant will, pursuant to the terms of this Section 2.6(b), also determine the allocation of the Accounting Fees between Purchaser and Sellers, which such determination will be final, conclusive and binding upon the Parties. (c) As used herein, “Final Adjustment Amount” means (i) if CTI (on behalf of the Sellers) fails to deliver a Notice of Disagreement in accordance with Section 2.6(b), the Adjustment Amount as set forth in the Statement or (ii) if the Adjustment Amount is resolved by Purchaser and CTI (on behalf of the Sellers) or by submission of any disputes to the Independent Accountant, as contemplated by Section 2.6(b), the Adjustment Amount as so resolved. (d) Upon the determination of the Final Adjustment Amount in accordance with Section 2.6(b): (i) if the Final Adjustment Amount exceeds the Estimated Adjustment Amount (any such excess, the “Seller Adjustment Amount”), within five (5) Business Days after the Final Adjustment Amount is determined (A) Purchaser shall pay to CTI, by wire transfer of immediately available funds, an amount equal to the lesser of (x) an amount equal to the Seller Adjustment Amount and (y) an amount equal to the Adjustment Escrow Amount, it being acknowledged and agreed by the Parties that the maximum amount Purchaser shall be required to pay pursuant to this Section 2.6 shall not exceed the Adjustment Escrow Amount even if such amount is less than the Seller Adjustment Amount and (B) Purchaser and CTI shall provide joint written instruction to the Escrow Agent directing the Escrow Agent to release to CTI the Adjustment Escrow Amount from the Escrow Account; (ii) if the Estimated Adjustment Amount exceeds the Final Adjustment Amount (any such excess, the “Purchaser Adjustment Amount”), within five (5) Business Days after the Final Adjustment Amount is determined: (A) CTI and Purchaser shall provide joint written instruction to the Escrow Agent directing the Escrow Agent to make payment from the Escrow Account by wire transfer of immediately available funds to Purchaser of an amount equal to such Purchaser Adjustment Amount, which amount shall not exceed the Adjustment Escrow Amount, and (B) if the Purchaser Adjustment Amount is less than the Adjustment Escrow Amount, Purchaser and CTI shall provide joint written instruction to the Escrow Agent directing the Escrow Agent to release to CTI the amount by which the Adjustment Escrow Amount exceeds the Purchaser Adjustment Amount; or (iii) if the Final Adjustment Amount equals the Estimated Adjustment Amount, within five (5) Business Days after the Final Adjustment Amount is determined Purchaser and CTI shall provide joint written instruction to the Escrow Agent directing the Escrow Agent to release to CTI the Adjustment Escrow Amount from the Escrow Account. Upon payment of the amounts provided in this Section 2.6(d), none of the Parties may make or assert any claim under this Section 2.6. Any payment to be made pursuant to this

25 Section 2.6(d) will be treated by all Parties for applicable Tax purposes as an adjustment to the Purchase Price (unless otherwise required by applicable Law). (e) Purchaser agrees that payment of the Purchaser Adjustment Amount (if any) from the Adjustment Escrow Amount in the Escrow Account in accordance with the Escrow Agreement will be the sole and exclusive remedy for Purchaser for payment of the Purchaser Adjustment Amount, if any, and the Adjustment Escrow Amount in the Escrow Account will be Purchaser’s sole and exclusive source of recovery for any amounts owing to Purchaser pursuant to this Section 2.6, even if the Purchaser Adjustment Amount exceeds the Adjustment Escrow Amount. The Parties further agree that the adjustments to the Adjustment Amount provided for in this Section 2.6, and the dispute resolution provisions provided for in this Section 2.6, will be the exclusive remedy for the matters addressed or that could be addressed by this Section 2.6. For the avoidance of doubt, and without limiting the generality of the foregoing, no claim by Purchaser or any of its Affiliates or advisors for the payment of the Purchaser Adjustment Amount will be asserted against any of the Sellers. (f) No actions taken by Purchaser, on its own behalf or on behalf of the Acquired Entities, on or following the Closing Date, shall be given effect for purposes of determining the Adjustment Amount or any component thereof. During the period of time from and after the Closing Date through the final determination and payment of any Seller Adjustment Amount or Purchaser Adjustment Amount in accordance with this Section 2.6, Purchaser shall afford, and shall cause the Acquired Entities to afford, to CTI and its Advisors reasonable access during normal business hours upon reasonable advance notice to all the properties, books, Contracts, personnel, Advisors (subject to execution of customary access letters) and records of Purchaser and the Acquired Entities and such Advisors (including work papers subject to execution of customary access letters) relevant to the Sellers’ review of the Statement and Purchaser’s determination of the Adjustment Amount or any component thereof in accordance with this Section 2.6. 2.7 Withholding. Each of Purchaser and its Affiliates, and the Escrow Agent, shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any Seller (including pursuant to Section 2.2) such amounts as Purchaser (or its applicable Affiliate), or the Escrow Agent, is required to deduct and withhold under applicable Tax law, with respect to the making of such payment; provided, however, that except for any amounts that are withheld by reason of any Seller’s failure to provide the certificate described in Section 2.4(i), Purchaser shall use commercially reasonable efforts to notify such Seller at least five (5) Business Days prior to the Closing Date of any potentially applicable withholding requirement of which Purchaser is aware, and each of the Parties agrees to take commercially reasonable efforts to cooperate to eliminate or reduce any such deduction or withholding. All amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made, and shall be timely paid by Purchaser (or its applicable Affiliate) to the applicable Governmental Body.

26 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS Except as (a) disclosed in the forms, reports, schedules, statements, exhibits and other documents filed with the SEC by CTI in respect of Sellers and their business during the twelve (12) months preceding the date hereof and solely to the extent publicly available on the SEC’s EDGAR database (the “Filed SEC Documents”) (other than any disclosures set forth under the headings “Risk Factors” or “Forward-Looking Statements” in such Filed SEC Documents and any other disclosures included therein to the extent they are forward-looking in nature) or (ii) set forth in the Schedules delivered by Sellers concurrently herewith (each, a “Schedule” and collectively, the “Schedules”) and subject to Section 10.10, Sellers represent and warrant to Purchaser as follows. 3.1 Organization and Qualification. (a) Except as set forth in Schedule 3.1(a), (i) each Seller is a corporation, unlimited liability corporation, or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and (ii) each Acquired Entity is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization. Except as set forth in Schedule 3.1(a), each Seller and Acquired Entity has all requisite corporate or similar organizational power and authority necessary to own or lease its assets and properties and to operate its business as it is now being conducted, subject to the provisions of the Bankruptcy Code, and is duly licensed or qualified to do business under the Laws of each jurisdiction in which the nature of its business or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (b) True, complete and correct copies of each of the Acquired Entities’ Organizational Documents have been provided to Purchaser prior to the date hereof. All such Organizational Documents are in full force and effect on the date hereof and no Seller or Acquired Entity is in violation of any of the provisions of its Organizational Documents, except as would not reasonably be expected to be material to such Seller or Acquired Entity. (c) Schedule 3.1(c) sets forth a true, complete and correct list of (i) each of the Acquired Entities and (ii) each jurisdiction in which each Seller and Acquired Entity is duly licensed or qualified to do business. 3.2 Authorization of Agreement. (a) Subject to requisite Bankruptcy Court approvals, each Seller has all necessary corporate or similar organizational power and authority to execute and deliver this Agreement and the other Transaction Agreements to which each such Seller is a party and to perform its obligations hereunder and to consummate the Transactions. (b) The execution, delivery and performance by each Seller of this Agreement and the other Transaction Agreements to which such Seller is a party, and the consummation by

27 such Seller of the Transactions, subject to requisite Bankruptcy Court approvals and CCAA Orders being granted (each as described in this Agreement), have been duly authorized by all requisite corporate action, limited liability company action or limited partnership action on the part of such Seller, as applicable, and no other organizational proceedings on such Seller’s part are necessary to authorize the execution, delivery and performance by such Seller of this Agreement or the other Transaction Agreements and the consummation by it of the Transactions. (c) Subject to requisite Bankruptcy Court approvals and CCAA Orders (as described in this Agreement), this Agreement and the other Transaction Agreements to which each Seller is a party have been, or will be, duly executed and delivered by such Seller and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes, or will constitute, legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its and their terms, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity (collectively, the “Enforceability Exceptions”). 3.3 Equity Interests of Acquired Entities. (a) The issued and outstanding shares of capital stock or other Equity Interests of each of the Acquired Entities are as set forth on Schedule 3.3(a)(i), and there are no other issued or outstanding shares of capital stock or other Equity Interests of the Acquired Entities (except as authorized or issued pursuant to the UK Restructuring Transactions, to the extent applicable). All of the outstanding capital stock or other Equity Interests of the Acquired Entities are duly authorized, validly issued, fully paid and are non-assessable (where such concepts are legally recognized in the jurisdictions of organization of such Subsidiaries) and have not been issued in violation of applicable Law or any Contract (including preemptive rights or similar rights). The UK Seller’s register of members is in compliance with applicable Law and true, correct and complete as of the Closing (a true, correct and complete copy of which has been provided to Purchaser prior to the Closing). Except as set forth on Schedule 3.3(a)(ii), there are no outstanding options, warrants, convertible, exercisable or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, rights to subscribe to, purchase rights, calls or commitments relating to the issuance, purchase, sale, redemption or repurchase of any capital stock or other Equity Interests issued by any Acquired Entities containing any equity features, or Contracts, commitments, understandings, arrangements or other obligations by which any of the Acquired Entities is bound to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital stock or other Equity Interests, or options, warrants, convertible, exercisable or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock- based performance units, rights to subscribe to, purchase rights, calls or commitments relating to any capital stock or other Equity Interests of the Subsidiaries of the Sellers, or that otherwise give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock or other Equity Interests of any Acquired Entities (including any rights to receive any payment in respect, or based on the price or value, thereof). None of the Sellers or their Subsidiaries is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar Contract or understanding relating to any Equity Interests of any Acquired Entities or any other Contract relating to the issuance, disposition, voting

28 or payment of dividends or distributions with respect to any Equity Interests of any Acquired Entities. There are no accrued and unpaid dividends with respect to any outstanding Equity Interests of any Acquired Entities, and no Acquired Entities have any obligation to pay any dividend or make any distribution in respect thereof. The issued and outstanding Equity Interests of each of the Acquired Entities are (i) owned of record by the Seller(s) or Subsidiaries of a Seller identified on Schedule 3.3(a)(iii) as owning such Equity Interests (or as identified on Exhibit H in connection with the UK Restructuring Transactions, to the extent applicable),(ii) owned free and clear of any Encumbrances (except for Encumbrances arising under applicable securities Laws) by the applicable Seller(s) or Subsidiaries of a Seller identified on Schedule 3.3(a)(iii) as owning such Equity Interests (or as identified on Exhibit H in connection with the UK Restructuring Transactions, to the extent applicable), and (iii) the applicable Seller(s) or Subsidiaries of a Seller have good, valid and marketable title (to the extent such concepts are applicable) to the Equity Interests identified on Schedule 3.3(a)(iii) as owned by such Seller or Subsidiary of a Seller (or as identified on Exhibit H in connection with the UK Restructuring Transactions, to the extent applicable). The Acquired Interests constitute all of the issued and outstanding Equity Interests of the Transferred Subsidiaries, all of which are owned beneficially and of record by the Sellers, free and clear of any Encumbrances (other than Encumbrances arising under applicable securities Laws). At Closing, Purchaser (or its Designee) will acquire good and valid title to the Acquired Interests, free and clear of all Encumbrances (other than transfer restrictions under applicable securities Laws). (b) Except as set forth on Schedule 3.3(b), the Acquired Entities do not, directly or indirectly, (i) own, of record or beneficially, any Equity Interests or other interests in any Person or hold any right (contingent or otherwise) to acquire the same or (ii) have any obligations to contribute capital to, or loan any amounts to, invest in, or acquire Equity Interests of, any Person. The Acquired Entities do not have any outstanding bonds, debentures, notes or other obligations which provide the holders thereof the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the equityholders of the Acquired Entities on any matter. 3.4 Conflicts; Consents. Assuming that (a) the Confirmation Order and all other requisite Bankruptcy Court approvals and CCAA Orders are obtained (each as described in this Agreement), (b) the notices, authorizations, approvals, Orders, Permits or consents set forth on Schedule 3.4 are made, given or obtained (as applicable), (c) the requirements of the HSR Act are complied with, and (d) any filings required by any applicable federal or state securities or “blue sky” Laws are made, the execution and delivery by Sellers of this Agreement and the other Transaction Agreements, the consummation by Sellers of the Transactions, performance and compliance by Sellers with any of the terms or provisions hereof or thereof, do not and will not (i) conflict with or violate any provision of the Organizational Documents of any Seller or Acquired Entity (ii) except as set forth on Schedule 3.4, conflict with, violate or constitute a breach of or default (with or without notice or lapse of time, or both) under or result in the acceleration of any obligation under or give rise to a right of termination, modification, acceleration or cancelation of any obligation or to the loss of any benefit under, any of the terms or provisions of any Material Contract, Permit, loan or credit agreement or other Contract to which any Seller or Acquired Entity is party or by which any Seller or Acquired Entity is bound or to which any the Acquired Assets is subject, (iii) conflict with or violate in any material respect, any Law or Order applicable to any Seller, Acquired Entity or any of the Acquired Assets or by which any Seller, Acquired Entity or

29 any of the Acquired Assets may be bound or affected or (iv) result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any properties or assets owned by any Seller or Acquired Entity, except, in the case of clauses (ii) or (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 3.5 Financial Statements; No Undisclosed Liabilities; Internal Controls. (a) (i) Included in the Filed SEC Documents is CTI’s Form 10K (as amended by the attached Form 10K/A), which includes the audited consolidated balance sheets of CTI and its Subsidiaries as of December 31, 2022, and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity and cash flows for the fiscal year then ended (collectively, the “Audited 2022 Financial Statements”), (ii) attached to Schedule 3.5(a) are Sellers’ unaudited condensed consolidated balance sheets as of June 30, 2023 (the “Latest Balance Sheet”), and the related condensed consolidated statements of operations, comprehensive loss, shareholders’ equity and cash flows for the portion of each fiscal year then ended and (iii) attached to Schedule 3.5(a) are the available standalone balance sheets, income statements, shareholders’ equity and cash flows or other financial statements, as applicable, in each case, as described on, for the Acquired Entities listed on, and as of the date or the periods indicated on Schedule 3.5(a) (together with the Audited 2022 Financial Statements and the financial statements referenced in the foregoing clause (ii), the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of CTI and its Subsidiaries (or applicable Acquired Entity, as the case may be) as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown, except for, in the case of unaudited financials, (x) the absence of footnote disclosures (none of which are materially different from those presented in the Audited 2022 Financial Statements), and (y) changes resulting from normal and recurring fiscal year end adjustment (none of which are expected to be material, individually or in the aggregate). (b) CTI and its Subsidiaries have established and maintain disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of CTI and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of CTI and its Subsidiaries are being made only in accordance with authorizations of management and directors of CTI and its Subsidiaries (as applicable) and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of CTI and its Subsidiaries’ assets that could have a material effect on its Financial Statements. CTI and its Subsidiaries’ management has completed an assessment of the effectiveness of CTI and its Subsidiaries’ internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that such internal control system was effective. Except as set forth on Schedule 3.5(b), since January 1, 2021, none of CTI, its

30 Subsidiaries or their independent registered public accounting firm has identified or been made aware of (A) “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of CTI and its Subsidiaries’ internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect CTI’s or its Subsidiaries’ ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in CTI and its Subsidiaries’ internal control over financial reporting with respect to CTI and its Subsidiaries. CTI and its Subsidiaries do not maintain any “off-balance-sheet arrangement” within the meaning of Item 303 of Regulation S-K of the SEC. (c) Except (i) as specifically and adequately reflected in the latest Financial Statements, (ii) as set forth in Schedule 3.5(c), (iii) for Liabilities that have arisen since the date of the Latest Balance Sheet in the Ordinary Course and are not material to CTI or any of its Subsidiaries (individually or in the aggregate), (iv) Liabilities arising under the executory portion of a Contract (excluding in each case Liabilities for breach, non-performance or default), (v) Liabilities in connection with the Bankruptcy Cases, the Transactions, or the negotiation, execution, and performance of the Transactions and (vi) Liabilities to the extent included in the computation of Closing Working Capital, CTI or its Subsidiaries do not have any Liabilities of the type required to be accrued on or reserved against in a consolidated balance sheet prepared in accordance with GAAP consistently applied. 3.6 Absence of Certain Changes or Developments. Except as set forth on Schedule 3.6 and the Bankruptcy Cases or in connection with the Transactions or the Bankruptcy Cases or preparation therefor (including debtor-in-possession financing), since the date of the Latest Balance Sheet, (a) the Sellers and their Subsidiaries have conducted their respective businesses in the Ordinary Course, (b) no Effect has occurred that has had, or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (c) there has not occurred any action that would require the consent of Purchaser pursuant to Section 6.1(b) if taken after the date of this Agreement and prior to Closing. 3.7 Legal Actions. Except as set forth on Schedule 3.7, there are no, and during the three (3) years preceding the date hereof there have been no, (a) Actions pending or threatened (in writing or, to the Knowledge of Seller, orally) to which any Seller or any of their Subsidiaries is or was a party or to which any property, rights or interests of any of them is or was subject, except as would not reasonably be expected to be material and adverse to any Acquired Entity or the Acquired Assets and the Assumed Liabilities, taken as a whole, or (b) Orders imposed upon the Sellers or any of their Subsidiaries, in each case, by or before any Governmental Body. Schedule 3.7 sets forth, as of the date hereof, each Action pending against CTI or any of its Subsidiaries by or before any Governmental Body (other than the Bankruptcy Cases) that (i) seeks or reasonably could be expected to result in fines or damages of more than $1,000,000 or relates to a criminal matter or calls for injunctive relief or other restriction that would reasonably be expected to be material to any Acquired Entity or the Acquired Assets and the Assumed Liabilities, taken as a whole, or (ii) challenges the validity or enforceability of this Agreement or any other Transaction Agreement or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the consummation of any of the Transactions. During the three (3) years preceding the date hereof there has been no formal written or, to the Knowledge of the Sellers, oral

31 allegation of sexual harassment or sexual misconduct submitted to any Seller or any of their Subsidiaries against any employee who is an executive officer, director, or management level employee in their capacities as such. 3.8 Compliance with Laws; Permits; Escheat. (a) Except as set forth on Schedule 3.8(a)(i), each Seller and Subsidiary of a Seller is, and during the three (3) years preceding the date hereof has been, in compliance in all material respects with the requirements of all Laws applicable to it or to its properties (including the ownership and operation of the Acquired Assets). Except as set forth on Schedule 3.8(a)(ii) or as related to or as a result of the filing or pendency of the Bankruptcy Cases and the CCAA Proceeding, during the three (3) years preceding the date hereof (A) no Seller or Subsidiary of a Seller has received any written notice of, or been charged with, the material violation of any Laws, and (B) to the Knowledge of Sellers, no event has occurred or circumstance exists that (with or without notice, passage of time, or both), individually or in the aggregate, would constitute or result in a failure by any Seller or Subsidiary of a Seller to comply, in any material respect, with any applicable Law. Except as set forth on Schedule 3.8(a)(iii) as related to or as a result of the filing or pendency of the Bankruptcy Cases and the CCAA Proceeding, no investigation, review or Action by any Governmental Body in relation to any actual or alleged material violation of Law by any Seller or Subsidiary of a Seller is pending or, to the Knowledge of Sellers, threatened, nor has any Seller or Subsidiary of a Seller received any written notice from any Governmental Body indicating an intention to conduct the same. (b) Except as set forth on Schedule 3.8(b)(i), the Sellers and their Subsidiaries possess all Permits that are necessary or required to conduct their businesses as currently conducted, and all such Permits are in full force and effect and will continue to be in full force and effect following the consummation of the Transactions, except for such Permits, the failure to have so obtained, made or delivered would not, individually or in the aggregate, reasonably be expected to be material to any Acquired Entity or the Acquired Assets and the Assumed Liabilities, taken as a whole. The Sellers and their Subsidiaries are not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit required for the operation of their businesses as presently conducted and to which they are parties, except where such default or violation would not be reasonably expected to be, individually or in the aggregate, material to any Acquired Entity or the Acquired Assets and the Assumed Liabilities, taken as a whole. Schedule 3.8(b)(ii) sets forth a true, complete and correct list of all material Permits maintained by the Sellers and their Subsidiaries that are necessary or required to conduct their businesses as currently conducted. (c) No Action is pending or, to the Knowledge of Sellers, threatened to terminate, revoke, limit, cancel, suspend or modify any Permit or Permits that, individually or in the aggregate, are material to the operation of the business of the Sellers and their Subsidiaries, and no Seller or Subsidiary of a Seller has received notice from any Governmental Body that (i) any such Permit will be revoked or not reissued on the same or similar terms, (ii) any application for any new Permit by any Seller or any of its Subsidiaries or renewal of any Permit or Permits that, individually or in the aggregate, are material to the operation of the business of the Sellers and their Subsidiaries will be denied, or (iii) the Permit holder is in material violation of any Permit

32 or Permits that, individually or in the aggregate, are material to the operation of the business of the Sellers and their Subsidiaries. (d) During the past three (3) years, each Seller and Subsidiary of Seller has been and is in compliance in all material respects with all applicable International Trade Laws and no Seller or Subsidiary of a Seller or, to the Knowledge of Sellers, any other Person acting on their behalf has engaged in or is currently engaged in any conduct that is prohibited under International Trade Laws. Without limiting any of the foregoing, during the past three (3) years, no Seller or Subsidiary of a Seller or any of their respective officers, directors, or employees, or, to the Knowledge of Seller, any other Person acting on their behalf has engaged in any business or dealings, directly or indirectly, involving (i) any country or territory that is or whose government is the target of comprehensive sanctions imposed by the United States, Canada, the European Union, or the United Kingdom, as of the date of this Agreement (Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region, and the so-called Donetsk and Luhansk People’s Republics; each a “Sanctioned Jurisdiction”); or (ii) a Person that is designated on, or that is owned or controlled by a Person that is designated on any list of sanctioned parties maintained by the United States, Canada, the United Kingdom, or the European Union, including the list of Specially Designated Nationals and Blocked Persons maintained by OFAC (any such Person a “Sanctioned Person”) in violation of applicable Law. (e) No Seller or Subsidiary of a Seller or any of their respective directors, officers, employees, shareholders, or, to the Knowledge of Seller, other Persons acting on their behalf is (i) a Sanctioned Person; or (ii) located, organized, or resident in a Sanctioned Jurisdiction. (f) During the past three (3) years, each Seller and Subsidiary of a Seller has been and is in compliance in all material respects with all applicable Anti-Corruption Laws, and no Seller or Subsidiary of a Seller or any of their respective directors, officers, employees, or, to the Knowledge of Sellers, any other Person acting on their behalf has violated any Anti-Corruption Law. Without limiting the foregoing, during the past three (3) years, no Seller or Subsidiary of a Seller, or any of their respective directors, officers, employees, or, to the Knowledge of Seller, any other Person acting on their behalf has paid, offered, promised, or authorized the payment of money or anything of value, directly or indirectly, to any Government Official, any political party, or any other Person for the purpose of influencing any act or decision or to secure any improper advantage in violation of Anti-Corruption Laws. (g) During the past three (3) years, no Seller or Subsidiary of a Seller or any of their respective directors, officers, employees, or, to the Knowledge of Sellers, any other Person acting on their behalf has received from any Governmental Body or any other Person any written notice of any violation, alleged violation, or any suspected violation of any Anti-Corruption Law or International Trade Law, or conducted any internal investigation with respect to, or made any voluntary or involuntary disclosure to a Governmental Body concerning, any actual, suspected, or alleged violation of any Anti-Corruption Law or International Trade Law. (h) Except as set forth in Schedule 3.8(h), all material reports or other filings required to be filed by or with respect to any Acquired Asset or Assumed Liabilities, and each Acquired Entity, relating to escheat or any abandoned or unclaimed property have been timely filed in compliance with applicable Law in all material respects. Each Seller, and each Subsidiary

33 of any Seller have complied in all material respects with all applicable escheat or abandoned or unclaimed property Laws. 3.9 Title to Properties; Sufficiency of Tangible Assets. (a) Owned Real Property. Schedule 3.9(a) sets forth a true, complete and correct list of all Owned Real Property. The Sellers have a valid leasehold or sublease interest in each Leased Real Property. The Sellers and their Subsidiaries have good, valid and marketable title to the Owned Real Property, subject only to Permitted Encumbrances. With respect to the Owned Real Property: (i) except as set forth on Schedule 3.9(a), none of the Sellers or their Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof, which lease or grant remains in effect; and (ii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. (b) Leased Real Property. Schedule 3.9(b) sets forth the address of each Leased Real Property, and a true, complete and correct list of all Leases for each such Leased Real Property. The Sellers have made available to the Purchaser or the Purchaser’s Advisors true, complete and correct copies of the Leases. Except as set forth on Schedule 3.9(b), with respect to each of the Leases: (i) subject of entry of the Confirmation Order (as to the applicable Seller), such Lease is legal, valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions; (ii) to the Knowledge of Seller, there are no existing material disputes with respect to such Lease; (iii) except as a result of the commencement of the Bankruptcy Cases, none of Sellers, the Subsidiaries of the Sellers or, to the Knowledge of Seller, any other party to the Lease is in material breach or default under such Lease, and no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a material breach or default by any Seller, any Subsidiary of a Seller or, to the Knowledge of Seller, any other party to the Lease, or permit the termination, material modification or acceleration of rent under such Lease; (iv) neither the Sellers nor any of their Subsidiaries have subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof which sublease, license or grant remains in effect, except pursuant to co-location Contracts with customers; (v) the applicable Seller or Subsidiary of a Seller has good and valid leasehold title to the property demised thereby, subject only to Permitted Encumbrances and (vi) none of Sellers, the Subsidiaries of the Sellers or any other prior tenant under any Lease has granted any option, right of first offer or right of first refusal to purchase any rights of the tenant under such Lease; (c) No Seller or Subsidiary thereof has received written notice from any Governmental Body regarding pending or threatened condemnation or eminent domain proceedings or their local equivalent affecting or relating to any Owned Real Property or Leased Real Property. No Seller or Subsidiary thereof is in material breach or default under any Permitted Encumbrance in respect of any Owned Real Property or Leased Real Property. (d) Subject to requisite Bankruptcy Court or CCAA Court approvals as described in this Agreement, and assumption by the applicable Seller of the applicable Contract in accordance with applicable Law (including satisfaction of any applicable Cure Costs by the Sellers) and except as a result of the commencement of the Bankruptcy Cases, the Sellers and their Subsidiaries own good title to, or hold a valid leasehold interest in, all of the material tangible

34 property necessary in the conduct of their businesses as now conducted, free and clear of all Encumbrances, except for Permitted Encumbrances, other than any failure to own or hold such tangible property that is not material to the Acquired Entities or the Acquired Assets and the Assumed Liabilities, taken as a whole. (e) All tangible assets of the Seller and their Subsidiaries are (i) in good working order and condition, ordinary wear and tear excepted, (ii) have been reasonably maintained, (iii) are suitable for the uses for which they are being utilized in the businesses conducted by the Sellers and theirs Subsidiaries, subject to replacement in accordance with Sellers’ modernization plan, a copy of which has been made available to Purchaser, and (iv) comply in all material respects with all requirements under any Laws and any licenses which govern the use and operation thereof. The Acquired Assets include all the tangible properties and tangible, assets reasonably necessary, and are sufficient in all material respects, for the conduct of the businesses of the Sellers and their Subsidiaries as currently conducted, taking into account that Purchaser is not acquiring the Excluded Assets. 3.10 Material Contracts. (a) Schedule 3.10 sets forth a list of each Material Contract, as of the date of this Agreement, including the applicable Seller or Subsidiary thereof who is a party thereto. For purposes of this Agreement, “Material Contract” means any Contract to which the Sellers or their Subsidiaries are party or by which a Seller or Subsidiary of a Seller is bound in connection with any of the Acquired Assets, in all cases other than any Employee Benefit Plan, that: (i) is or would be required to be filed as an exhibit to CTI’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; provided that any such Contracts that are so filed are not required to be set forth on Schedule 3.10 but shall nonetheless constitute “Material Contracts”; (ii) relates to the formation, creation, governance, economics, or control of any joint venture, partnership or other similar arrangement; (iii) (x) provides for Indebtedness for borrowed money of the Sellers or the Acquired Entities having an outstanding or committed amount in excess of $1,000,000, other than letters of credit and Indebtedness that constitutes Excluded Liabilities or (y) grants an Encumbrance (other than Permitted Encumbrances and Encumbrances to be removed by operation of the Confirmation Order) on all or any part of the assets of an Acquired Entity; (iv) relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such Contract in excess of $2,500,000 pursuant to which any earn-out, indemnification or deferred or contingent payment obligations remain outstanding that would reasonably be expected to involve payments by or to the Sellers or the Acquired Entities of more than $1,000,000 after the date hereof (in each case, excluding for the avoidance of doubt, acquisitions or dispositions of Equipment in the Ordinary Course, or

35 of Equipment that is obsolete, worn out, surplus or no longer used or useful in the conduct of the business of the Sellers and their Subsidiaries); (v) is a Contract pursuant to which a Seller or any Subsidiary of a Seller is required to make or is entitled to receive (or would reasonably be expected to make or receive) payments on an annual basis in excess of $3,500,000 in the aggregate, other than Contracts with Material Customers (which are the subject of Section 3.10(a)(vi)); (vi) is a Contract with a Material Customer or a Material Supplier or listed on Schedule 3.19; (vii) contains any provision (A) limiting, in any material respect, the right of the Sellers or their Subsidiaries to engage in any business or compete with any Person, or operate anywhere in the world, (B) granting any exclusivity right to any third party or containing a “most favored nation” provision in favor of any third party, (C) containing any option, right of first refusal or preferential or similar right in favor of any third party or (D) that is a “take or pay” or similar provision requiring the business to make a minimum payment for goods or services from third party suppliers irrespective of usage; (viii) is a Contract with a Governmental Body; (ix) is a Contract that requires future capital expenditures in excess of $1,000,000; (x) is a Contract under which a Seller or any Subsidiary of a Seller is (A) lessee of or holds or operates any personal property, owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $1,000,000, or (B) lessor of or permits any third party to hold or operate any personal property owned or controlled by a Seller or any Subsidiary of a Seller; (xi) is a Contract the primary purpose of which the indemnification or holding harmless of any Person, other than those entered into in the Ordinary Course; (xii) is a Contract relating to any swap, forward, futures, warrant, option or other derivative transaction; (xiii) is a (A) letter of credit or surety agreement or (B) other similar undertaking or guarantee with respect to contractual performance of a third party; (xiv) is a Contract pursuant to which a Seller or any of its Subsidiaries (A) receives a license to, or covenant not to be sued under, any Intellectual Property (other than (1) any license for commercial off-the-shelf Software costing or having an annual fee of less than $100,000, (2) Contracts relating to free or Open Source Software, and (3) Contracts primarily for the provision of services where the granting or obtaining any non-exclusive right to use any Intellectual Property is ancillary or incidental to the transactions contemplated in such Contract) (“Inbound IP Licenses”) or (B) grants a license to, or covenant not to sue under, any Owned Intellectual Property (other than any non- exclusive licenses of Intellectual Property granted in the Ordinary Course); or

36 (xv) is a written or oral commitment or agreement to enter into any of the foregoing. (b) Schedule 3.10(b) sets forth a list of each material Contract to which UK Seller (solely at the “LHR1” data center), Germany Seller, or Singapore Seller is a party, as of the date of this Agreement (organized by such Acquired Entity on the Schedule), each of which will be a “Material Contract” hereunder. (c) Subject to requisite Bankruptcy Court approvals and CCAA Orders being granted (each as described in this Agreement), and assumption by the applicable Seller of the applicable Contract in accordance with applicable Law (including satisfaction by the Sellers of any applicable Cure Costs) and except (i) as a result of the commencement of the Bankruptcy Cases or CCAA Proceedings and (ii) with respect to any Contract that has previously expired in accordance with its terms, been terminated, restated, or replaced, (A) each Material Contract is valid and binding on the Seller or Subsidiary of a Seller that is a party thereto, as applicable, and, to the Knowledge of Sellers, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (B) the applicable Seller or Subsidiary of a Seller, and, to the Knowledge of Sellers, any other party thereto, have performed all obligations required to be performed by it under each Material Contract, (C) the Sellers and their Subsidiaries have received no written notice of the existence of any breach or default on the part of any Seller or Subsidiary of a Seller under any Material Contract, (D) there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of a Seller or Subsidiary of a Seller, or to the Knowledge of Sellers, any counterparty under such Material Contract and (E) to the Knowledge of Sellers, Sellers and their Subsidiaries have not received any notice from any Person that such Person intends to terminate, not renew, breach or materially amend the terms of any Material Contract, except in each case of clauses (A) through (E), as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Entities or the Acquired Assets and the Assumed Liabilities, taken as a whole. True, complete and correct copies of all Material Contracts (together with all modifications, schedules or supplements thereto) have been made available to Purchaser by the Sellers prior to the date hereof. 3.11 Intellectual Property. (a) Schedule 3.11(a)(i) sets forth a true, complete and correct list (including the owner and jurisdiction) of all issued patents, trademark and service mark registrations, copyright registrations, and domain name registrations and pending patent, trademark and service mark applications included in the Owned Intellectual Property (“Registered Intellectual Property”) and Schedule 3.11(a)(ii) sets forth a true, complete and correct list of all material proprietary Software included in the Owned Intellectual Property. (b) A Seller or one of its Subsidiaries solely and exclusively owns, free and clear of all Encumbrances other than Permitted Encumbrances, the Owned Intellectual Property. To the Knowledge of Seller, each item of Registered Intellectual Property is subsisting, valid and enforceable. (c) The Owned Intellectual Property and the Intellectual Property licensed pursuant to the Inbound IP Licenses constitute all Intellectual Property reasonably necessary for

37 the conduct of the business of the Seller and their Subsidiaries as currently conducted, and the Purchaser will own or have a valid and enforceable license to all Intellectual Property reasonably necessary for the conduct of such business following the Closing in the same manner it was conducted as of the Closing. (d) The consummation of the Transactions will not alter, encumber, impair or extinguish any Owned Intellectual Property and no Contract to which the Sellers or their Subsidiaries are party or by which a Seller or a Subsidiary of a Seller is bound in connection with the Acquired Assets would, upon Closing, grant or purport to grant to any Person any license, covenant not to sue, or other rights related to the Owned Intellectual Property (other than the Acquired Entities). (e) The conduct of the business of the Sellers and their Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate and, in the three (3) years preceding the date hereof has not infringed upon, misappropriated or otherwise violated, the Intellectual Property rights of any Person. No claim or litigation regarding any of the foregoing or challenging the legality, validity, enforceability, use or ownership of any Owned Intellectual Property is pending or threatened in writing and, to the Knowledge of Seller, no Person is infringing upon, misappropriating or otherwise violating the Owned Intellectual Property. (f) Each Seller and each Subsidiary of a Seller have taken commercially reasonable actions to maintain, enforce and protect the Owned Intellectual Property, including protecting the confidentiality of all Owned Intellectual Property the value of which is contingent upon maintaining the confidentiality thereof. Each current and former employee and contractor of the Sellers and their Subsidiaries who developed, invented or contributed to any Owned Intellectual Property has executed a written agreement assigning all rights in and to such Owned Intellectual Property to a Seller or its Subsidiaries, except where such rights automatically vested in Seller or one of its Subsidiaries by operation of law. (g) The manner in which any Open Source Software is incorporated into, linked to or called by, or otherwise combined or distributed with any Owned Intellectual Property does not, according to the terms of the license applicable to such Open Source Software, obligate any Seller or its Subsidiaries to: (i) disclose, make available, offer or deliver all or any portion of any source code of any such software product or service or any component thereof to any third party, other than the applicable Open Source Software, or (ii) create obligations to grant, or purport to grant, to any third party any rights or immunities under any Owned Intellectual Property (including any agreement not to assert patents), or impose any present economic limitations on any commercial exploitation thereof. None of the Sellers or their Subsidiaries has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code of any Owned Intellectual Property to any escrow agent or other Person. (h) No (i) government funding or (ii) facilities of a university, college, other education institution or research center was used in the development of the Owned Intellectual Property.

38 3.12 Information Technology and Data Matters. (a) The Company Systems are in good working order and operate and perform in a manner that permits the operation of the business of the Sellers and their Subsidiaries as currently conducted in all material respects. Within the three (3) years preceding the date hereof, the Sellers and their Subsidiaries have used commercially reasonable efforts to protect the confidentiality, integrity and security of the Company Systems and to prevent any theft, corruption, loss or unauthorized use, access, interruption, or modification of such Company Systems. Within the three (3) years preceding the date hereof, there has been no outage, substandard performance, theft, corruption, loss or unauthorized use, access, interruption or modification of the Company Systems that has caused any disruption in or to the Sellers’ and their Subsidiaries’ business and that has not been remediated in all material respects. (b) Sellers (i) maintain, and for the past three (3) years have maintained, commercially reasonable appropriate policies, procedures and rules regarding data privacy, protection and security consistent with all applicable Privacy Laws (the “Privacy Policies”), and (ii) have, for the past three (3) years preceding the date hereof, complied, and are currently in compliance with, all Privacy Laws, the Privacy Policies, and the terms of all Contracts concerning the Processing of Personal Information, in each case of (i) and (ii) except as would not, individually or in the aggregate, reasonably be expected to be material and adverse to any Acquired Entity or the Acquired Assets and the Assumed Liabilities, taken as a whole. Within the three (3) years preceding the date hereof, no Seller or any Subsidiary of a Seller has experienced any material incident in which Personal Information was exfiltrated, compromised, stolen or accessed in an unauthorized manner that required notification to affected individuals under Privacy Laws. (c) The execution, delivery and performance of this Agreement and the purchase of the Acquired Assets and Acquired Entities will not violate any Privacy Laws, and immediately following the Closing, Purchaser will continue to have the right to use Personal Information used by the Sellers in connection with the Acquired Assets and Acquired Entities on the same terms and conditions as the Sellers and their Subsidiaries enjoyed immediately prior to the Closing. (d) No Seller, nor any Subsidiary of any Seller, has for the past three (3) years received any (i) written notices from any Governmental Body alleging non-compliance with applicable Privacy Laws, (ii) written complaints from any person, alleging that Sellers’ Processing of Personal Information is in violation in any material respect of applicable Privacy Laws, or (iii) written notices of any claims or legal actions brought by, or on behalf of, any person in respect of any actual or alleged breach by any Seller of applicable Privacy Laws. 3.13 Tax Matters. Except as set forth on Schedule 3.13: (a) All income and other material Tax Returns required to be filed by or with respect to (i) any of the Acquired Assets or Assumed Liabilities or (ii) any Acquired Entity have, in each case, been timely and properly filed with the appropriate Taxing Authorities (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects. All material amounts of Taxes due from, or with respect to,(i) any of the Acquired Assets

39 or Assumed Liabilities or(ii) any Acquired Entity, whether or not shown on any Tax Return, have, in each case, been timely paid in full, except for Taxes being contested in good faith by appropriate proceedings that have been adequately reserved for by Sellers in accordance with GAAP. (b) Each Seller, and each Subsidiary of any Seller, has duly and timely withheld from employee salaries, wages, and other compensation and have paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over for all periods under all applicable Laws. (c) There are no Encumbrances for Taxes on any of the Acquired Assets or any of the assets of any of the Acquired Entities, other than Permitted Encumbrances. (d) No Seller, or Subsidiary of any Seller, has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for income or a material amount of other Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course). (e) All material deficiencies asserted or assessments made by the IRS or any other Taxing Authority (i) with respect to the Acquired Entities and (ii) with respect to the Acquired Assets or Assumed Liabilities, have, in each case, been fully and timely paid, settled or withdrawn, and, to the Knowledge of Sellers, there are no other audits, investigations, disputes, notices of deficiency or other Actions or proceedings by any Taxing Authority pending or threatened in writing with respect to (i) the Acquired Entities or (ii) the Acquired Assets or Assumed Liabilities. (f) The Acquired Entities have withheld all material amounts of Taxes as are required to be withheld under applicable Law and has timely paid or remitted all such Taxes to the appropriate Governmental Body. (g) No written notice has been received from any Governmental Body in a jurisdiction in which any Acquired Entity does not currently file a given type of Tax Return that such Acquired Entity is or may be subject any such Tax or is or may be required to file that type of Tax Return in such jurisdiction. (h) Cyxtera Communications Canada, ULC, and Cyxtera Canada TRS, ULC are residents of Canada for the purposes of the ITA, and no other Seller is disposing of “taxable Canadian property” within the meaning of the ITA pursuant to this Agreement. (i) Each Acquired Entity has been resident at all times since its incorporation solely in the jurisdiction of its incorporation and does not have a permanent establishment in, and is not and has never been treated for any Tax purpose as resident (or dual-resident) in, any other jurisdiction(s). (j) Each Acquired Entity has complied in all material respects with all Laws relevant to VAT and GST/HST and, in each case, has made and obtained correct and up to date records and invoices and other documents appropriate or requisite for the purposes of all such Laws.

40 (k) Neither Purchaser nor any Acquired Entity will be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of Tax accounting or use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreements” (as described in Section 7121 of the Tax Code or any corresponding provision of state, local or foreign Tax Law) executed prior to the Closing Date; (iii) prepaid amounts or other deferred revenue items arising on or prior to the Closing Date outside the ordinary course of business; or (iv) any installment sale or open transaction disposition made on or prior to the Closing Date. (l) The U.S. federal income Tax classification of each of the Acquired Entities is as set forth on Schedule 3.13(l). The representations and warranties contained in Section 3.6, this Section 3.13 and Section 3.16 are the only representations and warranties being made with respect to Tax matters of Sellers or any of their Subsidiaries, and nothing in this Section 3.13 or otherwise in the Agreement shall be construed as a representation or warranty with respect to the amount, availability or usability of any net operating loss, capital loss, Tax basis or other income Tax asset or attribute of any Acquired Entity, Acquired Asset or Assumed Liability in any post-Closing taxable period. 3.14 Environmental Matters. Except as set forth on Schedule 3.14 or, as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (a) Seller and its Subsidiaries are in compliance in all respects with all applicable Environmental Laws, which compliance includes possessing and complying with all Permits required by applicable Environmental Laws, (b) within the three (3) years preceding the date hereof Seller and its Subsidiaries have not received any written notice, and there are no Actions pending or, to the Knowledge of Seller, threatened in writing against Seller or any Subsidiary, regarding any violation or Liability pursuant to Environmental Laws, (c) to the Knowledge of Seller, there have been no releases of any Hazardous Material at the Leased Real Property or at Owned Real Property in a manner that requires remediation under Environmental Laws, (d) Sellers have furnished to Purchaser all material environmental site assessment reports prepared in the last three (3) years relating to the Leased Real Property or Owned Real Property that are in their possession and (e) the contemplated Transactions do not require any filing with a Governmental Body pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K et seq. 3.15 Labor and Employment. Except as set forth on Schedule 3.15: (a) Sellers are in compliance with all applicable Laws respecting employment practices and labor, including those related to wages and hours, vacation pay, collective bargaining, unemployment insurance, workers’ compensation, language, immigration, harassment and discrimination, disability rights and benefits, human rights, affirmative action, accessibility, pay equity, and employee layoffs, except where the failure to be in compliance would not reasonably be expected to result in material Assumed Liability. (b) There is no Action pending or, to the Knowledge of Seller, threatened in writing against any Seller or Subsidiary of a Seller alleging a violation of any labor or employment Law brought by any current employee of a Seller or a Subsidiary of a Seller that is before any

41 Governmental Body, except for such Actions (or threatened Actions) that, if adversely determined, would not, individually or in the aggregate, reasonably be expected to result in material Assumed Liability. (c) Neither the Sellers nor any of their Subsidiaries are party to any collective bargaining agreement and, to the Knowledge of Seller, no employees of a Seller or a Subsidiary of a Seller are represented by any labor union with respect to their employment with the Seller or its Subsidiaries. (d) To the Knowledge of Seller, no union organizing or decertification activities are underway, pending or threatened in writing with respect to any Business Employees. (e) There is not presently pending, any material labor strike, slow-down, or work stoppage against the Sellers or any of their Subsidiaries. (f) As of the date hereof, no collective bargaining agreement is currently being negotiated by the Sellers or any of their Subsidiaries. (g) Schedule 3.15(g), sets forth, as of the date hereof, a list of each Business Employee indicating each employee’s: (i) name or identification number; (ii) hire date; (iii) active or inactive status; (iv) title; (v) full time, part time or temporary status; (vi) work location; (vii) overtime exempt classification under applicable Laws; (viii) hourly rate of pay or base annual salary; (ix) bonus or commission potential; (x) employer and (xi) Employee Benefit Plan participation. (h) The Sellers and their Subsidiaries are and during the past three (3) years have been in compliance with the WARN Act and have no material unsatisfied liabilities thereunder. Sellers have reasonably investigated all sexual harassment allegations of, or against any current and former Business Employees the past three (3) years. With respect to each such allegation with potential merit, Sellers have taken prompt corrective action that is reasonably calculated to prevent further discrimination and harassment and the Sellers do not reasonably expect to incur any material Assumed Liability with respect to any such allegations. 3.16 Employee Benefit Plans. (a) Schedule 3.16(a) sets forth a true, complete and correct list of each material Employee Benefit Plan. For purposes of this Agreement, an “Employee Benefit Plan” means each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each other plan, program, policy, practice, agreement or arrangement (whether written or unwritten, registered or unregistered, funded or unfunded, insured or uninsured), including any deferred compensation, bonus or incentive compensation, equity or equity based compensation, pension, supplemental pension, retirement savings, retiree or post-employment benefits, health and welfare (including medical, drug, vision, dental, accidental death and dismemberment, critical illness, disability or life insurance coverage), severance or termination payment, retention payment, separation, change-of-control payment, fringe benefit (including employee assistance, employee loan, education assistance, vehicle, housing or other allowance or employee mortgage insurance) or similar benefit or compensation plan, program, policy, practice, agreement or arrangement, in each case, (i) that is maintained,

42 sponsored, administered or contributed or required to by Sellers or any of their respective Subsidiaries for employees or former employees of Sellers or any of their respective Subsidiaries, or (ii) with respect to which Sellers or any of their respective Subsidiaries has any current or contingent liability, but excluding any statutory plans that the Sellers or any of their respective Subsidiaries is required to participate in or comply with, including the Canada and Quebec Pension Plans and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation. (b) With respect to each material Employee Benefit Plan, the Seller has made available to Purchaser, copies of, to the extent applicable, (i) the plan documents and related summaries and each trust, insurance, annuity or other funding Contract related thereto, (ii) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (iii) copies of material notices, letters or other non-routine correspondence from any Governmental Body within the last year, and (iv) all other material documentation pursuant to which such Employee Benefit Plan is currently administered or funded, including the use of the funds held under such Employee Benefit Plan. (c) None of the Sellers, any of their respective Subsidiaries or, to the Knowledge of Seller, any other Person has engaged in a prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Tax Code, with respect to any Employee Benefit Plan that would result in material Assumed Liability. (d) Neither the execution and delivery of this Agreement nor the consummation of any of the other Transactions, either alone or together with another event, will (A) result in any payment (including severance, unemployment compensation, golden parachute, bonuses, change- in-control, retention, forgiveness of Indebtedness or otherwise) becoming due under any Employee Benefit Plan, whether or not such payment is contingent, (B) increase any benefits or compensation otherwise payable under any Employee Benefit Plan or other arrangement, (C) result in the acceleration of the time of payment, vesting or funding of any benefits or compensation, or (D) would result in the payment of any “excess parachute payments” within the meaning of Section 280G of the Tax Code. Neither the Seller nor any of its Affiliates has any obligation to gross up any current or former employee or individual service provider for any Taxes under Sections 409A or 4999 of the Tax Code. (e) Each Employee Benefit Plan intended to qualify for Tax-preferred or Tax- exempt status (including under Section 401(a) of the Tax Code and the ITA) meets such requirements in all material respects (and, if applicable, has received a favorable determination letter, or is the subject of a favorable opinion letter, from the IRS as to its qualified status under the Tax Code) and, to the Knowledge of Seller, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan. With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been made. Neither Sellers nor any of their respective Subsidiaries has any obligation to provide any retiree or post-employment health or welfare benefits to any Person, except for continuation of health coverage under COBRA. The Sellers and their respective Subsidiaries have complied, and are in compliance with, the requirements of Section 4980B of the Tax Code, except as would not, individually or in the aggregate, be reasonably expected to result in a material Assumed Liability.

43 (f) Except as would not, individually or in the aggregate, be reasonably expected to result in material Assumed Liability: (i) Each Employee Benefit Plan has been maintained, funded, operated, and administered in compliance with its terms and the requirements of any applicable Law, including ERISA and the Tax Code, and including with respect to the proper inclusion or exclusion of employees as participants in such Employee Benefit Plan; no breach of fiduciary duty (as determined under ERISA or common law) by the Sellers, or, to the Knowledge of Seller, any other Person has occurred with respect to any Employee Benefit Plan; neither Sellers nor any of their respective Subsidiaries have any current or contingent liability under or relating to any “pension plan” (as defined in Section 3(2) of ERISA) subject to Section 412 of the Tax Code or Title IV or Section 302 of ERISA; neither Sellers nor any of their respective Subsidiaries contribute to, have any obligation to contribute to, or have any current or contingent liability under or with respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA); and no Employee Benefit Plan is (i) subject to provincial or federal pension standards legislation in Canada, (ii) a “retirement compensation arrangement” (as such term is defined in subsection 248(1) of the ITA), (iii) is a “salary deferral arrangement” (as such term is defined in subsection 248(1) of ITA), (iv) an “employee life and health trust” (as such term is defined in subsection 248(1) of the ITA); or, (v) a “health and welfare trust” (within the meaning of Canada Revenue Agency Income Tax Folio S2-F1-C1). (ii) There is no pending or, to the Knowledge of Seller, threatened Action relating to any Employee Benefit Plan, and, to the Knowledge of the Seller, no circumstances exist that would reasonably be expected to lead to a claim or Action. (iii) To the Knowledge of Seller, no Business Employee has been improperly included in or excluded from any Employee Benefit Plan. 3.17 Customers and Suppliers. (a) Schedule 3.17(a) contains a complete and accurate list of the ten (10) largest customers of the Sellers and their Subsidiaries, taken as a whole (measured by aggregate billings) during the period from the end of the second fiscal quarter of fiscal year 2022 through the third fiscal quarter of fiscal year 2023 (the “Material Customers”). Except as disclosed in Schedule 3.17(a), since the date of the Latest Balance Sheet, (i) no Material Customer has materially reduced, cancelled or terminated (except for expiration of Contracts pursuant to their terms) its business relationship with any Seller or Subsidiary of a Seller, as applicable, or has notified Seller or such Subsidiary, as applicable, in writing, or to the Knowledge of Seller, orally, of any intent to do so and (ii) there has been no material dispute or controversy or, to the Knowledge of Seller, threatened material dispute or controversy, between any Seller or Subsidiary of a Seller, on one hand, and any Material Customer, on the other hand. (b) Schedule 3.17(b) contains a complete and accurate list of the ten (10) largest suppliers from which the Sellers and their Subsidiaries, taken as a whole purchased materials, supplies, services or other goods (measured by dollar volume of purchases from such suppliers) during the twelve (12) months ended May 16, 2023 (such suppliers collectively referred to as

44 “Material Suppliers”), and the amount for which each such Material Supplier invoiced the Sellers and their Subsidiaries during such period. Since the Latest Balance Sheet, no Material Supplier has materially increased the pricing, or adversely altered other terms of its business with the Sellers and their Subsidiaries, or, to the Knowledge of Sellers, indicated an intention to terminate, cancel, materially reduce the volume, materially reduce its business, materially increase its pricing, or adversely alter other terms of its business with any of the Sellers or their Subsidiaries. 3.18 Insurance. Schedule 3.18 sets forth a description of policies of fire and casualty, general liability, director and officer liability, and all other forms of material insurance maintained by or on behalf of the Sellers and their Subsidiaries (the “Business Insurance Policies”), including with respect to each such policy the first named insured, the policy/bond number, the insurer(s), the material limits, the deductibles and the term thereof. All such Business Insurance Policies (i) collectively provide reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Sellers and their Subsidiaries and (ii) are in full force and effect. All premiums past due have been paid and no outstanding notice of default, cancellation, modification or termination has been received by or on behalf of the Sellers or any of their Subsidiaries with respect to any such Business Insurance Policies (except notices in connection with scheduled renewals) and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder. There have been no material claims by the Sellers or any of their Subsidiaries under any such policy as to which coverage has been denied or disputed by the underwriters of such policy. Prior to the date hereof, the Sellers have made available to Purchaser true, complete and correct (a) loss- runs for the last three (3) years in respect of the Sellers and their Subsidiaries, including the remaining deductible and retention amounts and coverage limits, under the Business Insurance Policies and (b) copies of the Business Insurance Policies. 3.19 Transactions with Related Parties. Except for any other Contract entered into by the Seller Parties in connection with the Bankruptcy Cases, in connection with employee compensation or employee arrangements in the Ordinary Course (including participation in Employee Benefit Plans) or as set forth in Schedule 3.19, there are no Contracts, ongoing transactions or business relationships involving payments, Liabilities, or assets, in each case, having value in excess of $120,000, between a Seller or any of its Subsidiaries, on the one hand, and any current or former executive officer, director, employee or Affiliate of a Seller or any of its Subsidiaries, or any member of the immediate family of any such officer, director, employee or Affiliate, on the other hand. 3.20 Brokers. Except for Guggenheim Securities, LLC (“Guggenheim Securities”) or as set forth on Schedule 3.20, the fees and expenses of which will be borne solely by the Sellers, no broker, finder, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of a Seller or any of its Subsidiaries. 3.21 Letters of Credit, Surety Bonds. Schedule 3.21 sets forth a true, complete and correct list of all letters of credit, surety bonds, and similar obligations of the Sellers and their Subsidiaries. As of the date hereof, no draw or request for payment or reimbursement has been made with respect to any letter of credit, surety bond, or similar obligation.

45 3.22 Critical Technologies. No Acquired Entity produces, designs, tests, manufactures, fabricates, or develops any critical technologies as that term is defined in 31 C.F.R. § 800.215. 3.23 No Other Representations or Warranties. Except for the representations and warranties expressly contained in this Article III (as qualified by the Schedules and in accordance with the express terms and conditions (including limitations and exclusions) of this Agreement) or in the certificate delivered pursuant to Section 2.4(l) (the “Express Representations”) (it being understood that Purchaser has relied only on such Express Representations and warranties), Purchaser acknowledges and agrees that no Seller nor any other Person on behalf of any Seller makes, and neither Purchaser has relied on, is relying on, or will rely on the accuracy or completeness of any express or implied representation or warranty with respect to any Seller, any Subsidiary of a Seller, the Acquired Assets, or the Assumed Liabilities or with respect to any information, statements, disclosures, documents, Projections, forecasts or other material of any nature made available or provided by any Person (including in any presentations or other materials prepared by Guggenheim Securities or AlixPartners) (the “Information Presentation”) or in that certain “Project Cadillac” datasite administered by Venue (the “Dataroom”) or elsewhere to Purchaser or any of its Affiliates or Advisors on behalf of Sellers or any of their Affiliates or Advisors. Without limiting the foregoing, no Seller nor any of its Advisors or any other Person will have or be subject to any Liability whatsoever to Purchaser, or any other Person, resulting from the distribution to Purchaser or any of its Affiliates or Advisors, or Purchaser’s or any of its Affiliates’ or Advisors’ use of or reliance on, any such information, including the Information Presentation, the Projections, any information, statements, disclosures, documents, Projections, forecasts or other material made available to Purchaser or any of its Affiliates or Advisors in the Dataroom or otherwise in expectation of the Transactions or any discussions with respect to any of the foregoing information. Notwithstanding the foregoing, nothing in this Agreement shall limit any claim for Fraud. 3.24 No Outside Reliance. Notwithstanding anything contained in this Article III or any other provision of this Agreement to the contrary, each of the Sellers acknowledges and agrees, on its own behalf and on behalf of its Subsidiaries, that the representations and warranties expressly contained in Article IV (as qualified in accordance with the express terms and conditions (including limitations and exclusions) of this Agreement) or in the officer’s certificate delivered by Purchaser pursuant to Section 2.5(k) are the sole and exclusive representations, warranties and statements of any kind made to the Sellers and on which the Sellers may rely in connection with the Transactions. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to Sellers as follows. 4.1 Organization and Qualification. Purchaser is an entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction of its formation or organization (as applicable) and has all requisite organizational power and authority necessary to own or lease its assets and properties and to operate its business as it is now being conducted, except (other than with respect to Purchaser’s due formation and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a material adverse

46 effect on Purchaser’s ability to consummate the Transactions. Purchaser is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) under the Laws of each jurisdiction in which the nature of its business or the character or location of the properties owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the Transactions. 4.2 Authorization of Agreement. Purchaser has all necessary organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Purchaser of this Agreement, and the consummation by Purchaser of the Transactions, subject to requisite Bankruptcy Court approvals and CCAA Orders being granted (each as described in this Agreement), have been duly authorized by all requisite corporate or similar organizational action and no other corporate or similar organizational proceedings on its part are necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and the consummation by it of the Transactions. Subject to requisite Bankruptcy Court approvals and CCAA Orders being granted (each as described in this Agreement), this Agreement has been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that such enforceability may be limited by the Enforceability Exceptions. 4.3 Conflicts; Consents. (a) Assuming that (i) the Confirmation Order, and all other requisite Bankruptcy Court approvals and CCAA Orders are obtained (each as described in this Agreement), (ii) the notices, authorizations, approvals, Orders, Permits or consents set forth on Schedule 4.3(a) are made, given or obtained (as applicable), (iii) the requirements of the HSR Act are complied with, and (iv) any filings required by any applicable federal or state securities or “blue sky” Laws are made, the execution and delivery by Purchaser of this Agreement, the consummation by Purchaser of the Transactions, and the performance and compliance by Purchaser with any of the terms or provisions hereof, do not and will not (A) conflict with or violate any provision of Purchaser’s Organizational Documents, (B) violate any Law or Order applicable to Purchaser, (C) violate or constitute a breach of or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, modification, or cancelation of any obligation or to the loss of any benefit, any of the terms or provisions of any loan or credit agreement or other material Contract to which Purchaser is a party or accelerate Purchaser’s obligations under any such Contract, or (D) result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any properties or assets of Purchaser or any of its Subsidiaries, except, in the case of clauses (B) through (D), as would not, individually or in the aggregate, reasonably be expected to materially affect the ability of the Purchaser to consummate the Transactions. (b) Except as set forth on Schedule 4.3(a), Purchaser is not required to file, seek or obtain any notice, authorization, approval, Order, Permit or consent of or with any Governmental Body in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation by Purchaser of the Transactions, except (i) any filings

47 required to be made under the HSR Act, (ii) such filings as may be required by any applicable federal or state securities or “blue sky” Laws, or (iii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to prevent or materially impair, alter or delay the ability of Purchaser to consummate the Transactions. 4.4 Financing. (a) As of the date of this Agreement, Purchaser has received and accepted, and delivered to CTI a true, complete and correct copy of, an executed equity commitment letter dated as of the date hereof, among Purchaser and the other respective parties thereto (the “Investors”) (together with all annexes, schedules and exhibits thereto, the “Equity Commitment Letter”) relating to the commitment to provide Purchaser the amount of equity financing set forth therein (the “Equity Financing”). (b) As of the date of this Agreement, except as set forth in the Equity Commitment Letter, there are no conditions precedent to the obligations of the Investors to provide the Equity Financing or any contingencies that would permit the Investors to reduce the total amount of the Equity Financing below the Required Amount (as defined below). Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2, as of the date of this Agreement, Purchaser does not have any reason to believe that it will be unable to satisfy on a timely basis any term or condition to Closing to be satisfied by it in the Equity Commitment Letter or that sufficient funds in an aggregate amount necessary to pay the Required Amount will not be made available to Purchaser, on the Closing Date. (c) As of the date of this Agreement, the Equity Financing, to the extent funded in accordance with the Equity Commitment Letter, shall provide Purchaser with immediately available cash on the Closing Date, sufficient to pay the Closing Date Payment, and all related expenses required to be paid by Purchaser hereunder (the Closing Date Payment, and all such related expenses, the “Required Amount”). (d) As of the date of this Agreement, the Equity Commitment Letter is the legal, valid, binding and enforceable obligation of Purchaser and, each other party thereto, subject in each case to the Enforceability Exceptions, and is in full force and effect. As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a material default or breach or failure to satisfy a condition precedent on the part of Purchaser under the terms and conditions of such Equity Commitment Letter. As of the date of this Agreement, the Equity Commitment Letter has not been withdrawn, rescinded or terminated or otherwise amended or modified in any respect that would be material and adverse to the Sellers, and no such amendment or modification is contemplated. As of the date of this Agreement, no counterparty to the Equity Commitment Letter has notified Purchaser of its intention to terminate the Equity Commitment Letter or not to provide such Equity Financing. (e) Purchaser expressly acknowledges and agrees that the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Equity Financing) by Purchaser is not a condition to Closing or any of Purchaser’s obligations hereunder.

48 4.5 Security Law Matters. Purchaser is acquiring the capital stock or other Equity Interests of the Acquired Entities for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities Laws. Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act. 4.6 Brokers. Except for Moelis & Company LLC, all of whose fees and expenses will be borne solely by Purchaser, there is no investment banker, broker, finder, or other intermediary which has been retained by or is authorized to act on behalf of Purchaser that is entitled to any fee or commission in connection with the Transactions. 4.7 No Litigation. There are no Actions pending or, to Purchaser’s knowledge, threatened against or affecting Purchaser that will or would be reasonably likely to materially and adversely affect Purchaser’s performance of its obligations under this Agreement or the consummation of the Transactions. 4.8 Certain Arrangements. As of the date hereof, there are no Contracts, undertakings, commitments or obligations, whether written or oral, between any member of the Purchaser Group, on the one hand, any member of the management of Seller or its board of directors (or applicable governing body of any Affiliate of Seller), any holder of equity or debt securities of Seller, or any lender of Seller or any Affiliate of Seller (and expressly excluding any landlords under Leases), in each case, in its capacity as such, on the other hand, (a) relating in any way to the acquisition of the Acquired Assets or the Transactions or (b) that would be reasonably likely to prevent, restrict, impede or affect adversely the ability of Seller or any of its Affiliates to entertain, negotiate or participate in any such transactions. 4.9 Solvency. Assuming that the representations and warranties of the Sellers contained in this Agreement are true and correct in all respects as of the Closing and Sellers comply with all of their covenants and agreements hereunder, Purchaser is, and immediately after giving effect to the Closing, Purchaser and the Acquired Entities, taken as a whole, will be, solvent and will: (a) be able to pay their debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay their debt (including a reasonable estimate of the amount of all contingent Liabilities) and (c) have adequate capital to carry on their business. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Purchaser or any of the Acquired Entities. In connection with the Transactions, Purchaser has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured. 4.10 Investigation. Purchaser acknowledges, covenants and agrees that it is relying on its own independent investigation and analysis in entering into this Agreement and consummating the Transactions. Purchaser is knowledgeable about the industries in which the Acquired Entities operate and is capable of evaluating the merits and risks of the Transactions and is able to bear the substantial economic risk of such investment for an indefinite period of time. Subject to Section 6.2, Purchaser has been afforded access to the books and records, facilities and personnel of the Acquired Entities for purposes of conducting a due diligence investigation and has conducted a due diligence investigation of the Acquired Entities. Notwithstanding the foregoing, nothing in this Agreement shall limit any claim for Fraud.

49 ARTICLE V BANKRUPTCY COURT MATTERS 5.1 Bankruptcy Actions. (a) Sellers shall schedule a hearing on November 16, 2023, at 2:00 p.m., prevailing Eastern Time or such other date as may be scheduled by the Bankruptcy Court and mutually agreed to in writing by Sellers and Purchaser (email being sufficient) to obtain entry of the Confirmation Order. (b) From the date hereof until the earlier of (i) the termination of this Agreement in accordance with Article VIII and (ii) the Closing Date, Sellers shall use commercially reasonable efforts to obtain entry by the Bankruptcy Court of the Confirmation Order, including filing the Confirmation Brief. (c) Sellers shall use reasonable best efforts to: (i) facilitate the solicitation, confirmation, and consummation of the Plan and the transactions contemplated hereby, (ii) obtain entry of the Confirmation Order, and (iii) consummate the Plan. (d) Purchaser shall take such actions as are reasonably requested by Seller to assist in obtaining the Bankruptcy Court’s entry of Confirmation Order and any other Order that Purchaser reasonably determines is necessary in connection with the Transactions, including furnishing affidavits, financial information, or other documents or information for filing with the Bankruptcy Court for the purposes of, among other things, providing necessary assurances of performance by Purchaser under this Agreement, and demonstrating that Purchaser is a “good faith” purchaser under section 363(m) of the Bankruptcy Code, as well as demonstrating Purchaser’s ability to pay and perform or otherwise satisfy any Assumed Liabilities following the Closing; provided, however, that nothing in this Agreement shall require either Purchaser or its Affiliates to give testimony to or submit any pleading, affidavit or information to the Bankruptcy Court, the CCAA Court, or any Person that is untruthful or to violate any duty of candor or other fiduciary duty to the Bankruptcy Court, the CCAA Court or its stakeholders. (e) The Foreign Representative and Canadian Sellers shall promptly file with the CCAA Court an application in the CCAA Proceeding seeking the granting of the CCAA Orders within five (5) Business Days following approval of the Confirmation Order by the Bankruptcy Court. (f) Each Party shall (i) appear formally or informally in the Bankruptcy Court if reasonably requested by the other Party or required by the Bankruptcy Court in connection with the Transactions and (ii) keep the other reasonably apprised of the status of material matters related to the Agreement, including, upon reasonable request, promptly furnishing the other with copies of notices or other communications received by a Seller from the Bankruptcy Court with respect to the Transactions. (g) Sellers shall not voluntarily pursue or seek, or fail to use commercially reasonable efforts to oppose any third party in pursuing or seeking, a conversion of the Bankruptcy Cases to cases under Chapter 7 of the Bankruptcy Code, the appointment of a trustee under Chapter 11 or Chapter 7 of the Bankruptcy Code or the appointment of an examiner with expanded powers.

50 (h) Sellers shall cooperate with Purchaser concerning the Confirmation Order and any other Orders (whether of the Bankruptcy Court, CCAA Court or otherwise) relating to the Transactions and the bankruptcy or other insolvency proceedings in connection therewith. Sellers shall provide draft copies to Purchaser of all applications, pleadings, notices, proposed Orders and other documents (including the Confirmation Brief, Sale Election Notice and the Stalking Horse Notice) relating to this Agreement or the Transactions no less than three (3) days, or as soon as reasonably practicable thereafter, prior to the proposed filing date so as to permit Purchaser sufficient time to review and comment on such drafts, and with respect to all provisions of the foregoing that relate to the Purchaser, this Agreement or the Transactions, such applications, pleadings, notices and proposed Orders shall be in form and substance reasonably acceptable to Purchaser. (i) Promptly upon execution of this Agreement but in any event, not later than the Sale Transaction Notice Deadline (as provided in the Disclosure Statement Order), the Sellers shall prepare and file a notice electing to pursue a Sale Transaction (the “Sale Election Notice”) in accordance with the provisions of the Order approving the Disclosure Statement [Docket No. 551] (as may be amended from time to time, the “Disclosure Statement Order”). (j) Promptly upon execution of this Agreement but in any event, not more than two (2) Business Days thereafter, the Sellers shall prepare and file a notice and proposed form of order designating Purchaser as the Stalking Horse Bidder (as such term is defined in the Bidding Procedures Order) (together, the “Stalking Horse Notice”) in accordance with the Bidding Procedures Order, and which shall disclose the Expense Reimbursement and Breakup Fee. (k) Promptly upon execution of this Agreement but in any event, not more than three (3) Business Days thereafter, the Sellers shall prepare and file (i) an amended Plan, in form and substance acceptable to the Purchaser (with respect to provisions that relate to or affect Purchaser, this Agreement, or the Transactions), incorporating the Transactions and the provisions necessary in the Plan to authorize and consummate the Transactions under the Plan, (ii) such amended notice and solicitation materials as the Sellers deem necessary, in consultation with Purchaser, to provide adequate notice to holders of claims against and interests in the Sellers or the Debtors’ estates. (l) Not later than the Confirmation Brief and Confirmation Objection Reply Deadline (as provided in the Disclosure Statement Order), the Sellers shall file a memorandum seeking confirmation of and providing legal support for entry of the Confirmation Order and confirmation of the Plan (a “Confirmation Brief”). (m) The Sellers agree that the Confirmation Order, Sale Election Notice and Stalking Horse Notice shall be in form and substance satisfactory to the Purchaser with respect to all provisions of the foregoing that relate to or affect Purchaser, this Agreement, or the Transactions, including any amendments thereto, whether before or after such documents and pleadings have been filed with or approved by the Bankruptcy Court. (n) The Sellers agree that, as of the Sale Transaction Notice Deadline, the Auction has been closed, and the Sellers shall not solicit bids or alternative restructuring proposals, or ask the Bankruptcy Court to consider any such bids or alternative restructuring proposals.

51 5.2 Cure Costs. Subject to entry of the Confirmation Order and the effectiveness of the Plan, the Sellers shall, on or prior to the Closing (or, in the case of any Contract that is to be assigned following the Closing pursuant to Section 1.5, on or prior to the date of such assignment), pay the Cure Costs and cure any and all other defaults and breaches under the Assigned Contracts so that such Contracts may be assumed by the applicable Seller and assigned to Purchaser in accordance with the provisions of sections 365 and 1123(b)(2) of the Bankruptcy Code and this Agreement. Sellers shall file such motions or pleadings, and provide such notices, as may be appropriate or necessary to assume and assign the Assigned Contracts and to determine the amount of any Cure Costs. 5.3 Approval. Sellers’ obligations under this Agreement and in connection with the Transactions are subject to entry of and, to the extent entered, the terms of any Orders of the Bankruptcy Court (including entry of the Confirmation Order) and CCAA Court (including granting of the CCAA Orders). Nothing in this Agreement shall require Sellers or their respective Affiliates to give testimony to or submit a motion to the Bankruptcy Court that is untruthful. 5.4 Avoidance Actions. The Plan shall provide that all Avoidance Actions shall be cancelled and extinguished on the Effective Date of the Plan and no Seller or any Affiliates thereof shall pursue or bring any claim or Action with respect to any Avoidance Action. ARTICLE VI COVENANTS AND AGREEMENTS 6.1 Conduct of the Business of Sellers. (a) Except as (i) required by applicable Law, Order, or a Governmental Body, (ii) required or restricted by the terms of the DIP Facility (as defined in the Final DIP Order), (iii) expressly required by this Agreement, or (iv) set forth in Schedule 6.1(a), during the period from the date of this Agreement until the Closing Date or the earlier termination of this Agreement in accordance with Article VIII, each Seller shall, and shall cause each of its Subsidiaries to, (A) conduct its business in the Ordinary Course and (Y) use their respective commercially reasonable efforts to (1) preserve intact the present business operations, organization and goodwill of its business, (2) preserve and maintain satisfactory relationships with material licensors, licensees, contractors, distributors, consultants, vendors, suppliers and others having business relationships with the Sellers or any of their Subsidiaries in connection with the operation of its business, (3) keep available the services of its officers and employees in the Ordinary Course, (4) pay all of its undisputed post-petition obligations in the Ordinary Course and (5) continue to operate its business and Acquired Assets in all material respects in compliance with all Laws applicable to such business, the Sellers and their respective Subsidiaries. (b) Without limiting the generality of the foregoing, except as (i) required by applicable Law, Order, or a Governmental Body, (ii) required or restricted by the terms of the DIP Facility, or (iii) set forth in Schedule 6.1(a), during the period from the date of this Agreement until the Closing Date or the earlier termination of this Agreement in accordance with Article VIII, each Seller shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed, other than in the case of any of the following matters that would be

52 included in the nature and scope of the Fundamental Representations, each of which shall be in the sole discretion of Purchaser): (i) (A) issue, sell, encumber or grant any shares of the capital stock or other equity or voting interests of a Seller or any of its Subsidiaries, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of such capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of such capital stock or other equity or voting interests; (B) redeem, purchase or otherwise acquire any of the outstanding shares of capital stock or other equity or voting interests of a Seller or any of its Subsidiaries, or any rights, warrants or options to acquire any shares of such capital stock or other equity or voting interests, except in connection with any actions required by Section 6.20, (C) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of the capital stock or other equity or voting interests of a Seller or any of its Subsidiaries, except in connection with any actions required by Section 6.20, or (D) split, combine, subdivide or reclassify any shares of the capital stock or other equity or voting interests of a Seller or any of its Subsidiaries; (ii) sell, divest, distribute, assign, license, transfer or lease to any Person, or otherwise dispose of, in a single transaction or series of related transactions, any of the Acquired Assets (other than Owned Intellectual Property) for consideration, individually or in the aggregate, in excess of $500,000, except dispositions of obsolete, surplus or worn out assets or assets that are no longer used; provided, however, that a Seller shall not, and shall not permit its Subsidiaries to, (i) construct, materially alter or destroy any material improvement on the Owned Real Property or Leased Real Property (including any Leasehold Improvement); (ii) sell, lease, sublease or license to any Person any of the Owned Real Property or Leased Real Property or (in each case) any portion thereof; (iii) enter into, materially amend or waive, extend, fail to exercise any renewal option under, or voluntarily terminate any Lease; or (iv) acquire any real property; (iii) (x) incur or commit to incur any capital expenditure or authorization or commitment with respect thereto, or (y) delay or fail to make any capital expenditures, including for property, plant and Equipment, except for those (A) that are materially consistent with the Sellers’ capital expenditure schedule set forth on Schedule 6.1(b)(iii), or (B) in the case of clause (x), otherwise in an aggregate amount for all such capital expenditures made pursuant to this clause (B) not to exceed $1,000,000 in the aggregate in any calendar year; (iv) acquire or agree to acquire by merging or consolidating with, or invest in or purchase (by asset acquisition, equity purchase or similar transaction) any portion of the stock of, or other ownership interests in, or material portion of assets of, or by any other manner, any business or any Person; (v) (A) amend, terminate (partially or completely), supplement, modify, renew or fail to exercise any renewal rights, waive any provision of, or accelerate any rights, benefits or obligations under, any Material Contract or Permit, except in the Ordinary Course or upon the expiration in accordance with its term; (B) enter into any

53 Contract that would be a Material Contract if in existence on the date hereof, except for in the Ordinary Course upon substantially the same terms as similar Material Contracts; or (C) enter into any Contract that includes a change of control, anti-assignment or similar provision that would require a Consent from, a material payment to or would give rise to any material rights (including termination rights) of the other party or parties thereto in connection with the consummation of the Transactions or any future change of control, in each case, including with respect to any Excluded Data Center Contracts; (vi) sell, lease, mortgage, pledge, grant any Encumbrance (other than Permitted Encumbrances and Encumbrances to be removed by operation of the Confirmation Order) on or otherwise encumber or dispose of any of its properties or assets (including the Acquired Assets), other than (A) to secure Indebtedness and other obligations in existence at the date of this Agreement (and required to be so secured by their terms) or permitted under Section 6.1(b)(vii); provided, further, that any such Encumbrance will be extinguished by the Sellers in connection with the Closing; or (B) to a Seller or to a wholly owned Subsidiary of a Seller; provided that any such Encumbrance will be extinguished by the Sellers as of the Closing or transferred to the benefit of Purchaser; (vii) (A) issue, incur, assume or otherwise become liable for (i) any indebtedness for borrowed money, (ii) any notes, mortgages, bonds, debentures or other debt securities or warrants or other rights to acquire any notes, mortgages, bonds, debentures or other debt securities of a Seller or any of its Subsidiaries, (iii) any amounts owing as deferred purchase price for property or services, including any capital leases, seller notes and “earn out” payments, or other contingent payment obligations, (iv) any guarantee of any of the foregoing obligations of another Person, or any “keep well” or other agreement to maintain any financial statement condition of another Person, (v) obligations under any letters of credit, surety bonds, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, and (vi) any interest rate swap, forward Contract, currency or other hedging arrangements, to the extent payable if terminated (collectively, “Indebtedness”), except (1) Indebtedness that will constitute Excluded Liabilities, and (2) letters of credit, surety bonds, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the Ordinary Course, (B) enter into any swap or hedging transaction or other derivative agreements other than in the Ordinary Course or (C) make any loans, capital contributions or advances to, or investments in, any Person other than the advancement of expenses to employees in the Ordinary Course in accordance with existing policies of a Seller or its Subsidiaries; (viii) except as required by the terms of an existing Employee Benefit Plan disclosed to Purchaser on Schedule 3.16(a), (A) enter into, adopt, establish, materially amend or terminate any material Employee Benefit Plan other than in the Ordinary Course, (B) grant to any current or former director, officer, employee or other individual service provider of a Seller or any of its Subsidiaries any increase in compensation or benefits other than in the Ordinary Course, (C) grant to any current or former director, officer, employee or other individual service provider of a Seller or any of its Subsidiaries any severance,

54 retention, change in control, termination or similar compensation or benefits, (D) grant or amend or modify any equity, equity-based or other incentive awards, (E) hire, appoint or promote any employee or terminate (other than for “cause”) any employee other than in the Ordinary Course, or (F) take any action to increase or accelerate the vesting of, or payment of, any compensation or benefit under any Employee Benefit Plan; (ix) waive, release, assign, pay, discharge, settle, satisfy or compromise any Action (including any pending or threatened Action) against a Seller or any of its Subsidiaries that would result in an Assumed Liability or any material restriction, or other material obligation, on the conduct of the business of a Seller and its Subsidiaries, from and after the Closing, or commence any such Action; (x) make any material changes in financial accounting methods, principles or practices materially affecting the consolidated assets, Liabilities or results of operations of the Sellers and their Subsidiaries, except insofar as may be required (A) by GAAP (or any interpretation thereof), (B) by any applicable Law, including Regulation S- X under the Securities Act, or (C) by any Governmental Body or quasi-Governmental Body (including the Financial Accounting Standards Board or any similar organization); (xi) amend a Seller’s articles of incorporation or bylaws (or comparable Organizational Documents) or amend the Organizational Documents of any Subsidiary of a Seller; (xii) sell, license, sublicense, abandon or permit to lapse, transfer or dispose of, create or incur any Encumbrance (other than any Permitted Encumbrance) on, or otherwise fail to take any action necessary to maintain, enforce or protect any Owned Intellectual Property (except for non-exclusive licenses granted in the Ordinary Course); (xiii) amend in any material respect, cancel or terminate any material insurance policy naming a Seller or a Subsidiary of a Seller as an insured, a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage; (xiv) (A) make, revoke or change any method of Tax accounting or material Tax election, (B) file any amended Tax Return with respect to material amounts of Taxes, (C) enter into any closing agreement with respect to Taxes or settle or compromise any Tax claim or assessment, (D) consent to any extension or waiver of the limitation period with respect to Taxes, or (E) initiate any voluntary Tax disclosure or request any Tax ruling, in each case, relating to, or otherwise affecting, any Acquired Entity, Acquired Asset, or Assumed Liability to the extent such action would reasonably be expected to have a non-de-minimis and adverse effect on Purchaser and its Affiliates (including, after the Closing, Acquired Entities); (xv) transfer any (A) Liabilities or assets to any Acquired Entity or (B) Liabilities that would become Assumed Liabilities or assets out of an Acquired Entity, in either case, outside of the Ordinary Course; (xvi) enter into a Contract with an Affiliate other than on arm’s length terms;

55 (xvii) accelerate the collection of any accounts receivable or delay the payment of any accounts payable in relation to their applicable due dates, or otherwise fail to manage Working Capital in the Ordinary Course, in each case, in any material respect; or (xviii) authorize, or commit or agree, in writing or otherwise, to take, any of the foregoing actions. (c) For the avoidance of doubt, nothing contained in this Agreement shall be construed to give to Purchaser, directly or indirectly, rights to control or direct the operations of Sellers prior to the Closing, and nothing contained in this Agreement is intended to give a Seller, directly or indirectly, the right to control or direct Purchaser’s or its Affiliates’ operations. 6.2 Access to Information. (a) From the date hereof until the Closing, Sellers will provide Purchaser (and its Designee) and its authorized Advisors and the Debt Financing Sources with reasonable access and upon reasonable advance notice and during regular business hours to the facilities, books and records, documents data, files, properties, personnel, and Advisors of Sellers and their Subsidiaries in order for Purchaser (and its Designee) and its authorized Advisors and the Debt Financing Sources to access such information regarding the Acquired Assets and Assumed Liabilities as is reasonably necessary in order to consummate the Transactions and to assess any amounts that are or may become payable in connection therewith; provided that (i) such access does not unreasonably interfere with the normal operations of Sellers or any of their Subsidiaries, (ii) such access will occur in such a manner as Sellers reasonably determines to be appropriate to protect the confidentiality of the Transactions and such books and records, (iii) all requests for access will be directed to Guggenheim Securities or such other Person(s) as Sellers may designate in writing from time to time, (iv) nothing herein will require Sellers or any of their Subsidiaries to provide access to, or to disclose any information to, Purchaser or any other Person if such access or disclosure (A) would reasonably cause significant competitive harm to Sellers or any of their Subsidiaries if the Transactions are not consummated, (B) would waive any legal privilege or (C) would be in violation of applicable Laws (including the HSR Act and Antitrust Laws) or the provisions of any Contract to which Sellers or any Acquired Entity is bound or would violate any fiduciary duty; provided that, in the case of this clause (iv), the Sellers and their respective Subsidiaries will use commercially reasonable efforts to provide a reasonable alternative means of accessing any such information in a manner that would not result in material competitive harm, the waiver of any legal privilege or violation of applicable Laws, the provisions of any agreement or any fiduciary duty; provided, further, that no such access shall be required in connection with an adversarial proceeding between Purchaser (or its Designee) or any of its Affiliates, on the one hand, and any Seller or any of its Affiliates, on the other hand, and (v) nothing herein will permit Purchaser (or its Designee) or its authorized Advisors to conduct any sampling or testing of environmental media or any other invasive investigation or assessment at any Leased Real Property or Owned Real Property of Sellers or the Acquired Entities, including of the type commonly known as a Phase II environmental site assessment; provided, however, that notwithstanding the foregoing, in the event any additional sampling or testing of environmental media or any other invasive investigation or assessment at any Leased Real Property or Owned Real Property of Sellers or the Acquired Entities is required by the Purchaser’s Debt Financing

56 Sources providing the Debt Financing with respect to such Leased Real Property or Owned Real Property in connection with the Debt Financing, then the Sellers will not withhold, condition or delay consent in response to a written request of Purchaser in connection therewith. (b) The information provided pursuant to this Section 6.2 will be governed by all the terms and conditions of the Confidentiality Agreement, which Confidentiality Agreement shall survive the execution of this Agreement notwithstanding anything to the contrary therein. Purchaser will, and will cause its Advisors to, abide by the terms of the Confidentiality Agreement with respect to such access and any information furnished to Purchaser or any of its Advisors. Seller makes no representation or warranty as to the accuracy of any information, if any, provided pursuant to this Section 6.2, and none of Purchaser or its Advisors may rely on the accuracy of any such information. (c) From and after the Closing for a period of three (3) years following the Closing Date, Purchaser will provide Sellers and their Advisors with reasonable access, during normal business hours, and upon reasonable advance notice, to the books and records, including work papers, schedules, memoranda and other documents (for the purpose of examining and copying) relating to the Acquired Assets, the Acquired Entities, the Excluded Assets, the Assumed Liabilities or the Excluded Liabilities, in each case to the extent in Purchaser’s possession or control, with respect to periods or occurrences prior to the Closing Date, and reasonable access, during normal business hours, and upon reasonable advance notice, to employees, officers, Advisors, accountants, offices and properties of Purchaser (including for the purpose of better understanding the books and records), as may be reasonably requested by a Seller in connection with the Bankruptcy Cases, the wind-down and liquidation of Sellers, the winddown, transfer or disposition of any Excluded Assets, and any other bona fide legal compliance, accounting or Tax purpose; provided that nothing herein will require Purchaser to provide access to, or to disclose any information to, Sellers if such access or disclosure (A) would waive any legal privilege or (B) would be in violation of applicable Laws (including the HSR Act and Antitrust Laws) or the provisions of any agreement to which Purchaser or any of its Subsidiaries or Affiliates is bound or would violate any fiduciary duty; provided that Purchaser and its Subsidiaries will use commercially reasonable efforts to provide a reasonable alternative means of accessing any such information in a manner that would not result in material competitive harm, the waiver of any legal privilege or violation of applicable Laws, the provisions of any agreement or any fiduciary duty; provided, further, that no such access shall be required in connection with an adversarial proceeding between Purchaser or any of its Affiliates, on the one hand, and any Seller or any of its Affiliates, on the other hand. Unless otherwise consented to in writing by Sellers, Purchaser will use commercially reasonable efforts, for a period of three years following the Closing Date, to not destroy, alter or otherwise dispose of any of such books and records without first offering to surrender to Sellers such books and records or any portion thereof that Purchaser may intend to destroy, alter or dispose of. From and after the Closing, Purchaser will, and will cause its employees to, provide Sellers with reasonable assistance, support and cooperation with Sellers’ wind-down and related activities (e.g., helping to locate documents or information related to and assisting in preparation of Tax Returns or prosecution or processing of insurance/benefit claims or reconciliation of claims in the Bankruptcy Case) consistent with such employees responsibilities prior to the Closing.

57 (d) Except as otherwise permitted hereunder, Purchaser will not, and will not permit any member of the Purchaser Group to, contact any officer, manager, director, employee, customer, supplier lessee, lessor, lender, licensee, licensor, distributor or noteholder of any Seller prior to the Closing with respect to any Seller, any of its Subsidiaries, any of their respective businesses or the Transactions, in each case, without the prior written consent of Sellers for each such consent with such consent not to be unreasonably withheld, conditioned or delayed; provided that Purchaser and Purchaser Group may, without such consent, (i) contact any landlords to negotiate the amendment, assignment or termination of any Lease, the purchase, directly or indirectly, of any real property leased pursuant to any Leases, or the financeability of such real property interests, (ii) contact officers, managers, directors and employees of any Seller or its Subsidiaries to discuss compensation, benefits and arrangements in order to facilitate a smooth transition and integration of such Persons post-Closing and (iii) contact any customer, supplier, distributor or other commercial relation of any Seller or its Subsidiaries in connection with any matter contemplated by Section 1.5, Section 6.18 or Section 6.19; provided that, in the case of each of the foregoing clauses (ii) and (iii), Purchaser shall provide CTI with reasonable prior written notice thereof and reasonably coordinate the foregoing with Sellers. The Parties shall also reasonably cooperate to make employees available for the matters contemplated by Section 6.3. In furtherance of the foregoing, Sellers shall assist Purchaser (or its Designee) in facilitating conversations with any officer, manager, director, employee, customer, supplier lessee, lessor, lender, licensee, licensor, distributor or noteholder of any Seller, in each case reasonably requested by Purchaser (or its Designee), prior to the Closing in accordance with this Section 6.2(d). (e) From and after the Closing for a period of three (3) years following the Closing Date (or, if earlier, the closing of the Bankruptcy Case), Sellers will provide Purchaser (and its Designee) and its Advisors with reasonable access, during normal business hours, and upon reasonable advance notice, to the books and records, including work papers, schedules, memoranda, and other documents relating to Sellers or their Subsidiaries (other than the Documents), in each case, to the extent in Seller’s possession or control (for the purpose of examining and copying) relating to the Acquired Assets or the Assumed Liabilities with respect to periods or occurrences prior to the Closing Date as may be reasonably requested by Purchaser (or its Designee) in connection with a bona fide legal compliance, accounting or Tax purpose; provided that nothing herein will require Sellers to provide access to, or to disclose any information to, Purchaser (or its Designee) if such access or disclosure (A) would waive any legal privilege or (B) would be in violation of applicable Laws (including the HSR Act and Antitrust Laws) or the provisions of any agreement to which any Seller is bound or would violate any fiduciary duty; provided that Sellers and their Subsidiaries will use commercially reasonable efforts to provide a reasonable alternative means of accessing any such information in a manner that would not result in the waiver of any legal privilege or violation of applicable Laws, the provisions of any agreement or any fiduciary duty; provided, further, that no such access shall be required in connection with an adversarial proceeding between Purchaser (or its Designee) or any of its Affiliates, on the one hand, and any Seller or any of its Affiliates, on the other hand. Unless otherwise consented to in writing by Purchaser, Sellers will not, for a period of three (3) years following the Closing Date (or, if earlier, the closing of the Bankruptcy Case), destroy, alter or otherwise dispose of any of such books and records without first offering to surrender to the Purchaser such books and records or any portion thereof that Sellers may intend to destroy, alter or dispose of.

58 (f) Neither of Section 6.2(c) or Section 6.2(e) shall apply with respect to Tax matters, which are the subject of Section 9.3. 6.3 Employee Matters. (a) At least ten (10) Business Days prior to Closing, Purchaser shall extend to each Business Employee employed by Sellers a written offer of employment reviewed by Sellers, and which Sellers have had an opportunity to comment on, providing for a position that is the same or substantially similar to such employee’s position immediately prior to the Closing (including, primary location of employment) and on the terms set forth in this Section 6.3 (or, in the case of any Business Employee employed by Sellers that is a party to an Acquired Seller Plan that is an existing employment agreement, including assumption of such employment agreement (provided any such employment agreements are set forth and identified on Schedule 6.3(a))) (“Transfer Offer”) and that, if accepted, shall become effective immediately after the Closing. Business Employees who accept such Transfer Offers and begin employment with Purchaser, and Business Employees employed by the Acquired Entities as of the Closing Date, shall be collectively referred to herein as “Transferred Employees.” Purchaser shall notify Sellers in a reasonable timeframe (but in any event within ten (10) Business Days of receiving a response from the applicable Business Employee and no later than one (1) Business Day prior to the Closing) with respect to whether each such Transfer Offer has been accepted or rejected. Nothing herein shall be construed as a representation or guarantee by any Seller or any of their respective Affiliates that any or all Business Employees employed by Sellers will accept the Transfer Offer, or that any Transferred Employee will continue in employment with Purchaser following the Closing for any period of time. Effective as of the Closing, each Transferred Employee previously employed by Sellers (other than the Acquired Entities) shall cease to be an employee of Sellers. (b) For a period of one (1) year from and after the Closing Date, Purchaser shall provide each Transferred Employee, or cause each Transferred Employee to be provided, with, and each Transfer Offer shall include,: (i) a base compensation or wage rate, as applicable, that is no less than that provided to such Transferred Employee as of immediately prior to the Closing; (ii) short-term cash incentive opportunities that are substantially comparable in the aggregate in target dollar value to those provided to such Transferred Employee as of immediately prior to the Closing; and (iii) other employee benefits (excluding severance, change of control, key employee incentive, key employee retention, other retention or one-time bonus and equity-based incentive plans or arrangements) that are substantially comparable in the aggregate in dollar value to those provided to such Transferred Employees as of immediately prior to the Closing. For purposes of eligibility, vesting and determining level of benefits under the benefit plans and programs maintained by Purchaser or any of its Affiliates after the Closing Date (the “Purchaser Plans”), subject to the terms of any applicable Contracts and any required third-party consents, each Transferred Employee shall be credited with his or her years of service with Sellers (and any predecessor thereto) before the Closing Date, except to the extent such credit would result in a duplication of benefits. Prior to the Closing Date, the Sellers shall make available to Purchaser all data in Sellers’ possession that is reasonably requested by Purchaser as necessary to administer each Acquired Seller Plan and, upon reasonable request from Purchaser, Seller shall request from Seller’s agent any such information so requested by Purchaser that is not in Seller’s possession.

59 (c) (i) Purchaser shall use commercially reasonable efforts to cause each Transferred Employee to be immediately eligible to participate, without any waiting time, in the Purchaser Plans; (ii) for purposes of each Purchaser Plan providing health or welfare benefits, Purchaser shall cause all pre-existing condition exclusions and actively-at-work requirements of such Purchaser Plan to be waived for such Transferred Employee and his or her covered dependents (unless such exclusions or requirements were not waived under comparable Employee Benefit Plans); and (iii) Purchaser shall cause any co-payments, deductible and other eligible expenses incurred by such Transferred Employee or his or her covered dependents during the plan year in which the Closing Date occurs to be credited for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Transferred Employee and his or her covered dependents for the applicable plan year of each comparable Purchaser Plan. (d) Purchaser shall assume, honor and be solely responsible for paying, providing and satisfying when due in accordance with the terms of any applicable Acquired Seller Plan, each of the following: (i) all accrued and unused vacation, personal days, sick pay and other paid time off for Transferred Employees earned but unused as of the Closing Date; (ii) all accrued and unpaid cash key employee retention incentive obligations as of the Closing Date; and (iii) all vacation, personal days, sick pay and other paid time off, benefits and benefit claims, severance and termination pay, notice, and benefits (including any employer Taxes related thereto), in each case of this clause (iii), accruing, incurred or arising as a result of employment or separation from employment with Purchaser on or after the Closing Date with respect to Transferred Employees. (e) For the avoidance of doubt, (i) except as expressly provided under Section 6.3 of this Agreement, included in the definition of Working Capital, or in connection with an Acquired Seller Plan, all obligations, Liabilities relating to the employment with, termination of employment with, application for employment with or any other employment or labor-related Liabilities with respect to current and former employees of any of the Acquired Entities prior to the Closing shall be deemed an Excluded Liability and Seller shall be solely responsible for paying, providing and satisfying any such Liabilities, and that (ii) Purchaser shall be solely responsible for those Liabilities (excluding those identified in Section 1.4(d) of this Agreement) in respect of claims made by any Transferred Employee (or any other individual claiming that he or she is or should be a Transferred Employee) for severance or other termination benefits under any Acquired Seller Plan or applicable Law (including claims for wrongful dismissal, notice of termination of employment, pay in lieu of notice or breach of Contract) arising out of, relating to or in connection with any failure to offer employment to (or the terms of such offer), or to continue the employment of, any such Transferred Employee (or other individual claiming that he or she is or should be a Transferred Employee) or other failure to comply with the terms of this Agreement. (f) Purchaser will, or will cause its Affiliates to, provide any required notice under the Worker Adjustment and Retraining Notification Act of 1988 or any similar Laws (“WARN Act”) and to otherwise comply with the WARN Act with respect to any “plant closing” or “mass layoff” or group termination or similar event under the WARN Act affecting Business Employees or Transferred Employees (including as a result of the consummation of Transactions) and occurring on and after the Closing. Purchaser will not, and will cause its Affiliates not to, take any action on or after the Closing Date that would cause any termination of employment of any employees by Sellers or their Affiliates occurring prior to or at the Closing to constitute a “plant closing,” “mass layoff” or group termination or similar event under the WARN Act, or to create

60 any Liability or penalty to Sellers or any of their Affiliates for any employment terminations under applicable Law; provided that Purchaser and Seller shall cooperate in good faith in order to ensure compliance with the WARN Act and upon written request of the Purchaser, Seller shall send WARN notices to employees and any other Persons. (g) Purchaser shall be solely responsible for any and all obligations and Liabilities arising under Section 4980B of the Tax Code with respect to all “M&A qualified beneficiaries” as defined in 26 C.F.R. § 54.4980B-9. (h) For any Transferred Employees who are principally based outside the United States, the Parties will comply with applicable Law and the intention of the Parties is that the provisions of this Section 6.3 shall not trigger any severance, separation pay, notice or pay in lieu thereof or similar termination indemnities. (i) Sellers shall timely provide to Purchaser all information required to be provided by the predecessor under Section 5 of the Revenue Procedure 2004-53 and any other information reasonably required by Purchaser in connection with its reporting obligations thereunder and, provided such information is timely provided, Purchaser shall adopt the “alternate procedure” for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Section 5 of Revenue Procedure 2004-53. (j) With respect to any Acquired Seller Plan that is intended to be qualified under Section 401(a) of the Tax Code, Purchaser shall contribute to such plan any unpaid employer matching contribution amounts for the 2023 plan year based on the employer matching formula in effect as of the date hereof. (k) The provisions of this Section 6.3 are for the sole benefit of the Parties and nothing herein, express or implied, is intended or shall be construed to confer upon or give any Person (including for the avoidance of doubt any employees of Sellers or Transferred Employees), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 6.3 or under or by reason of any provision of this Agreement). Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any Employee Benefit Plan or any other benefit or compensation plan, program, policy, agreement or arrangement; (ii) shall, subject to compliance with the other provisions of this Section 6.3, alter or limit Purchaser’s or Sellers’ ability to amend, modify or terminate any particular benefit or compensation plan, program, policy, agreement or arrangement; or (iii) is intended to confer upon any current or former employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment. 6.4 Regulatory Approvals. (a) Subject to Section 6.5, each Seller will, and will cause its Subsidiaries to, (i) make or cause to be made all filings and submissions required to be made by Seller under any applicable Laws for the consummation of the Transactions, if any, (ii) cooperate with Purchaser in exchanging such information and providing such assistance as Purchaser may reasonably request in connection with any filings required to be made by the Purchaser Group pursuant to

61 Section 6.4(b), and (iii)(A) supply promptly any additional information and documentary material that may be requested in connection with the filings made pursuant to this Section 6.4(a) or Section 6.4(b) and (B) use reasonable best efforts to take all actions necessary to obtain all required clearances in connection with such filings. (b) Subject to Section 6.5, Purchaser will, and will cause its Affiliates and Advisors to, (i) make or cause to be made all filings and submissions required to be made by any member of the Purchaser Group under any applicable Laws for the consummation of the Transactions, if any, (ii) cooperate with any Seller in exchanging such information and providing such assistance as any Seller may reasonably request in connection with any filings made by any Seller pursuant to Section 6.4(a), and (iii) (A) supply promptly any additional information and documentary material that may be requested in connection with the filings made pursuant to this Section 6.4(b) or Section 6.4(a) and (B) use reasonable best efforts to take all actions necessary to obtain all required clearances. (c) This Section 6.4 shall not apply to efforts related to Antitrust Laws, which shall be governed by the obligations set forth in Section 6.5 below. 6.5 Antitrust Notification. (a) To the extent required, each Seller and Purchaser (and their respective Affiliates, if applicable) will, (i) as promptly as practicable and no later than ten (10) Business Days following the date of this Agreement, file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), a Notification and Report Form relating to this Agreement the Transactions pursuant to the HSR Act, and (ii) as promptly as practicable file all notifications, filings, registrations, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, as are required by the Antitrust Laws set forth on Schedule 7.1(a). Each Seller and Purchaser shall (and shall cause their respective Affiliates to) (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) make (or cause to be made) an appropriate response to any additional information that may be required or requested by the FTC, the DOJ or the Governmental Bodies of any other applicable jurisdiction; and (D) take (and cause their Affiliates to take) all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Transactions; and (2) obtain any required Consents pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Transactions, in each case as promptly as reasonably practicable and in any event prior to the Outside Date. If any Party or Affiliate thereof receives any comments or a request for additional information or documentary material from any Governmental Body with respect to the Transactions pursuant to the HSR Act or any other applicable Antitrust Law, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Party, an appropriate response to such request. No Party shall stay, or cause its Affiliates to, toll or extend any applicable waiting period under the HSR Act, pull and refile under the HSR Act, or enter into any timing agreement or other understanding with any Governmental Body with respect to the HSR Act or any other Antitrust Law applicable to the Transactions without the prior written consent of the other Parties, which shall not be unreasonably withheld, conditioned or

62 delayed. Purchaser and Sellers, including their respective counsel, shall cooperate in good faith to consider any requests to stay, toll, or extend any applicable waiting period under the HSR Act or any other Antitrust Law applicable to the Transactions. Purchaser will be solely responsible for payment of all filing fees payable in connection with such filings. (b) Subject to the immediately following sentence, each Seller and Purchaser will use their reasonable best efforts to as promptly as practicable (and in any event prior to the Outside Date) obtain any clearances, Consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations required under the HSR Act or any other Antitrust Law for the consummation of this Agreement and the Transactions. In furtherance and not in limitation of the other covenants in this Section 6.5, and notwithstanding anything else in this Agreement, Purchaser will take any and all steps necessary to avoid or eliminate each and every impediment under the HSR Act and any other Antitrust Law as may be required to obtain satisfaction of the closing conditions set forth in Section 7.1(a) or Section 7.1(b) and allow the consummation of this Agreement and the Transactions as soon as practicable and, in any event, prior to the Outside Date, including offering, negotiating, committing to and effecting, by Consent decree, hold separate Order or otherwise, (i) the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise), of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Purchaser or its Subsidiaries, or the Seller and its Subsidiaries; (ii) the termination, modification, or assignment of existing relationships, joint ventures, Contracts, or obligations of Purchaser or its Subsidiaries, or the Seller and its Subsidiaries; (iii) the modification of any course of conduct regarding future operations of Purchaser or its Subsidiaries, or the Seller and its Subsidiaries; and (iv) any other restrictions on the activities of Purchaser or its Subsidiaries, or the Seller and its Subsidiaries, including the freedom of action of Purchaser or its Subsidiaries, or the Seller and its Subsidiaries with respect to, or their ability to retain, any of their respective operations, divisions, businesses, product lines, customers, assets or rights or interests, or their freedom of action with respect to the assets, properties, or businesses to be acquired pursuant to this Agreement. Purchaser shall oppose any request for or, the entry of, and shall seek to have vacated or terminated, any Order, judgment, decree, injunction or ruling of any Governmental Body that could restrain, prevent or delay any required Consents applicable to the Transactions, including by defending through litigation, any Action asserted by any Person in any court or before any Governmental Body and by exhausting all avenues of appeal, including appealing properly any adverse decision or Order by any Governmental Body, it being understood that the costs and expenses of all such actions shall be borne by Purchaser. Notwithstanding anything to the contrary herein, Purchaser shall not be required to take or agree to take any actions with respect to the Sellers’ assets, properties, or businesses that would, individually or in the aggregate, reasonably be likely to result in a material adverse effect on (i) the Sellers’ assets, properties, and businesses to be acquired pursuant to this Agreement, taken as a whole or (ii) the governance or information rights necessary to enable Purchaser to operate the assets to be acquired pursuant to this Agreement following the Closing in the Ordinary Course; provided further for the avoidance of doubt, nothing in this Agreement shall require any equityholders or Affiliates of Purchaser to take or agree to take any actions, including with respect to any of their businesses, assets, or other interests. Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Sellers or any of their Subsidiaries or Affiliates to take or agree to take (and they shall not take or agree to take without the written consent of Purchaser) any action that is not conditioned on the Closing as may be required in order to obtain satisfaction of the closing conditions set forth in

63 Section 7.1(a) prior to the Outside Date, in each case, so as to allow the consummation of this Agreement and the Transactions as soon as practicable and, in any event, prior to the Outside Date. (c) None of the Sellers or Purchaser will participate in any substantive meeting or discussion with any Governmental Body with respect to any filings, applications, investigation or other inquiry relating to the Transactions without giving the other Party reasonable prior notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Body, the opportunity to attend and participate in such meeting or discussion, unless prohibited by such Governmental Body. Each Party will have the right to review the content of any draft notifications, formal notifications, filings, submissions, or other substantive written communications (and any analyses, memoranda, presentations, white papers, correspondence or other written materials submitted therewith) to be submitted to any Governmental Body in advance of any such submission and will consider in good faith the views of the other Party in connection therewith. Each Party acknowledges that, with respect to any non-public information provided by a Party to the other Party pursuant to this Section 6.5, the disclosing Party may (i) designate such material as restricted to “outside counsel only” and any such material shall not be shared with employees, officers or directors or their equivalents of the receiving Party without approval of the disclosing Party and (ii) redact such materials as necessary to satisfy contractual confidentiality obligations, preserve attorney-client privilege or protect material relating to the valuation of the Acquired Assets. (d) Except as expressly contemplated or permitted by this Agreement, Purchaser will not, and will not permit Brookfield Infrastructure Fund III GP LLC (together with its controlled investment vehicles) to, directly or indirectly take any action or agree to take any action (including to acquiring or agreeing to acquire any assets or businesses) that would be reasonably likely to (i) materially delay or prevent the receipt of any required clearances, Consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under the HSR Act or any other Antitrust Law, (ii) increase the risk of any Governmental Body entering an Order preventing, delaying or prohibiting the consummation of the Transactions or (iii) delay or prevent the satisfaction of the closing conditions set forth in Section 7.1(a) or Section 7.1(b) or the consummation of the Transactions. 6.6 Corporate Name. (a) As soon as reasonably practicable, but in no event more than thirty (30) days after the Closing, the Sellers shall cause an amendment to the certificate of incorporation or formation (or other constituent documents) of each Seller and each Subsidiary that is not an Acquired Entity to be filed with the appropriate Governmental Body and shall take all other action necessary to change each Seller’s and such Subsidiary’s name, as applicable, to a name or names not containing “Cyxtera,” “Cyxtera Technologies” or any other trademark included in the Owned Intellectual Property or any name confusingly similar to the foregoing (“Transferred Marks”) and will cause to be filed as soon as reasonably practicable after the Closing, in the jurisdiction in which such Seller or such Subsidiary is organized, any documents necessary to reflect such change in its name. (b) As soon as reasonably practicable, but in no event more than fifteen (15) days after the name change contemplated by Section 6.6(a), the Sellers shall file such pleadings

64 and move to obtain such orders as are necessary to change the caption of each Seller petition that is a Debtor in the Bankruptcy Cases to change each Seller’s and such Subsidiary’s legal name on such petitions, as applicable, to a name or names not containing “Cyxtera,” “Cyxtera Technologies” or any other trademark included in the Acquired Intellectual Property or any name confusingly similar to the foregoing. (c) Purchaser (on behalf of each of the Purchasers and their respective Affiliates) hereby grant (and hereby cause its Affiliates to grant) to Seller and its Affiliates, a limited, revocable, non-exclusive license to use the Transferred Marks solely on a wind-down and transitional basis for a period from the Closing through until the earlier of (i) the first anniversary of the Closing Date and (ii) the termination of all operations at and occupancy of all sites covered by any Lease that Purchaser designates for rejection in accordance with Section 1.5 (the “IP Wind- Down Period”) in a substantially similar manner as used prior to the Closing. Notwithstanding any of the foregoing, nothing in this Section 6.6 shall prevent the Sellers or any of its Affiliates from using any trademarks or service marks (i) as required by applicable Law, (ii) on internal business and legal documents, materials, and items, solely for internal use and archival purposes, or (iii) in a manner that could not reasonably constitute trademark infringement or dilution even in absence of a license (including fair use, nominative fair use, or other descriptive, non-trademark use). (d) Promptly after the IP Wind-Down Period, the Sellers further agree that from and after the Closing, each of the Sellers and their respective Affiliates (i) will cease to make any use of the name “Cyxtera,” “Cyxtera Technologies” or any other Transferred Marks and any similar names indicating affiliation with the Purchaser or any of its Affiliates and (ii) will cease using any and all Owned Intellectual Property. 6.7 Commercially Reasonable Efforts; Cooperation; Notices and Consents. (a) Subject to the other terms of this Agreement, each Party shall, and shall cause its Subsidiaries to, use its and their respective commercially reasonable efforts to perform its and their respective obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable to cause the Transactions to be effected as soon as practicable, but in any event on or prior to the Outside Date, in accordance with the terms hereof and to cooperate with each other Party, its Affiliates and its and their respective Advisors in connection with any step required to be taken as a part of its obligations hereunder. For the avoidance of doubt, the Parties agree that the foregoing cannot be construed to create any obligation on any of the aforementioned Advisors to take or refrain from taking any action, absent an express contractual requirement to do so, nor can any of the foregoing be construed to override existing confidentiality and other obligations owed by any Party or other Person to such Advisors. (b) Prior to the Closing, Sellers will, and will cause the Acquired Entities to, terminate any intercompany Liability (i) between or among any Acquired Entity, on the one hand, and any Seller or its Affiliates, on the other hand, or (ii) between or among one or more Acquired Entities, in each case, without Liability to Purchaser or any of its Affiliates (including any Acquired Entities), except to the extent that such Liability is taken into account in the final calculation of Closing Working Capital, unless Purchaser otherwise requests in writing that they not so terminate any such intercompany Liability. For the avoidance of doubt, any intercompany Liability not terminated pursuant to this Section 6.7(b), including all intercompany Liabilities

65 solely between the Sellers or their respective Affiliates (other than Acquired Entities), shall be deemed to be an Excluded Liability. (c) As promptly as practicable following the date hereof, Sellers will give, or will cause to be given, any notices to third parties, and will use their respective commercially reasonable efforts to obtain any third party Consents or sublicenses, in each case, that may be triggered by or required in connection with the Transactions, including the assignment to Purchaser or its Designee, of the Assigned Contracts. On the final termination of the Factoring Facility, to occur no later than the Closing, Sellers shall repay, or cause to be repaid, any outstanding amounts still due and owing thereunder and shall obtain a standard payoff letter from PNC Bank National Association, as administrative agent, and file lien releases and account control agreement terminations, releasing the collateral thereunder. Sellers agree to work in good faith with PNC, as administrative agent, under the Factoring Facility to facilitate a repurchase of account receivables, if any, that remain outstanding thereunder on the date of termination thereof. (d) Promptly following the date hereof, Seller will use reasonable best efforts to provide Purchaser with a true, complete and correct list of all Permits maintained by the Sellers and their Subsidiaries that are necessary or required to conduct their businesses as conducted as of the date hereof. 6.8 Further Assurances. Except as expressly limited by this Agreement or any other Transaction Agreement, from time to time, as and when requested by any Party and at such requesting Party’s expense, any other Party will execute and deliver, or cause to be executed and delivered, all such documents and instruments, and will take, or cause to be taken, all such further or other actions as may be reasonably necessary or desirable to evidence and effectuate the Transactions, the transfer of title to the Acquired Assets to, and assumption of Assumed Liabilities by, Purchaser or its Designee(s) in accordance with the terms of this Agreement, and the DLR Transactions, to the extent applicable (including any distribution of cash contemplated thereby). 6.9 Insurance Matters. Purchaser acknowledges that, subject to the next sentence, from and after the Closing, all nontransferable and non-assignable insurance coverage provided in relation to any Seller and the Acquired Assets that is maintained by such Seller or its Affiliates (whether such policies are maintained with third party insurers or with such Seller or its Affiliates) shall not provide any coverage to Purchaser and the Acquired Assets and no further coverage shall be available to Purchaser or the Acquired Assets under any such policies. From and after the Closing, Purchaser shall have the right to make claims and the right to any recovered insurance proceeds with respect to, and to the extent of any losses sustained or assumed by the Purchaser or its Designee or their respective Affiliates with respect to, any matter related to the Acquired Assets or Assumed Liabilities or Acquired Entities under any insurance policies for occurrence-based claims pertaining to or arising out of occurrences that took place in periods prior to the Closing, and Sellers shall seek the maximum recovery or allow Purchaser to seek recovery under such insurance policies, and Sellers shall cooperate with Purchaser’s reasonable requests if it seeks recovery, with respect to such matters and shall remit (or, at Purchaser’s request, direct any such insurer to pay directly to Purchaser) any insurance proceeds actually obtained therefrom (net of Sellers’ reasonable and documented out-of-pocket costs and expenses of seeking such recovery, to the extent not otherwise paid or reimbursed by Purchaser) to Purchaser or its Designee.

66 6.10 Third Party Credit Support Obligations. (a) Purchaser acknowledges that in the course of conduct of their business, Sellers and their Affiliates may have entered into various arrangements (a) in which guarantees, letters of credit, sureties, bonds or similar arrangements were issued by Sellers or their Affiliates and (b) in which Sellers or their Affiliates are the primary obligors on other Contracts, in any such case to support or facilitate such business, which are set forth in Schedule 6.10(a) (the “Seller Support Obligations”). It is understood that the Seller Support Obligations are not intended to continue after the Closing. Purchaser agrees that it shall use its commercially reasonable efforts to obtain either (i) the full and unconditional release of Sellers and their Affiliates of each if the Seller Support Obligations, or (ii) replacements for the Seller Support Obligations, in either case that will be in effect at the Closing, or, in the case of Seller Support Obligations described in the foregoing clause (b), will use its commercially reasonable efforts to arrange for itself or one of its Subsidiaries to be substituted as the primary obligor thereon effective as of the Closing through an assumption, accession, acknowledgement or similar agreement (which shall include the full and unconditional release of Sellers and their Affiliates) with the beneficiary of the applicable Seller Support Obligation; it being understood and agreed that such exercise of commercially reasonable efforts shall not require Purchaser to (x) expend its own cash or other assets or property in order to replace such Seller Support Obligations or otherwise to fulfill its obligations under this Schedule 6.10(a) or (y) breach its obligations with respect to the Debt Financing or take any action that could reasonably be expected to cause any of the conditions precedent therein to not be satisfied. Whether or not Purchaser is able to satisfy the terms of the immediately preceding sentence, Purchaser shall indemnify Sellers and their Affiliates and each of their respective officers, directors, employees, agents and representatives from and against any and all Liabilities incurred by any of them relating to the Seller Support Obligations, except to the extent due to the breach, gross negligence or willful misconduct of the Sellers. (b) Except for those set forth in Schedule 6.10(b), Sellers and their Affiliates shall (i) maintain the effectiveness of each letter of credit, surety bond or similar obligation of a Seller and its Subsidiaries from and after the Closing Date until it is released by the secured party, (ii) not amend or modify such letter of credit, surety bond or similar obligation of a Seller and its Subsidiaries in a manner adverse to Purchaser and (iii) not let any such letter of credit, surety bond or similar obligation of a Seller and its Subsidiaries lapse or terminate without the prior written consent of Purchaser. (c) During the period following the Closing and until the first (1st) anniversary of the Closing Date, Purchaser shall (i) use commercially reasonable efforts to collect any cash collateral held by or any behalf of any utility provider as security for any utilities-related Liabilities (including deposits for electricity, telephone or other utilities) of the Sellers or any Acquired Entity, and (ii) remit to the Sellers, by wire transfer of immediately available funds to such account designated in writing by CTI, any such actually collected amounts (net of any documented, out- of-pocket third party costs of recovery) and any amounts applied for credit on invoices, promptly following actual receipt by Purchaser thereof prior to the first (1st) anniversary of the Closing Date, solely to the extent such amounts are not otherwise included in the Cash Amount for purposes of this Agreement; provided that, notwithstanding the foregoing, Purchaser shall not be required to initiate or pursue any Action against any applicable utility provider in connection with the obligations set forth in this Section 6.10(c). Notwithstanding the foregoing, at the first (1st)

67 anniversary of the Closing Date, solely to the extent Purchaser has not previously remitted to the Sellers an amount equal to or greater than $6,000,000 pursuant to the foregoing sentence and clause (ii) of the definition of Cash Amount, Purchaser shall remit to the Sellers, by wire transfer of immediately available funds to such account designated in writing by CTI, an amount equal to the excess (if any) of (x) $6,000,000, over (y) any and all amounts previously remitted by Purchaser to the Sellers pursuant to this Section 6.10(c) and clause (ii) of the definition of Cash Amount (such amount, the “Final Deposits Payment Amount”). Upon the payment of the Final Deposits Payment Amount by Purchaser, no amount shall be due and owing to the Sellers pursuant to this Section 6.10(c). 6.11 Acknowledgement by Purchaser. (a) Without limiting the generality of Section 3.23, in connection with the investigation by the Purchaser of Sellers and their Subsidiaries, Purchaser and the members of the Purchaser Group, and the Advisors of each of the foregoing, have received or may receive, from or on behalf of Seller or other Seller Parties, certain projections, forward-looking statements and other forecasts (whether in written, electronic, or oral form, and including in the Information Presentation, Dataroom, management meetings, etc.) (collectively, “Projections”). Purchaser acknowledges and agrees, on its own behalf and on behalf of the members of Purchaser Group, that (i) such Projections are being provided solely for the convenience of Purchaser to facilitate its own independent investigation of Seller and its Subsidiaries, (ii) there are uncertainties inherent in attempting to make such Projections, (iii) Purchaser is familiar with such uncertainties, and (iv) Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Projections (including the reasonableness of the assumptions underlying such Projections). (b) Purchaser acknowledges and agrees, on its own behalf and on behalf of the members of Purchaser Group, that it will not assert, institute, or maintain, and will cause each member of the Purchaser Group not to assert, institute or maintain, any Action that makes any claim contrary to the agreements and covenants set forth in this Section 6.11. Purchaser acknowledges and agrees, on its own behalf and on behalf of the members of Purchaser Group, that the covenants and agreements contained in this Section 6.11 (i) require performance after the Closing to the maximum extent permitted by applicable Law and (ii) are an integral part of the Transactions and that, without these agreements set forth in this Section 6.11, Seller would not enter into this Agreement. Notwithstanding anything to the contrary contained herein, nothing in this Section 6.11 shall limit or affect any claims for Fraud. 6.12 Receipt of Misdirected Assets; Wrong Pockets. From and after the Closing, if any Seller or any of its respective Affiliates receives any right, property or asset that is an Acquired Asset, the applicable Seller shall promptly transfer or cause such of its Affiliates to transfer such right, property or asset (and shall promptly endorse and deliver any such asset that is received in the form of cash, checks or other documents) to Purchaser, and such asset will be deemed the property of Purchaser held in trust by such Seller for Purchaser until so transferred. From and after the Closing, if Purchaser or any of its Affiliates receives any right, property or asset that is an Excluded Asset, Purchaser shall promptly transfer or cause such of its Affiliates to transfer such asset (and shall promptly endorse and deliver any such right, property or asset that is received in

68 the form of cash, checks, or other documents) to the applicable Seller, and such asset will be deemed the property of such Seller held in trust by Purchaser for such Seller until so transferred. 6.13 Directors’ and Officers’ Indemnification. Following the Closing until the sixth (6th) anniversary thereof, Purchaser shall cause the Acquired Entities not to amend, repeal or otherwise modify the Acquired Entities’ constitutive documents as in effect at the Closing, in any manner that would adversely affect the indemnification and exculpation rights thereunder of individuals who are or were directors or officers of the Acquired Entities with respect to periods prior to the Closing. Purchaser shall not take any action to cancel or otherwise reduce coverage under any “tail” insurance policies purchased by the Acquired Entities prior to the Closing; provided that no payments shall be required of the Acquired Entities or the Purchaser Group with respect to such policies after the Closing. 6.14 Financing Matters. (a) From the date hereof until the Closing or the earlier termination of this Agreement, the Sellers shall, and shall cause each Acquired Entity and its and their respective representatives to use their commercially reasonable efforts to reasonably cooperate with Purchaser and its Affiliates in connection with, the arrangement of any debt financing to be incurred on the Closing Date in connection with the Transactions (the “Debt Financing”), which shall include using commercially reasonable efforts for (i) upon reasonable advance notice and at mutually agreeable times, participating in a reasonable number of bank meetings and similar presentations to and with the Debt Financing Sources and rating agencies, including direct contact between senior management and the other representatives of the Sellers and their Subsidiaries or such Acquired Entity, on the one hand, and the actual and potential Debt Financing Sources, on the other hand, (ii) furnishing Purchaser with historical financial statements and other information regarding the Sellers and their Subsidiaries as is customarily provided in connection with financings of the type contemplated by the Debt Financing in the format and presentation, presently prepared by the Seller’s current preparer, (iii) providing information for the preparation of any pledge and security agreements and other definitive financing documentation for the Debt Financing, including schedules to the definitive documentation for the Debt Financing as may be reasonably requested by Purchaser, (iv) facilitating the pledging of collateral for the Debt Financing (including cooperation in connection with the (A) pay-off of existing Indebtedness to the extent contemplated by this Agreement and the release (or, at Purchaser’s request in the case of jurisdictions that impose mortgage recording or similar taxes, assignment) of related Encumbrances and termination of security interests (including delivering prepayment or termination notices as required by the terms of any existing Indebtedness and delivering the customary payoff letters), (B) Lease amendments to facilitate such pledging, and (C) obtaining of any mortgages in favor of the Debt Financing Sources on any Acquired Assets that are Owned Real Property or Leased Real Property) and (v) providing to Purchaser, it Affiliates and their Debt Financing Sources at least four (4) Business Days prior to the Closing Date all documentation and other information required by Governmental Bodies under applicable “know your customer” and anti-money laundering rules and regulations. Purchaser and its Affiliates shall be permitted to disclose confidential information subject to the Confidentiality Agreement to any parties providing commitments for the Debt Financing, rating agencies and prospective lenders, subject to such parties providing commitments, rating agencies and prospective lenders entering into customary confidentiality undertakings for a syndication with respect to such information.

69 (b) Each Seller and Subsidiary of a Seller consents to the customary and reasonable use of such Seller’s or Subsidiary’s logos in connection with any Debt Financing; provided that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Sellers and their Subsidiaries or the reputation or goodwill of the Sellers and their Subsidiaries. (c) Notwithstanding anything in this Agreement to the contrary, nothing herein shall require (i) any Seller or Subsidiary of a Seller or any of their representatives to execute or enter into any certificate, instrument, agreement or other document in connection with the Debt Financing, (ii) cooperation or other actions or efforts on the part of the Sellers or their Subsidiaries, or any of their respective representatives, in connection with the Debt Financing to the extent it would interfere unreasonably with the business or operations of such Seller or Subsidiary of a Seller, (iii) the Sellers or their Subsidiaries or any of their respective representatives to pay any commitment or other fee or incur any other Liability in connection with the Debt Financing that is not reimbursed by Purchaser, (iv) the board of directors or similar governing body of any Seller of Subsidiary of a Seller, prior to the Closing, to adopt resolutions approving, or otherwise approve, the agreements, documents or instruments pursuant to which the Debt Financing is made, (v) the Sellers or their Subsidiaries to provide any access or information if (A) doing so would reasonably be expected to violate any fiduciary duty, applicable law or existing Contract to which a member of the Sellers or their Subsidiaries is party (B) doing so would reasonably be expected to result in the loss of the ability to successfully assert attorney-client, work product or similar privileges; provided that the Sellers and their Subsidiaries shall use reasonable best efforts to make appropriate substitute arrangements under circumstances in which the foregoing restrictions do not apply, or (C) in a format or presentation not consistent with Seller’s current practices (vi) cooperation that would violate, or result in the waiver of any benefit under this Agreement, any other material Contract (not entered in contemplation hereof) or any Law to which the Sellers or their Subsidiaries are a party or (vii) the Sellers or their Subsidiaries or any of their respective representatives to prepare or provide (and Purchaser shall be solely responsible for) pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information in connection with the Debt Financing; provided that the Sellers and their Subsidiaries and their respective representatives shall reasonably assist Purchaser in the preparation of such pro forma financial information. (d) All non-public information regarding Sellers provided to Purchaser, its Affiliates, its Debt Financing Sources, or its Advisors pursuant to this Section 6.14 shall be kept confidential by them in accordance with the Confidentiality Agreement or confidentiality provisions comparable to those set forth in the Confidentiality Agreement. None of Sellers shall be required to disclose any information that is subject to attorney-client or similar privilege. None of Sellers shall be required to take any action pursuant to this Section 6.14 that would subject it to actual or potential Liability for which it would not be indemnified hereunder or to bear any cost or expense or to pay any commitment or other fee or provide or agree to provide any indemnity in connection with the Debt Financing. Purchaser shall indemnify and hold harmless the Seller Parties from and against any and all Liabilities, suffered or incurred by them in connection with this Section 6.14 and any information utilized in connection therewith, in each case, except such Liabilities suffered or incurred as a result of such Person’s gross negligence, willful misconduct or willful breach of this Agreement, in each case, as determined by a final, non-appealable decision

70 of a court of competent jurisdiction. Purchaser shall, promptly upon request by CTI, reimburse Sellers for all reasonable and documented out-of-pocket costs incurred by them in connection with their complying with their obligations under this Section 6.14. (e) Notwithstanding this Section 6.14 or anything else in this Agreement, Purchaser acknowledges and agrees that (i) it is not a condition to the Closing or to any of Purchaser’s other obligations under this Agreement that the Purchaser obtain financing for or related to any of the Transaction (including all or any portion of the Debt Financing). The Parties agree that this Section 6.14 (and not Section 6.7 or Section 6.8) sets forth Sellers’ sole obligations with respect to the Debt Financing and (ii) the condition set forth in Section 7.2(b), as it applies to Sellers’ obligations under this Section 6.14, shall be deemed satisfied unless the Debt Financing has not been obtained as a direct result of Sellers’ knowing and material willful breach of their obligations under this Section 6.14. 6.15 Title Insurance Policies; Memoranda of Lease; Estoppel Certificates. The Sellers and their Subsidiaries shall cooperate reasonably with Purchaser in Purchaser’s efforts to (i) obtain any commitments, reports or policies of title insurance with respect to any Owned Real Property or Leased Real Property, including by providing affidavits, indemnities and other similar instruments reasonably required by the applicable title insurance companies in connection therewith, which affidavits, indemnities, and instruments shall not expand any representation or warranty, or any remedy or Liability, of any Party and (ii) place each Lease of record, including by executing and delivering and using commercially reasonable efforts to cause the landlord or other counterparty under such Lease to execute and deliver a memorandum of such Lease (as well as the applicable Assignment and Assumption of Lease or a memorandum thereof) in a form appropriate for recordation in the applicable jurisdiction; provided that Purchaser shall be responsible for all recording costs and any applicable transfer or conveyance taxes (or similar taxes) payable in connection with the recordation of any memorandum of a Lease other than any such items which are not payable as a result of the exemption available under Section 1146(a) of the Bankruptcy Code. The Sellers and their Subsidiaries shall use commercially reasonable efforts to cause the landlord or other counterparty under each Lease to execute and deliver (for the benefit of Purchaser and its financing sources) within thirty (30) days prior to the Closing an estoppel certificate in a form that is reasonably satisfactory to Purchaser. 6.16 Seller Joinder. Following the date hereof, at Purchaser’s request, CTI or the other Sellers shall promptly cause the UK Seller, the Germany Seller or the Singapore Seller, to the extent such Person is designated as a Seller in accordance with any DLR Transaction and is not already a Seller hereunder, to execute and deliver to the other Parties hereto a joinder to this Agreement in the form attached hereto as Exhibit I (each, a “Seller Joinder”) and, from and after the delivery of such Seller Joinder, such UK Seller, Germany Seller or Singapore Seller (as applicable) shall be deemed to be a Seller and a Party for such purposes of, and in connection with, the consummation of such DLR Transaction; provided, that such UK Seller, Germany Seller or Singapore Seller (as applicable) will remain a Transferred Subsidiary for all purposes hereof; provided that the Parties acknowledge and agree that the Germany Seller, the Singapore Seller, and the UK Seller are not and shall not in any event be Debtors and, as such, none of the provisions of this Agreement incorporating, applying, or involving the Bankruptcy Code (but only to the extent the Bankruptcy Code is so incorporated, applied, or involved and not otherwise disapplying

71 such provisions generally) shall apply to the transactions in which the Germany Seller, the Singapore Seller, and the UK Seller directly participate hereunder. 6.17 Confidentiality. The Confidentiality Agreement shall automatically terminate in connection with the Closing without further action by any Party thereto. Following the Closing, each Seller shall, and shall cause the other Seller Parties, to, (i) maintain the confidentiality of, (ii) not use, and (iii) not divulge to any Person (other than its employees and Advisors), any confidential, non-public or proprietary information included in the Acquired Assets or otherwise relating to the business of the Sellers and their Subsidiaries (“Confidential Information”), except to the extent necessary in connection with their winddown, liquidation, and related activities (including Tax Returns and processing of claims in the Bankruptcy Case) and the operation and winddown of any sites governed by any Lease that Purchaser designates for rejection in accordance with Section 1.5(b), with the prior written consent of Purchaser, or as may be required by applicable Law; provided that such Seller Parties shall not be subject to such obligation of confidentiality for Confidential Information that is or becomes generally available to the public without breach of this Agreement by such Seller Party. If any Seller Party shall be required by applicable Law to divulge any Confidential Information, such Seller Party shall provide Purchaser with prompt written notice of each such request so that Purchaser may, at Purchaser’s sole expense, seek an appropriate protective Order or other appropriate remedy, and such Seller Party shall reasonably cooperate with Purchaser to obtain a protective Order or other remedy; provided that, in the event that a protective Order or other remedy is not obtained, such Seller Party shall furnish only that portion of such Confidential Information which, in the opinion of its counsel, such Seller Party is legally compelled to disclose and shall exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any such Confidential Information so disclosed. 6.18 DLR Transactions. (a) UK Transaction. (i) If a DLR Election Notice is provided by Purchaser in accordance with Section 2.3(b) that contemplates the consummation of the UK Transaction, then no later than three (3) Business Days prior to the Closing Date, the Sellers shall, and shall cause their relevant respective Subsidiaries to, effect the restructuring transactions set forth on the UK Restructuring Steps Plan attached hereto as Exhibit H (such transactions, the “UK Restructuring Transactions”), reasonably cooperate with Purchaser and its Affiliates in connection therewith, including by providing any reasonably requested information required in connection with the foregoing to Purchaser, its Affiliates and their respective representatives, and, following the UK Restructuring Transactions, at the Closing in accordance with Section 2.3(b), sell, transfer, assign, convey, and deliver to the Designee specified in the DLR Election Notice (in its capacity as a Designee hereunder) all shares of capital stock or other Equity Interests of any entity formed (and to which the designated assets and liabilities were transferred) pursuant to the UK Restructuring Transactions free and clear of any Encumbrances (other than Encumbrances arising under applicable securities Laws), on the terms and subject to the conditions set forth herein (the “UK Transaction”), in exchange for the payment and delivery of the UK Consideration

72 Payment, payable by the Designee specified in the DLR Election Notice (in its capacity as a Designee hereunder) to the UK Seller. (ii) In connection with the consummation of the UK Transaction, Sellers shall, and shall cause their relevant respective Subsidiaries to use their commercially reasonable efforts to obtain all applicable third-party consents or approvals and send any applicable notices, in each case, reasonably required to effect the UK Transaction. Purchaser shall prepare the initial drafts of any certificates, filings, Contracts, agreements or other documentation, and any amendments or supplements thereto, to be made or entered into by any Seller, or any of their respective Subsidiaries, giving effect to, or entered into in connection with, the UK Transaction (the “UK Documents”), substantially complete initial drafts of which shall be delivered to Sellers at least three (3) Business Days in advance of the effectiveness of the transactions contemplated therein or, if earlier, the execution thereof. Any and all comments of Sellers with respect to any UK Document made in good faith shall be reflected in the finalized UK Documents, and the relevant Parties shall each cooperate with each other in respect thereof. The UK Documents shall not expand any representation or warranty, or any remedy or Liability, of any Party and shall not require any Seller or any of its Subsidiaries to incur any Liability in connection with the UK Documents that is not reimbursed by Purchaser in accordance with Section 6.18. An executed version of each of the finalized UK Documents shall promptly be provided to Purchaser upon its execution. (b) Germany Transaction. (i) If a DLR Election Notice is provided by Purchaser in accordance with Section 2.3(b) that contemplates the consummation of the Germany Transaction, then the Sellers shall cause the Germany Seller to, at the Closing in accordance with Section 2.3(b), enter into the Germany Lease Termination Agreements and terminate the leases set forth on Exhibit H hereto between the Germany Seller and the applicable Designee or its Affiliate (such leases, the “Germany Leases”) in exchange for the payment and delivery of the Germany Consideration Payment, payable by the Designee specified in the DLR Election Notice (in its capacity as Designee hereunder) to the Germany Seller (collectively, the “Germany Transaction”). (ii) In connection with the consummation of the Germany Transaction, Sellers shall, and shall cause their relevant respective Subsidiaries to use their commercially reasonable efforts to obtain all applicable third-party consents or approvals and send any applicable notices, in each case, reasonably required to effect the Germany Transaction. Purchaser shall prepare the initial drafts of any certificates, filings, Contracts, agreements or other documentation, and any amendments or supplements thereto, to be made or entered into by any Seller, or any of their respective Subsidiaries, giving effect to, or entered into in connection with, the Germany Transaction (the “Germany Documents”), substantially complete initial drafts of which shall be delivered to Sellers at least three (3) Business Days in advance of the effectiveness of the transactions contemplated therein or, if earlier, the execution thereof. Any and all comments of Sellers with respect to any Germany Document made in good faith shall be reflected in the finalized Germany Documents, and the relevant Parties shall each cooperate with each other in respect thereof.

73 The Germany Documents shall not expand any representation or warranty, or any remedy or Liability, of any Party and shall not require any Seller or any of its Subsidiaries to incur any Liability in connection with the Germany Documents that is not reimbursed by Purchaser in accordance with Section 6.18. An executed version of each of the finalized Germany Documents shall promptly be provided to Purchaser upon its execution. (c) Singapore Transaction. (i) If a DLR Election Notice is provided by Purchaser in accordance with Section 2.3(b) that contemplates the consummation of the Singapore Transaction, then the Sellers shall cause the Singapore Seller to, at the Closing in accordance with Section 2.3(b), (x) enter into the Singapore Lease Termination Agreement(s) and terminate the lease(s) set forth on Exhibit H hereto between the Singapore Seller and the applicable Designee or its Affiliate which are designated for termination (such leases, the “Singapore Leases” and such transactions, the “Singapore Lease Termination”), or (y) sell, transfer, assign, convey, and deliver to Purchaser’s Designee as set forth in the DLR Election Notice the assets and liabilities of the Singapore Seller as set forth on Exhibit H free and clear of all Encumbrances other than Permitted Post-Closing Encumbrances, on the terms and subject to the conditions set forth herein (the “Singapore Asset Sale” and together with the Singapore Lease Termination (if applicable), collectively, the “Singapore Transaction”), in the case of either clause (x) or (y), in exchange for the payment and delivery of the Singapore Consideration Payment, payable by the Designee specified in the DLR Election Notice (in its capacity as a Designee hereunder) to the Singapore Seller. (ii) In connection with the consummation of the Singapore Transaction, Sellers shall, and shall cause their relevant respective Subsidiaries to use their commercially reasonable efforts to obtain all applicable third-party consents or approvals and send any applicable notices, in each case, reasonably required to effect the Singapore Transaction. Purchaser shall prepare the initial drafts of any certificates, filings, Contracts, agreements or other documentation, and any amendments or supplements thereto, to be made or entered into by any Seller, or any of their respective Subsidiaries, giving effect to, or entered into in connection with, the Singapore Transaction (the “Singapore Documents”), substantially complete initial drafts of which shall be delivered to Sellers at least three (3) Business Days in advance of the effectiveness of the transactions contemplated therein or, if earlier, the execution thereof. Any and all comments of Sellers with respect to any Singapore Document made in good faith shall be reflected in the finalized Singapore Documents, and the relevant Parties shall each cooperate with each other in respect thereof. The Singapore Documents shall not expand any representation or warranty, or any remedy or Liability, of any Party and shall not require any Seller or any of its Subsidiaries to incur any Liability in connection with the Singapore Documents that is not reimbursed by Purchaser in accordance with Section 6.18. An executed version of each of the finalized Singapore Documents shall promptly be provided to Purchaser upon its execution. (d) United States Intangibles Transaction.

74 (i) If a DLR Election Notice contemplating the consummation of the UK Transaction, the Germany Transaction, or the Singapore Transaction is provided by Purchaser in accordance with Section 2.3(b), then, in connection with any of the UK Transaction, the Germany Transaction, or the Singapore Transaction occurring at the Closing in accordance with Section 2.3(b), the Sellers (other than the UK Seller, the Germany Seller and the Singapore Seller) shall, contemporaneously therewith, sell, transfer, assign, convey, and deliver to the Designee specified in the DLR Election Notice (in its capacity as a Designee hereunder) those rights and entitlements to and under any Contracts, Intellectual Property and other intangible assets that are Acquired Assets solely to the extent relating to, and necessary for the operations of, the assets and liabilities transferred to such Designee in the UK Transaction, the Germany Transaction or the Singapore Asset Sale (in each case, as may be (and solely to the extent) specified on Exhibit H), as applicable (the “US Intangibles Transfer”), in exchange for the payment and delivery of the US Intangibles Consideration Payment, payable by the Designee specified in the DLR Election Notice (in its capacity as a Designee hereunder) to Sellers (other than the UK Seller, the Germany Seller, and the Singapore Seller). (ii) Purchaser shall prepare the initial drafts of any certificates, filings, Contracts, agreements or other documentation, and any amendments or supplements thereto, to be made or entered into by any Seller, or any of their respective Subsidiaries, giving effect to, or entered into in connection with, the US Intangibles Transfer (the “US Intangible Transfer Documents”), substantially complete initial drafts of which shall be delivered to Sellers at least three (3) Business Days in advance of the effectiveness of the transactions contemplated therein or, if earlier, the execution thereof. Any and all comments of Seller with respect to any US Intangible Transfer Documents made in good faith shall be reflected in the finalized US Intangible Transfer Documents, and the relevant Parties shall each cooperate with each other in respect thereof. The US Intangible Transfer Documents shall not expand any representation or warranty, or any remedy or Liability, of any Party and shall not require any Seller or any of its Subsidiaries to incur any Liability in connection with the US Intangible Transfer Documents that is not reimbursed by Purchaser in accordance with Section 6.18. An executed version of each of the finalized US Intangible Transfer Documents shall promptly be provided to Purchaser upon its execution. (e) Notwithstanding anything to the contrary herein (including Section 10.5), Exhibit H and Schedule 9.2 (solely to the extent of the value allocated to the transactions set forth in this Section 6.18) may be amended, modified or supplemented as determined by the Purchaser, subject only to the consent of CTI (such consent not to be unreasonably withheld, conditioned or delayed), from time to time at any time not later than five (5) Business Days prior to the Closing Date. 6.19 Shared Agreements. The Parties acknowledge that certain Available Contracts relate to business conducted at more than one property of a Seller or its Subsidiaries, including Acquired Leased Real Property, Owned Real Property or leased real property of an Acquired Entity, or otherwise relating to a Shared Customer Contract (as defined in the Specified Agreement) (each, together with any applicable related Contracts between any Seller and the applicable counterparty, a “Shared Agreement”). From and after the date hereof, if requested by

75 Purchaser in writing, the Parties will act in good faith and use commercially reasonable efforts to obtain from the applicable counterparty to each Shared Agreement written consent (if required) to separate Shared Agreements each into two or more separate Contracts (each, a “Separated Agreement”) and to separate such Shared Agreements, effective as of the Closing, with each such Separated Agreement covering a separate property included in the Acquired Assets. Prior to the separation of such Shared Agreement each of the Parties will cooperate in good faith in negotiating with the applicable counterparty to achieve at the Closing or as promptly as practicable thereafter the separation of rights and obligations contemplated by this Section 6.19, in each case if the consent of or notice to such counterparty is required pursuant to the applicable Shared Agreement. The Parties will also use their respective commercially reasonable efforts to cause and facilitate each Separated Agreement to: (i) be separate and independent from Separated Agreements of another Party, a Designee or their respective Affiliates and (ii) not contain any cross default, set-off, joint or continuing liability, or similar provisions that can be triggered under other Separated Agreements of another Party, a Designee or their respective Affiliates. Notwithstanding this Section 6.19 or anything else in this Agreement, Purchaser acknowledges and agrees that it is not a condition to the Closing or to any of Purchaser’s other obligations under this Agreement that the Parties obtain any Separated Agreements. The Parties agree that this Section 6.19 (and not Section 6.7 or Section 6.8) sets forth Sellers’ sole obligations with respect to the potential Separated Agreements and (ii) the condition set forth in Section 7.2(b), as it applies to Sellers’ obligations under this Section 6.19, shall be deemed satisfied unless the failure to obtain a material number of Separated Agreements is a direct result of Sellers’ uncured breach of their obligations under this Section 6.19. 6.20 DLR Closing Distributions. From and after the date hereof, each of the Sellers, the UK Seller, the Germany Seller, the Singapore Seller, and each of their respective Subsidiaries shall use reasonable best efforts to take, or cause to be taken, subject to compliance with applicable Law, any and all such actions as may be necessary or desirable (including approving the relevant book accounts and distributable profits on a prospective basis, taking into account the DLR Transactions) to ensure that, promptly following the consummation of any DLR Transaction (to the extent applicable), each of the UK Seller, the Germany Seller, and the Singapore Seller will, and will be authorized and permitted to, distribute, to the maximum extent permitted by Law and without limitation of the Sellers’ obligations pursuant to Section 6.7(b), the portion of the Aggregate DLR Consideration Amount received by each of the UK Seller, the Germany Seller, or the Singapore Seller, as applicable, in connection with the consummation of any DLR Transaction to any Seller(s) other than the UK Seller, the Germany Seller and the Singapore Seller. In furtherance of the foregoing, at the Closing as set forth in Section 2.3(b), each of the UK Seller, the Germany Seller, and the Singapore Seller shall distribute to the maximum extent permitted by Law, the portion of the Aggregate DLR Consideration Amount received by each of the UK Seller, the Germany Seller, or the Singapore Seller, as applicable, in connection with the consummation of any DLR Transaction to any Seller(s) designated by CTI (other than the UK Seller, the Germany Seller and the Singapore Seller). Without limitation of Sellers’ obligations hereunder, Purchaser and its applicable Designee(s) shall reasonably cooperate with Sellers with respect to Sellers’ implementation of the provisions of this Section 6.20, and Sellers’ shall reasonably consult with Purchaser in determining the portion, if any, of the Aggregate DLR Consideration Amount permitted to be distributed by Law and the determination of any withholding Taxes that may be imposed in connection with such distribution.

76 ARTICLE VII CONDITIONS TO CLOSING 7.1 Conditions Precedent to the Obligations of Purchaser and Seller. The respective obligations of each Party to consummate the Closing are subject to the satisfaction (or to the extent permitted by Law, written waiver by CTI (on behalf of each of the Sellers) and Purchaser) on or prior to the Closing Date, of each of the following conditions: (a) the expiration or termination of any required waiting period (and any extensions thereof, including any agreement or commitments with any Governmental Body to delay consummation of the Transaction (e.g., timing agreements)) under the HSR Act or any other Antitrust Law set forth in Schedule 7.1 applicable to the Transactions, and the receipt of any required approval related to the Transactions under any Antitrust Law set forth in Schedule 7.1; (b) no Governmental Body of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Order (including any temporary restraining Order or preliminary or permanent injunction) or Law restraining, enjoining or otherwise prohibiting the Closing that is continuing in effect; (c) the Bankruptcy Court shall have entered the Confirmation Order approving the Plan, which Confirmation Order shall be a Final Order and which shall be in all respects consistent with the terms of this Agreement and otherwise satisfactory to Purchaser (with respect to all provisions of the foregoing that relate to or affect Purchaser, this Agreement, or the Transactions), and no Order staying, reversing, modifying or amending the Confirmation Order shall be in effect on the Closing Date, and which Plan shall be in all respects consistent with the terms of this Agreement and otherwise satisfactory to Purchaser (with respect to all provisions of the foregoing that relate to or affect Purchaser, this Agreement, or the Transactions); (d) the Effective Date of the Plan shall have occurred (which may be contemporaneous with the Closing); and (e) the CCAA Court shall have pronounced the CCAA Orders, which CCAA Orders shall each be a Final Order and in all respects consistent with the terms of this Agreement and otherwise satisfactory to Sellers and, solely with respect to the Purchaser, this Agreement, or the Transactions, Purchaser, and no Order staying, setting-side, reversing, modifying or amending the CCAA Orders shall be in effect on the Closing Date. 7.2 Conditions Precedent to the Obligations of Purchaser. The obligations of Purchaser to consummate the Closing are subject to the satisfaction (or to the extent permitted by Law, written waiver by Purchaser in its sole discretion), on or prior to the Closing Date, of each of the following conditions: (a) Representations and Warranties. (i) The representations and warranties made by Sellers in Article III (in each case, other than the Fundamental Representations) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except (A) that representations and warranties that are made as of a specified date need be true and correct in all respects only as of such date and (B) to the extent the failure of such representations and warranties to be true and correct as of such dates (without giving

77 effect to any limitation as to “materiality,” “material adverse effect,” “Material Adverse Effect” or similar qualifiers contained therein (other than “material weaknesses” in Section 3.5(b) and the word “Material” when used in the instances of the defined terms “Material Contract,” and “Material Supplier”)) has not had a Material Adverse Effect and (ii) the representations and warranties set forth in Section 3.1 (Organization and Qualification) (other than Section 3.1(b)), Section 3.2 (Authorization of Agreement), Section 3.3 (Equity Interests of Acquired Entities), Section 3.4 (Conflicts; Consents) (solely with respect to clause (i) thereof), Section 3.6(b) (Absence of Certain Changes or Developments), Section 3.9(e) (Title to Properties; Sufficiency of Tangible Assets) (solely with respect to the last sentence thereof) and Section 3.20 (Brokers) (collectively, the “Fundamental Representations”) shall be true and correct in all respects (except for any de minimis inaccuracy therein) as of the Closing Date as though made on and as of the Closing Date, except that such Fundamental Representations that are made as of a specified date need be true and correct in all respects (except for any de minimis inaccuracy therein) only as of such date. (b) Compliance with this Agreement. Sellers shall have performed or complied with, in all material respects, all of the obligations and covenants required to be performed or complied with by the Sellers under this Agreement on or prior to Closing. (c) Closing Certificate. Purchaser shall have received on and as of the Closing Date a certificate of an authorized officer of the Sellers confirming that the conditions set forth Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied. (d) No Material Adverse Effect. Since the date hereof, there shall not have occurred a Material Adverse Effect. (e) Certain Documents. Sellers shall have delivered, or caused to be delivered, to Purchaser all of the items set forth in Section 2.4; provided, that the sole remedy of Purchaser for the failure by the Sellers to provide to Purchaser the documentation described in Section 2.4(i) shall be to withhold Taxes from the consideration otherwise payable pursuant to this Agreement in accordance with Section 2.7. (f) Acquired Entities Financing Encumbrances. Each of the applicable Acquired Entities shall have obtained a complete, irrevocable and unconditional release in a form satisfactory to Purchaser from all Encumbrances in connection with the Term Loan Facilities, Revolving Credit Facility, Bridge Facility and DIP Facility (each as defined in the Final DIP Order) to the extent such Acquired Entity has granted or incurred any Encumbrance in connection therewith. (g) All Material Contracts and Acquired Leases designated for assumption and assignment by Purchaser pursuant to Section 1.1(a), Section 1.1(e), Section 1.5(b) or Section 1.5(c), as applicable, shall have been assigned by the applicable Seller to Purchaser or its Designee pursuant to sections 105, 365 and 1123(b)(2) of the Bankruptcy Code, and all Cure Costs shall have been paid by the applicable Seller in full. 7.3 Conditions Precedent to the Obligations of Seller. The obligations of the Sellers to consummate the Closing are subject to the satisfaction (or to the extent permitted by Law, written

78 waiver by CTI (on behalf of each of the Sellers) in its sole discretion), on or prior to the Closing Date, of each of the following conditions: (a) Representations and Warranties. The representations and warranties made by Purchaser in Article IV shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that are made as of a specified date, which shall be true and correct in all material respects only as of such date), except where the failure of such representations or warranties to be so true and correct (without giving effect to any limitation as to “materiality,” “material adverse effect,” “Material Adverse Effect” or similar qualifiers contained therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the Closing. (b) Compliance with this Agreement. Purchaser shall have performed or complied with, in all material respects, all of the obligations and covenants required to be performed or complied with by it under this Agreement on or prior to the Closing Date. (c) Closing Certificate. Seller shall have received on and as of the Closing Date a certificate of an authorized officer of Purchaser confirming that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied. (d) Certain Documents. Purchaser shall have delivered, or caused to be delivered, to the Sellers all of the items set forth in Section 2.5. 7.4 Waiver of Conditions. Upon the occurrence of the Closing, any condition set forth in this Article VII that was not satisfied as of the Closing will be deemed to have been waived for all purposes by the Party having the benefit of such condition as of and after the Closing. ARTICLE VIII TERMINATION 8.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing only in accordance with this Section 8.1, and in no other matter: (a) by the mutual written consent of CTI (on behalf of the Sellers) and Purchaser; (b) by written notice of either Purchaser or CTI (on behalf of the Sellers) to the other, if there is in effect any Law or Order enacted or issued by a Governmental Body of competent jurisdiction that restrains, enjoins, declares unlawful or otherwise prohibits the consummation of the Closing or declaring unlawful the Transactions, and such Law or Order has become final, binding and non-appealable; provided that no Party may terminate this Agreement under this Section 8.1(b) if the issuance of such Order was caused by such Party’s (or, in the case of CTI, any other Seller’s) failure to perform any of its obligations under this Agreement; (c) by written notice of either Purchaser or CTI (on behalf of the Sellers), if the Closing shall not have occurred on or before the date that is four (4) months following the date hereof (the “Outside Date”) (or such later date as provided in Section 10.12); provided that if as of

79 the Outside Date any of the conditions set forth in Section 7.1(a), or Section 7.1(b) or if, in the case of Section 7.1(b), the prohibition or restraint relates to or arises under any Antitrust Law have not been satisfied but all other conditions set forth in Sections 7.2 and 7.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Outside Date shall be automatically extended to June 30, 2024 and such date shall become the Outside Date for purposes of this Agreement; provided, further, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure of the Closing to have occurred by the Outside Date was caused by such Party’s (or, in the case of CTI, any other Seller’s) failure to perform any of its obligations under this Agreement; (d) by written notice from CTI (on behalf of the Sellers) to Purchaser, upon a breach of any covenant or agreement on the part of Purchaser, or if any representation or warranty of Purchaser will have become untrue, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied; provided that (i) if such breach is curable by Purchaser (other than a breach or failure by Purchaser to close when required pursuant to Section 2.3) then CTI (on behalf of the Sellers) may not terminate this Agreement under this Section 8.1(d) unless such breach has not been cured by the date which that the earlier of (A) two (2) Business Days prior to the Outside Date and (B) thirty (30) days after CTI notifies Purchaser of such breach and (ii) CTI’s (on behalf of the Sellers) right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to CTI at any time that any Seller is in breach of, any covenant, representation or warranty hereunder such that the conditions in Section 7.2 cannot be satisfied; (e) by written notice from Purchaser to CTI (on behalf of the Sellers), upon a breach of any covenant or agreement on the part of the Sellers, or if any representation or warranty of the Sellers will have become untrue, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied; provided that (i) if such breach is curable by the Sellers (other than a breach or failure by Sellers to close when required pursuant to Section 2.3) then Purchaser may not terminate this Agreement under this Section 8.1(e) unless such breach has not been cured by the date which is the earlier of (A) two (2) Business Days prior to the Outside Date and (B) thirty (30) days after Purchaser notifies CTI (on behalf of the Sellers) of such breach and (ii) the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available to Purchaser at any time that Purchaser is in breach of, any covenant, representation or warranty hereunder such that the conditions in Section 7.3 cannot be satisfied; (f) by written notice from CTI (on behalf of the Sellers) to Purchaser, if (i) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied (other than conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date) or waived, (ii) CTI (on behalf of the Sellers) has delivered written notice to Purchaser that it is ready, willing and able to complete the Closing on such date and throughout the four (4) Business Day period following delivery of such notice and (iii) Purchaser fails to complete the Closing at the time required by Section 2.1; (g) by written notice from CIT (on behalf of Sellers) to Purchaser, if any Seller or the board of directors (or similar governing body) of any Seller determines in good faith after

80 consultation with its financial advisors and outside counsel that that proceeding with the Transaction or failing to terminate this Agreement would be inconsistent with its or such Person’s or body’s fiduciary duties under the applicable Law; (h) by written notice of either Purchaser or CTI (on behalf of the Sellers), if (i) any Seller enters into one or more Alternative Transactions with one or more Persons other than Purchaser, (ii) the Bankruptcy Court approves an Alternative Transaction, or (iii) the Sellers consummate an Alternative Transaction; (i) by written notice from Purchaser to CTI (on behalf of the Sellers), if any of the Bankruptcy Cases is dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or if a trustee or examiner with expanded powers to operate or manage the affairs or reorganization of any of the Sellers is appointed in any of the Bankruptcy Cases; (j) by written notice from Purchaser to CTI (on behalf of the Sellers), if (i) Sellers withdraw or seek to withdraw any motion seeking approval of this Agreement and the Transactions or file any motion seeking approval of an Alternative Transaction, (ii) the Confirmation Order, in form and substance satisfactory to the Purchaser, is not entered by the Bankruptcy Court on or before November 17, 2023, (iii) the CCAA Orders, in form and substance satisfactory to the Purchaser, are not entered by the CCAA Court on or before November 24, 2023, or (iv) an Order, in form and substance satisfactory to Purchaser, approving the Breakup Fee and the Expense Reimbursement is not entered by the Bankruptcy Court on or before November 17, 2023; or (k) by written notice from Purchaser to CTI (on behalf of the Sellers), if (i) any of the Acquired Entities commences a voluntary case under any Bankruptcy Law, consents to the entry of an Order for relief in an involuntary case under any Bankruptcy Law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or similar official for an Acquired Entity or all or any portion of its assets or property or effects any assignment for the benefit of creditors, or (ii) any court of competent jurisdiction enters a decree or Order for relief in respect of any Acquired Entity in any involuntary case under any Bankruptcy Law or for the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for an Acquired Entity or any of its property or assets or for any winding up or liquidation of an Acquired Entity, in each case without the prior written consent of Purchaser. 8.2 Effect of Termination. (a) In the event of termination of this Agreement in accordance with Article VIII, this Agreement shall forthwith become null and void and no Party or any of its partners, officers, directors, managers, equityholders or representatives will have any Liability under this Agreement; provided that Section 2.2, Section 6.2(b), Section 6.14(d), this Section 8.2, and, to the extent necessary to effectuate the foregoing enumerated provisions, Article X and Article XI, shall survive any such termination; provided further that nothing in this Section 8.2 will be deemed to interfere with the Sellers’ rights to retain the Deposit to the extent provided in Section 2.2(b). (b) Notwithstanding Section 8.2(a), if this Agreement is terminated pursuant to Sections 8.1(e), 8.1(g), 8.1(h), 8.1(i), 8.1(j) or 8.1(k) (or by the Sellers pursuant to Section 8.1(c)

81 in circumstances where Purchaser would be entitled to terminate this Agreement pursuant to Sections 8.1(e), 8.1(h), 8.1(i), 8.1(j) or 8.1(k)), then CTI (on behalf of the Sellers) shall pay (or cause to be paid) to Purchaser by wire transfer of immediately available funds within three (3) Business Days following such termination of this Agreement an amount equal to the reasonable and documented out-of-pocket costs and expenses (including fees and expenses of counsel) incurred by Purchaser or its Affiliates in connection with the negotiation, diligence, execution, performance and enforcement of this Agreement, which amount shall not exceed $7,750,000 (“Expense Reimbursement”). (c) Notwithstanding Section 8.2(a), in consideration for Purchaser having expended considerable time and expense in connection with this Agreement and the negotiation thereof and the identification and quantification of assets of the Sellers, if this Agreement is terminated pursuant to Sections 8.1(e), 8.1(g), 8.1(h), 8.1(i), 8.1(j)(i) or 8.1(k) (or by the Sellers pursuant to Section 8.1(c) in circumstances where Purchaser would be entitled to terminate this Agreement pursuant to Sections 8.1(e), 8.1(h), 8.1(i), 8.1(j)(i) or 8.1(k)), CTI (on behalf of the Sellers) shall pay (or cause to be paid) to Purchaser (or, at the option of Purchaser, a Designee) a break-up fee in an amount equal to $23,250,000 (the “Breakup Fee”); provided that the Breakup Fee shall be payable by wire transfer of immediately available funds within three (3) Business Days of the termination of this Agreement, or, solely in the event this Agreement is terminated pursuant to Sections 8.1(g), 8.1(h) or 8.1(j)(i) because of an Alternative Transaction, by wire transfer of immediately available funds contemporaneously with the closing of such Alternative Transaction (including any Alternative Transaction that includes a credit bid under Section 363(k) of the Bankruptcy Code or any other form of equalization or non-cash consideration). Each of the Parties acknowledges and agrees that (i) the agreements contained in this Section 8.2 are an integral part of this Agreement, (ii) in the absence of CTI’s (on behalf of the Sellers) obligations to make these payments Purchaser would not have entered into this Agreement, (iii) the Breakup Fee and the Expense Reimbursement shall constitute allowed superpriority administrative expense claims pursuant to sections 105(a), 364(c)(1), 503(b), and 507(a)(2) of the Bankruptcy Code with priority over all other administrative expenses of the kind specified in section 503(b) of the Bankruptcy Code and such allowed superpriority administrative expense claim shall be superior in priority to all other similarly situated claims asserted or allowed in the Bankruptcy Cases, and (iv) the Expense Reimbursement and the Breakup Fee are not a penalty, but rather represent liquidated damages in a reasonable amount that will reasonably compensate Purchaser in the circumstances in which the Expense Reimbursement or Breakup Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone by Purchaser while negotiating and pursuing this Agreement and in reasonable reliance on this Agreement and on the reasonable expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Each Seller acknowledges and agrees that such Seller shall be jointly and severally liable for the entire Breakup Fee and the Expense Reimbursement amounts payable by CTI (on behalf of the Sellers) pursuant to this Agreement. The obligations of the Sellers to pay the Breakup Fee or the Expense Reimbursement shall survive the termination of this Agreement. (d) Subject in all cases to Section 10.12, prior to the Closing, in the event of any breach by Seller of this Agreement, the sole and exclusive monetary remedy of Purchaser shall be to terminate this Agreement in accordance with Section 8.1 and, if applicable, to receive the Expense Reimbursement or the Breakup Fee, as applicable, in accordance with Section 8.2.

82 (e) Subject in all cases to Section 10.12, the Sellers acknowledge and agree that, prior to the Closing, the Sellers’ right (if any) to retain the Deposit pursuant to Section 2.2(b) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Sellers against Purchaser and any of its former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents or any of the Debt Financing Related Parties for any Liability, damage or other loss resulting from the termination of this Agreement, breach of any representation, warranty, covenant or agreement contained herein or the failure of the Transactions to be consummated, and prior to the Closing, none of the Sellers nor any of their Affiliates shall have any other remedy or cause of action against Purchaser or any of its former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents or any of the Debt Financing Related Parties, and, prior to the Closing, none of the foregoing shall have any further Liability or obligation, in each case, arising out of or relating to this Agreement or the Transactions. For the avoidance of doubt, prior to the Closing, but subject to Section 10.12, the maximum Liability of Purchaser under this Agreement shall not exceed the Deposit, other than any amounts payable by Purchaser pursuant to Section 6.14(d). ARTICLE IX TAXES 9.1 Transfer Taxes. (a) Any sales, consumption, use, excise, GST/HST, value added, registration, real property, transfer, deed, fixed asset, stamp, documentary stamp or other similar Taxes and recording charges (including all related interest, penalties, and additions to any of the foregoing) payable solely by reason of the sale of the Acquired Assets or the assumption of the Assumed Liabilities under this Agreement or the Transactions and imposed under applicable Law in connection with the Transactions (but excluding any Tax on, based upon or measured by, net income, receipts, gains or profits) (collectively, the “Transfer Taxes”) shall be borne one hundred percent (100%) by Purchaser, and Purchaser shall timely file all required Tax Returns related to, any Transfer Taxes with the appropriate Taxing Authority. (b) Purchaser shall prepare all necessary Tax Returns and other documentation in connection with the payment or administration of any Transfer Taxes, and, at the request of Purchaser, each Seller (or the applicable Affiliate of any Seller) shall execute all Tax Returns and other documents as may reasonably be required to be provided or filed in connection therewith. Each of the Sellers, Purchaser and their respective Affiliates shall use commercially reasonable efforts (i) to cooperate to ensure that all Tax Returns related to Transfer Taxes are timely filed and (ii) to mitigate the imposition of any Transfer Taxes in a manner consistent with this Agreement, including any claim for exemption or exclusion from the application or imposition of any such Transfer Taxes (whether by application of Section 1146(a) of the Bankruptcy Code or otherwise). If the Parties agree that the election is available in respect of the disposition of Acquired Assets by a Canadian Seller, then, at Purchaser’s request, such Canadian Seller and Purchaser will complete and sign on or before the Closing Date, a joint election under subsection 167(1) of the ETA and under any corresponding provision of provincial Law, to have the sale of the Canadian Assets take place on a GST/HST free basis under the ETA and, if applicable, the corresponding provision of provincial Law. Purchaser will file the election or elections with the appropriate Governmental

83 Body in Canada within the time prescribed under the ETA or, if applicable, other applicable Tax Law in Canada. (c) If any of the Canadian Sellers and Purchaser do not jointly elect under subsection 167(1) of the ETA and under any corresponding provincial Law, at Purchaser’s request, such Canadian Seller shall issue an invoice to Purchaser and such invoice shall include all of the information required under subsection 169(4) of the ETA and the corresponding provision under provincial Law. (d) If required under section 187 of the Provincial Sales Tax Act (British Columbia) or a corresponding provision of the Law of another Canadian province, a Seller shall obtain and provide to Purchaser on or prior to Closing, the applicable certificate issued by the appropriate Taxing Authority indicating that the Seller has paid all provincial sales Tax owing under the Provincial Sales Tax Act (British Columbia) or the corresponding provincial sales Tax or retail sales Tax Law of another province in respect of its business up to the Closing Date (a “Clearance Certificate”). If an applicable Seller does not provide to Purchaser a Clearance Certificate that is required to be obtained under applicable Law prior to Closing, such applicable Seller will, as promptly as possible following Closing, provide such Clearance Certificate to Purchaser. (e) Each Canadian Seller shall, if requested by Purchaser, jointly elect with Purchaser in prescribed form and within the prescribed time under section 22 of the ITA and the corresponding provisions of applicable provincial Tax statutes in respect of any accounts receivable transferred by such Canadian Seller pursuant to this Agreement. Each such Canadian Seller and Purchaser agrees to execute and file all necessary documents and instruments to give effect to the elections referred to in this Section 9.1(e). 9.2 Allocation of Purchase Price. For all applicable Tax purposes, Purchaser, Sellers, and their respective Affiliates shall allocate the Purchase Price (and any Assumed Liabilities or other amounts treated as part of the Purchase Price for applicable Tax purposes) among the Acquired Assets, which, in the case of any allocation for U.S. federal (and applicable state and local) income Tax purposes, shall be consistent with the requirements of Section 1060 of the Tax Code and the regulations promulgated thereunder and any similar provision of applicable Tax Law and in accordance with Section 1.5(i)(vi), Schedule 9.2 and the Intended Tax Treatment. To the extent permitted by applicable Law, (i) the amount payable in respect of any Acquired Entity in respect of which an election is made pursuant to Section 338(g) of the Tax Code shall be subject to a separate Section 1060 allocation and, (ii) without limitation of the foregoing, the amounts paid to Sellers by any Designee in respect of the Acquired Assets and Assumed Liabilities transferred to such Designee shall be subject to one or more separate Section 1060 allocations in respect of the set of Acquired Assets purchased by each such Designee. As soon as commercially practicable, but no later than forty-five (45) days following the determination of the final Purchase Price pursuant to Section 2.6, Purchaser shall provide a proposed allocation (the “Allocation”) to CTI setting forth the allocation of the Purchase Price (and other amounts treated as part of the Purchase Price for applicable Tax purposes) among the Acquired Assets for Sellers’ review and comment. All reasonable comments provided by CTI to Purchaser with respect to the draft Allocation shall be considered by Purchaser in good faith, and the Parties shall negotiate in good faith to resolve any dispute with respect to any changes proposed by CTI with respect to the Allocation. Sellers

84 and Purchaser acknowledge and agree that a preliminary Allocation may be necessary on a timeframe that is faster than the timeframe set forth above in order to comply with applicable Transfer Tax and withholding Tax obligations, and the Sellers and Purchaser shall cooperate in good faith to agree upon a preliminary Allocation for such purposes. If any item on the Allocation is disputed by a Seller in good faith, the Parties shall negotiate in good faith to resolve any such dispute prior to the Closing Date. If the Parties cannot resolve any disputed item, the item in question shall timely be referred to, and resolved by, the Independent Accountant in accordance with the procedures set forth in Section 2.6(b), mutatis mutandis. The Parties and their respective Affiliates shall file all Tax Returns in accordance with the Allocation (as finally agreed upon between the Parties under this Section 9.2) and shall not take any Tax related action inconsistent therewith, in each case, unless otherwise required by a “determination” within the meaning of section 1313(a) of the Tax Code and analogous provisions of applicable Tax Law. 9.3 Cooperation. (a) Purchaser and Sellers shall reasonably cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns, and any Action, audit, litigation, or other proceeding with respect to Taxes, in the review of any Applicable Seller Prepared Return or Straddle Period Return under Section 9.4(a) and Section 9.4(b), and in connection with any dispute resolution relating to an Applicable Seller Prepared Return or Straddle Period Return under Section 9.4(c). In connection therewith, each Party shall provide the other Party and its Advisors with reasonable access, during normal business hours, and upon reasonable advance notice, to the books and records, including work papers, schedules, memoranda, and other documents (for the purpose of examining and copying) relating to Taxes of, or with respect to, the Acquired Assets, the Acquired Entities, the Excluded Assets, the Assumed Liabilities or the Excluded Liabilities, in each case, with respect to periods or occurrences prior to the Closing Date, and reasonable access, during normal business hours, and upon reasonable advance notice, to employees, officers, Advisors, accountants, offices and properties of such other Party for the purpose of better understanding the books and records. Unless otherwise consented to in writing by Purchaser, Sellers will not, for a period ending upon the earlier of (i) of three (3) years following the Closing Date and (ii) the closing of the Bankruptcy Case, destroy, alter or otherwise dispose of any of Tax books and records without first offering to surrender to the Purchaser such Tax books and records or any portion thereof that Sellers may intend to destroy, alter or dispose of. (b) Sellers shall, (i) if requested in writing by Purchaser, within sixty (60) days following the Closing, make, to the extent permitted by Law, an election to close the taxable year of any Acquired Entity formed outside of the United States as of the end of the day on the Closing Date, in accordance with the procedures set forth in Treasury Regulations Section 1.245A- 5(e)(3)(i) and (ii) if requested in writing by Purchaser within thirty (30) days following the Closing, make, to the extent permitted by Law, a “check the box” election to treat any of the Acquired Entities formed outside of the United States as a disregarded entity for U.S. federal income tax purposes effective prior to the Closing; provided that no “check the box” election shall be made to the extent it would reasonably be expected to have a non-de minimis and adverse effect on Sellers without the prior written consent of Sellers (such consent not to be unreasonably withheld, delayed or conditioned).

85 (c) The Sellers shall cooperate with Purchaser in providing all information requested by Purchaser in respect of any applicable Seller’s GST/HST registration, and each other registration for each provincial sales Tax statute for which such Seller is registered. 9.4 Preparation of Tax Returns and Payment of Taxes. (a) Except as otherwise provided by Section 9.1, Sellers shall prepare and timely file, in a manner consistent with past practice except as otherwise required by applicable Law, (i) all Tax Returns with respect to the Acquired Assets for any Tax period ending on or before the Closing Date (other than Tax Returns of the Acquired Entities that are due, including applicable extension, after the Closing Date) (the “Applicable Seller Prepared Returns”) and (ii) all income Tax Returns of Sellers. Sellers shall provide Purchaser with a draft of all Applicable Seller Prepared Returns at least thirty (30) days prior to the filing of any such Tax Return to the extent such Applicable Seller Prepared Returns relate to any Acquired Assets or any Assumed Liability. Except if referred to dispute resolution under Section 9.4(c), Sellers shall incorporate any changes reasonably requested by Purchaser with respect to such Tax Returns (for the avoidance of doubt, any changes the absence of which could adversely affect Purchaser, including in the determination of the final Purchase Price pursuant to Section 2.6, shall be considered reasonably requested by Purchaser). Sellers shall be responsible for paying any Taxes reflected on any Tax Return that Sellers are obligated to prepare and file under this Section 9.4(a) other than any Assumed Liability and Purchaser shall be responsible for paying any Taxes reflected on any such Tax Return that is an Assumed Liability. (b) Purchaser shall prepare and timely file (i) all Tax Returns with respect to the Acquired Assets (including the Acquired Entities) for any Tax period beginning before and ending after the Closing Date and (ii) all Tax Returns of the Acquired Entities for taxable periods ending on or before the Closing Date that are due, including applicable extensions, after the Closing Date. Purchaser shall prepare such Tax Returns consistent with past practice except as otherwise required by applicable Law, and shall provide Sellers or their successors in rights, as applicable, with a draft of such Tax Returns at least thirty (30) days prior to the filing of any such Tax Return to the extent any Seller or its successor in rights could reasonably be expected to be liable for any such Taxes under this Agreement. Except if referred to dispute resolution under Section 9.4(c), Purchaser shall incorporate any changes reasonably requested by Sellers with respect to such Tax Returns (for the avoidance of doubt, any changes the absence of which could adversely affect Sellers, including in the determination of the final Purchase Price pursuant to Section 2.6, shall be considered reasonably requested by Sellers). Purchaser shall be responsible for paying any Taxes reflected on any Tax Return that Purchaser is obligated to prepare and file under this Section 9.4(b) to the extent constituting an Assumed Liability (including, for the avoidance of doubt, all such Taxes of the Acquired Entities). (c) If any item on an Applicable Seller Prepared Return or a Tax Return prepared by Purchaser under Section 9.4(b) is disputed by the non-preparing party in good faith, the Parties shall negotiate in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed. If the Parties cannot resolve any disputed item, the item in question shall timely be referred to, and resolved by, the Independent Accountant in accordance with the procedures set forth in Section 2.6(b), mutatis mutandis. The preparing party shall, after prior reasonable consultation with the non-preparing party (or its designated successor), be

86 permitted to file the Tax Return as previously prepared (reasonably taking into account the non- preparing party’s comments), and the relevant Tax Return shall thereafter be adjusted (or amended, if previously filed) to reflect its resolution under this Section 9.4(c). (d) Purchaser shall not file any amendment to any previously filed Tax Return that has the effect of increasing any Tax that is payable or otherwise borne by Sellers. Purchaser shall be permitted to make an election under Section 338(g) of the Tax Code with respect to any or all of the Acquired Entities. 9.5 Tax Sharing Agreements. On or before the Closing Date, Sellers shall take all actions as may be necessary to terminate all Tax sharing agreements or arrangements (whether written or otherwise), if any, to which any Acquired Entity, on the one hand, and any Seller (or any Affiliate of any Seller that is not an Acquired Entity), on the other hand, are parties, in each case, in a manner such that after the applicable termination, no Acquired Entity will have any past, present, or future Liability thereunder.Straddle Period Allocations. Any Liability for Taxes attributable to a Straddle Period required to be apportioned under this Agreement shall be apportioned as follows: (a) the amount of property, ad valorem, intangible, and other periodic Taxes allocable to the pre-Closing portion of any Straddle Period shall be equal to (i) the amount of such Taxes for the entire Straddle Period multiplied by (ii) a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the pre-Closing portion of such Straddle Period and the denominator of which is the number of calendar days in the entire Straddle Period; and (b) all Taxes not allocated under clause (a) shall be allocated to the pre- Closing portion of any Straddle Period on the basis of a “closing of the books,” as if such taxable period ended as of the end of the day on the Closing Date; provided that, exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of calendar days in each period; provided that, for the avoidance of doubt, nothing contained in this Section 9.6 shall be construed so as to cause an Assumed Liability to become an Excluded Liability or vice versa. 9.7 Tax Treatment. The Parties intend the Transactions to constitute “applicable asset acquisitions” (within the meaning of Section 1060(c) of the Tax Code) pursuant to which the Purchaser (or each of Purchaser and one or more of its Designees, with, for clarity, such Designee being treated as the direct “purchaser” in the “applicable asset acquisition”) acquired the entirety of the “trade or business” (within the meaning of Section 1060 of the Tax Code) in respect of which the applicable Acquired Assets and Assumed Liabilities (including, for this purpose, in respect of the Leases subject to Section 1.5(i)) relate, including all “amortizable section 197 intangibles” (within the meaning of Treasury Regulations Section 1.197-2(d)), or rights to use or interests (including beneficial or other indirect interests) in such “amortizable section 197 intangibles” and that no interest in any such “amortizable section 197 intangibles” be treated as having been retained by the Sellers or their Affiliates (the “Intended Tax Treatment”). No Party shall take any position inconsistent with the Intended Tax Treatment on any Tax Return or otherwise, except as otherwise required by a final “determination” (within the meaning of Section 1313 of the Tax Code and analogous provisions of applicable Law).

87 ARTICLE X MISCELLANEOUS 10.1 Non-Survival of Representations and Warranties and Certain Covenants; Certain Waivers. Each of the representations and warranties and the covenants and agreements (to the extent such covenant or agreement contemplates or requires performance by such Party prior to the Closing) of the Parties set forth in this Agreement or in any other document contemplated hereby, or in any certificate delivered hereunder or thereunder, will terminate effective immediately as of the Closing such that no claim for breach of any such representation, warranty, covenant or agreement, detrimental reliance or other right or remedy (whether in contract, in tort or at law or in equity) may be brought with respect thereto after the Closing. Each covenant and agreement that explicitly contemplates performance at or after the Closing, will, in each case and to such extent, expressly survive the Closing in accordance with its terms, and if no term is specified, then for the applicable statute of limitations plus sixty (60) days, and nothing in this Section 10.1 will be deemed to limit any rights or remedies of any Person for breach of any such surviving covenant or agreement. Purchaser and the Seller Parties acknowledge and agree, on their own behalf, and with respect to Purchaser, and on behalf of the Purchaser Group that the agreements contained in this Section 10.1 require performance after the Closing to the maximum extent permitted by applicable Law and, if no term is specified, will survive the Closing for the applicable statute of limitations plus sixty (60) days. Purchaser on behalf of itself and the other members of the Purchaser Group hereby waives all rights and remedies with respect to any environmental, health or safety matters, including those arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or any other Environmental Laws, relating to this Agreement or the Transactions. 10.2 Expenses. Whether or not the Closing takes place, except as otherwise provided herein (including Section 1.5, Section 1.7, Section 6.18 and Section 8.2), all fees, costs and expenses (including fees, costs and expenses of Advisors) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of this Agreement and the other agreements contemplated hereby and the consummation of the Transactions will be paid by the Party incurring such fees, costs and expenses; it being acknowledged and agreed that (a) all fees and expenses in connection with any filing or submission required under the HSR Act and the Antitrust Laws or other regulations set forth in Schedule 7.1 will be allocated pursuant to Section 6.4, (b) all Transfer Taxes will be allocated pursuant to Section 9.1 and (c) all Cure Costs will be allocated pursuant to Section 5.2. 10.3 Notices. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (a) when personally delivered, (b) when transmitted by electronic mail upon confirmation of receipt or, if receipt is not confirmed, delivery by another method permitted by this Section 10.3, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, to the respective Party at the number, electronic mail address or street address, as applicable, set forth below, or at such other number, electronic mail address or street address as such Party may specify by written notice to the other Party.

88 Notices to Purchaser: c/o Brookfield Asset Management Inc. 250 Vesey Street, 15th Floor New York, New York 10281 Attention: [***] Email: [***] with a copy to (which shall not constitute notice): Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attention: [***] Email: [***] Notices to Sellers: Cyxtera Technologies, Inc. 2333 Ponce De Leon Blvd, Suite 900 Coral Gables, Florida 33134 Attention: [***] E-mail: [***] with copies to (which shall not constitute notice): Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: [***] Email: [***] 10.4 Binding Effect; Assignment. This Agreement shall be binding upon Purchaser and, subject to the terms of the Bidding Procedures Order (with respect to the matters covered thereby) and the entry and terms of the Confirmation Order, Sellers, and shall inure to the benefit of and be so binding on the Parties and their respective successors and permitted assigns, including any trustee or estate representative appointed in the Bankruptcy Cases or any successor Chapter 7 cases; provided that, subject to Section 1.7, neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated without the prior written consent of Purchaser and CTI (on behalf of the Sellers), and any attempted assignment or delegation without such prior written consent shall be null and void; provided further that Purchaser may, without the consent of the Sellers, assign all or any portion of its rights or obligations hereunder to any of the Debt Financing Sources pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral security in respect of the Debt Financing; provided further that Purchaser may, without the consent of the Sellers, assign all or any portion of its rights or obligations hereunder to a Designee in accordance with Section 1.7.

89 10.5 Amendment and Waiver. Any provision of this Agreement or the Schedules or exhibits hereto may be (a) amended only in a writing signed by Purchaser and CTI (on behalf of the Sellers) or (b) waived only in a writing executed by the Party (or, in the case of any Seller, CTI) against which enforcement of such waiver is sought. No waiver of any provision hereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default. 10.6 Third Party Beneficiaries. Except as otherwise expressly provided in Section 10.7, nothing expressed or referred to in this Agreement will be construed to give any Person other than (i) for purposes of Section 6.13, the directors and officers referred to therein; (ii) for purposes of Section 10.7, the Non-Party Affiliates, and (iii) the Parties hereto and such permitted assigns, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. 10.7 Non-Recourse. All claims or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or related in any manner to this Agreement or the other Transaction Agreement to which Purchaser or the Sellers are party, may be made only against (and are expressly limited to) the Persons that are expressly identified as parties hereto or thereto (the “Contracting Parties”). In no event shall any Contracting Party have any shared or vicarious Liability for the actions or omissions of any other Person. No Person who is not a Contracting Party, including any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of, and any financial advisor or Debt Financing Related Party to, any of the foregoing (the “Non-Party Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or granted by statute or based upon any theory that seeks to impose Liability of an entity party against its owners or Affiliates) for any claims, causes of action, obligations or Liabilities arising under, out of, in connection with or related in any manner to this Agreement or the other Transaction Agreements or based on, in respect of, or by reason of this Agreement or the other Transaction Agreements or their negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each Contracting Party waives and releases all such Liabilities, claims and obligations against any such Non-Party Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose Liability of a Contracting Party on any Non-Party Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Non-Party Affiliates with respect to the performance of this Agreement or the other Transaction Agreements to which the Sellers are party or any representation or warranty made in, in connection with, or as an inducement to this Agreement or the other Transaction Agreements. The Parties acknowledge and agree that the Non-Party Affiliates are intended third-party beneficiaries of this Section 10.7 and Section 10.21. Nothing in this Agreement (including this Section 10.7 or Section 10.12(b)) will limit the rights of the parties to the Equity Commitment Letter (or CTI as an intended third party beneficiary of the Equity Commitment Letter solely to the extent set forth therein) but subject to the terms and conditions thereof.

90 10.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Agreement or in any other jurisdiction, unless the severance of any such provision from the remainder of this Agreement would change the economic substance of the Agreement as a whole in a manner that is materially adverse to any Party (and such change is not waived in writing by such affected Person (or, in the case of any Seller, CTI)); provided that the economic substance of the Agreement as a whole shall be deemed to be affected in a manner materially adverse to the Parties if Section 8.2(c) or Section 10.12 is held to be prohibited or invalid. 10.9 Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and will in no way restrict or otherwise modify any of the terms or provisions hereof. 10.10 Schedules. The Schedules have been arranged for purposes of convenience in separately numbered sections corresponding to the sections of this Agreement; provided that each section of the Schedules will be deemed to incorporate by reference all information disclosed in any other section of the Schedules to the extent the relevance of such disclosure to such other section of the Schedules or such other representation or warranty set forth in this Agreement is reasonably apparent on the face of such disclosure. Capitalized terms used in the Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement, the Schedules or the attached exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course, and no Party will use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement, the Schedules or exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not set forth or included in this Agreement, the Schedules or exhibits is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course. In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. No information set forth in the Schedules will be deemed to broaden in any way the scope of the Parties’ representations and warranties. The information contained in this Agreement, in the Schedules and exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third party of any matter whatsoever, including any violation of Law or breach of Contract. 10.11 Complete Agreement. This Agreement, together with the Confidentiality Agreement and any other agreements expressly referred to herein or therein, contains the entire agreement of the Parties respecting the sale and purchase of the Acquired Assets and the Assumed

91 Liabilities and the Transactions and supersedes all prior agreements among the Parties respecting the sale and purchase of the Acquired Assets and the Assumed Liabilities and the Transactions. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement will control and prior drafts of this Agreement and the documents referenced herein will not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement), will be deemed not to provide any evidence as to the meaning of the provisions hereof or the intent of the Parties with respect hereto and will be deemed joint work product of the Parties. 10.12 Specific Performance. (a) The Parties agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if any of the Parties fails to take any action required of it hereunder to consummate the Transactions. It is accordingly agreed that (i) the Parties will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 10.13 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance and other equitable relief is an integral part of the Transactions and without that right, neither Sellers nor Purchaser would have entered into this Agreement. The Parties acknowledge and agree that any Party pursuing an injunction or injunctions or other Order to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.12 will not be required to provide any bond or other security in connection with any such Order. The remedies available to Sellers pursuant to this Section 10.12 will be in addition to any other remedy to which they were entitled at law or in equity, and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit any Seller from seeking to collect or collecting damages. If, prior to the Outside Date, any Party brings any Action, in each case in accordance with Section 10.13, to enforce specifically the performance of the terms and provisions hereof by any other Party, the Outside Date will automatically be extended (x) for the period during which such Action is pending, plus ten (10) Business Days or (y) by such other time period established by the court presiding over such Action, as the case may be. In no event will this Section 10.12 be used, alone or together with any other provision of this Agreement, to require any Seller to remedy any breach of any representation or warranty made by any Seller herein. (b) Notwithstanding anything herein to the contrary, it is hereby acknowledged and agreed that the Sellers shall be entitled to an injunction or injunctions, specific performance or other equitable relief, to cause Purchaser to cause the Equity Financing to be funded or to consummate the Closing if, and only if, (i) Purchaser is required to complete the Closing pursuant to Section 2.3 and Purchaser fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.3, and (ii) the Sellers have confirmed in writing to Purchaser that, if specific performance is granted and the Equity Financing is funded, then the Closing will occur substantially simultaneously therewith.

92 10.13 Jurisdiction and Exclusive Venue. Each of the Parties irrevocably agrees that any Action of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal theory under which any Liability or obligation may be sought to be imposed, whether sounding in contract or in tort or under statute, or whether at law or in equity, or otherwise under any legal or equitable theory, that may be based upon, arising out of, or related to this Agreement or the negotiation, execution, or performance of this Agreement or the Transactions and any questions concerning the construction, interpretation, validity and enforceability of this Agreement (each, an “Agreement Dispute”) brought by any other Party or its successors or assigns will be brought and determined only in (a) the Bankruptcy Court and any federal court to which an appeal from the Bankruptcy Court may be validly taken or (b) if the Bankruptcy Court is unwilling or unable to hear such Action, in the Court of Chancery of the State of Delaware (or if such court lacks jurisdiction, any other state or federal court sitting in the State of Delaware) (the “Chosen Courts”), and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Chosen Courts for itself and with respect to its property, generally and unconditionally, with regard to any Agreement Dispute. Each of the Parties agrees not to commence any Agreement Dispute except in the Chosen Courts, other than Actions in any court of competent jurisdiction to enforce any Order, decree or award rendered by any Chosen Courts, and no Party will file a motion to dismiss any Agreement Dispute filed in a Chosen Court on any jurisdictional or venue-related grounds, including the doctrine of forum non-conveniens. The Parties irrevocably agree that venue would be proper in any of the Chosen Courts, and hereby irrevocably waive any objection that any such court is an improper or inconvenient forum for the resolution of any Agreement Dispute. Each of the Parties further irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 10.3. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. 10.14 Governing Law; Waiver of Jury Trial. (a) Except to the extent the mandatory provisions of the Bankruptcy Code apply, this Agreement and any Agreement Dispute will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State without regards to conflicts of law principles of the State of Delaware or any other jurisdiction that would cause the Laws of any jurisdiction other than the State of Delaware to apply. (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY AGREEMENT DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY AGREEMENT DISPUTE. EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH AGREEMENT DISPUTE WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY (I) CERTIFIES THAT NO ADVISOR OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY AGREEMENT DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

93 HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 10.15 No Right to Set-Off. Purchaser, on its own behalf and on behalf the Purchaser Group and its and their respective successors and permitted assigns, hereby waives any rights of set-off, netting, offset, recoupment or similar rights that Purchaser, any member of the Purchaser Group or any of its or their respective successors and permitted assigns has or may have with respect to the payment of the Purchase Price or any other payments to be made by Purchaser pursuant to this Agreement. 10.16 Counterparts and PDF. This Agreement and any other agreements referred to herein or therein, and any amendments hereto or thereto, may be executed in multiple counterparts, any one of which need not contain the signature of more than one party hereto or thereto, but all such counterparts taken together will constitute one and the same instrument. Any counterpart, to the extent signed and delivered by means of a.PDF or other electronic transmission, will be treated in all manner and respects as an original Contract and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. Minor variations in the form of the signature page to this Agreement or any agreement or instrument contemplated hereby, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining the effectiveness of such signature. At the request of any party hereto or thereto or pursuant to any such Contract, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such Contract will raise the use of a.PDF or other electronic transmission to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of PDF or other electronic transmission as a defense to the formation of a Contract and each such party forever waives any such defense. 10.17 Publicity. No Party (including for avoidance of doubt, any Designee) shall, and each Party shall cause its Affiliates not to, issue any press release or public announcement concerning this Agreement or the Transactions without obtaining the prior written approval of Purchaser and CTI, which approval will not be unreasonably conditioned, withheld or delayed, unless, in the reasonable judgment of Purchaser (or its Designee) or CTI (on behalf of the Sellers), as applicable, disclosure is otherwise required of such Party (its Affiliates or any Designee) by or advisable under applicable Law or by the Bankruptcy Court or CCAA Court with respect to filings to be made with the Bankruptcy Court or CCAA Court in connection with this Agreement or by the applicable rules of any stock exchange on which Purchaser, any Designee or any Seller (or their respective Affiliates) lists securities or is otherwise consistent with customary reporting obligations of Purchaser or its Designee (or their respective Affiliates); provided that the Party intending to make such release shall use its reasonable efforts consistent with such applicable Law or Bankruptcy Court or CCAA Court requirement, to the extent reasonably practicable under the circumstances, to consult with each of the other Parties (or, in the case of the Sellers, CTI) with respect to the from and text thereof. Notwithstanding any of the foregoing, Purchaser (or its applicable Designee) shall at all times be entitled to provide (in a non-public manner) general information concerning the Transactions to its direct or indirect investors, limited partners, prospective investors, Advisors or the Debt Financing Related Party, for the purpose of fundraising, marketing or reporting or informational activities, in each case, without obtaining the prior approval of any other Party, so long as such Persons have an obligation to maintain the

94 confidentiality of such information and Purchaser (or its applicable Designee) shall be liable for their failure to do so. No Party (or its applicable Designee) shall be required to obtain any prior written approval or otherwise comply with this Section 10.17 to the extent any proposed release or announcement is consistent with and not containing more non-public information than has previously been made public without breach of the obligations under this Section 10.17. All publicity concerning the Transactions shall be jointly planned, coordinated, approved and released by the Parties; provided, however, that nothing herein shall prohibit either Party (or a Designee) from making any press release (other than the initial press release) or disclosure as may be permitted pursuant to this Section 10.17, so long as such press release or public disclosure is (a) to the extent reasonably practicable under the circumstances, jointly coordinated and discussed by the Parties (acting reasonably and in good faith) and (b) consistent with and no more expansive than prior disclosures made in accordance with Section 10.17. Notwithstanding the foregoing, the initial press release in respect of the Transactions shall be issued on the date hereof and shall be in the form mutually agreed by the Parties in writing. 10.18 Bulk Sales Laws. The Parties intend that pursuant to section 363(f) of the Bankruptcy Code, the transfer of the Acquired Assets shall be free and clear of any Encumbrances in the Acquired Assets including any liens or claims arising out of the bulk transfer Laws except Permitted Post-Closing Encumbrances, and the Parties shall take such steps as may be necessary or appropriate to so provide in the Confirmation Order. In furtherance of the foregoing, each Party hereby waives compliance by the Parties with the “bulk sales,” “bulk transfers” or similar Laws and all other similar Laws in all applicable jurisdictions in respect of the Transactions. 10.19 Release. (a) Effective upon the Closing Date, each Seller on behalf of itself and its Affiliates and its respective directors, officers, control persons (as defined in Section 15 of the Securities Act or Section 20 of the Exchange Act), members, employees, agents, attorneys, financial advisors, consultants, legal representatives, shareholders, partners, estates, successors and assigns solely in their capacity as such, and any of their respective agents, attorneys, financial advisors, legal advisors, Affiliates, directors, managers, officers, control persons, shareholders, members or employees, in each case, solely in their capacity as such (each a “Related Party” and collectively, the “Related Parties”) acknowledges that it has no claim, counterclaim, setoff, recoupment, Action or cause of action of any kind or nature whatsoever against Purchaser or its Related Parties that directly or indirectly arises out of, is based upon, or is in any manner connected with any transaction, event, circumstances, action, failure to act or occurrence of any sort or type in connection with the Transactions, the Acquired Assets or Assumed Liabilities, including any approval or acceptance given or denied, whether known or unknown, which occurred, existed, was taken or begun prior to the consummation of the Transactions (any and all such direct or derivative claims, collectively, the “Seller Released Claims”); and, should any Seller Released Claims nonetheless exist, each Seller on behalf of itself and its Related Parties hereby (i) releases and discharges Purchaser and its Related Parties from any Liability whatsoever on such Seller Released Claims that directly or indirectly arises out of, is based upon, or is in any manner connected with any such transaction, event, circumstances, action, failure to act or occurrence of any sort or type, including any approval or acceptance given or denied, whether known or unknown, which occurred, existed, was taken or begun prior to the consummation of the Transactions, and (ii) releases, remises, waives and discharges all such Seller Released Claims against Purchaser and

95 its Related Parties; provided that nothing herein shall release Purchaser or a Seller of its obligations under this Agreement or the other Transaction Agreements. (b) Effective upon the Closing Date, Purchaser on behalf of itself and its Affiliates acknowledges that it has no claim, counterclaim, setoff, recoupment, Action or cause of action of any kind or nature whatsoever against any Seller that directly or indirectly arises out of, is based upon, or is in any manner connected with any transaction, event, circumstances, action, failure to act or occurrence of any sort or type in connection with the Transactions, the Acquired Assets or Assumed Liabilities, including any approval or acceptance given or denied, whether known or unknown, which occurred, existed, was taken or begun prior to the consummation of the Transactions (any and all such direct or derivative claims, collectively, the “Purchaser Released Claims”); and should any Purchaser Released Claim nonetheless exist, each Purchaser on behalf of itself and its Affiliates hereby (i) releases and discharges each Seller from any Liability whatsoever on Purchaser Released Claims that directly or indirectly arises out of, is based upon, or is in any manner connected with any such transaction, event, circumstances, action, failure to act or occurrence of any sort or type, including any approval or acceptance given or denied, whether known or unknown, which occurred, existed, was taken or begun prior to the consummation of the Transactions contemplated hereunder, and (ii) releases, remises, waives and discharges all such Purchaser Released Claims against each Seller; provided that nothing herein shall release a Purchaser or a Seller of its obligations under this Agreement or the other Transaction Agreements. (c) Without limiting in any way the scope of the release contained in this Section 10.19 and effective upon the Closing Date, each Seller, to the fullest extent allowed under applicable Law, hereby waives and relinquishes all statutory and common law protections purporting to limit the scope or effect of a general release, whether due to lack of knowledge of any claim or otherwise, including, waiving and relinquishing the terms of any Law which provides that a release may not apply to material unknown claims. Each Seller hereby affirms its intent to waive and relinquish such unknown claims and to waive and relinquish any statutory or common law protection available in any applicable jurisdiction with respect thereto. 10.20 Sellers’ Representative. Each Party agrees that CTI has the power and authority to unilaterally act on behalf of all or any of the Sellers for the purposes of this Agreement and the other Transaction Agreements. Such power will include the power to make all decisions, actions, Consents and determinations on behalf of the Sellers, including to make any waiver of any Closing condition or agree to any amendment to this Agreement. No Seller shall have any right to object, dissent, protest or otherwise contest the same. Purchaser shall be entitled to rely on any action or omission taken by CTI on behalf of the Sellers. Purchaser and its Affiliates may rely exclusively, without independent verification or investigation, upon all decisions, communications or writings made, given or executed by CTI on behalf of the other Seller in connection with this Agreement, the other Transaction Agreements and the Transactions. Purchaser shall be entitled to disregard any decisions, communications or writings made, given or executed by any Seller in connection with this Agreement, the other Transaction Agreements and the Transactions unless the same is made, given or executed by CTI on behalf of the Sellers. Notwithstanding anything to the contrary set forth herein, Purchaser and its Affiliates shall not be liable for any Liability to any Person, including any Seller, for any action taken or not taken by CTI on behalf of the Sellers or for any

96 act or omission taken or not taken in reliance upon the actions taken or not taken or decisions, communications or writings made, given or executed by CTI on behalf of the Sellers. 10.21 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each Seller on behalf of itself, its Subsidiaries and each of its controlled Affiliates hereby: (a) agrees that any proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Related Parties, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the Transactions or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such proceeding to the exclusive jurisdiction of such court, (b) agrees that any such proceeding shall be governed by the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the Laws of another state), except as otherwise provided in the applicable definitive document relating to the Debt Financing, (c) agrees not to bring or support or permit any of its controlled Affiliates to bring or support any proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Related Party in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon the Sellers or their controlled Affiliates in any such proceeding shall be effective if notice is given in accordance with this Section 10.21, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such proceeding in any such court, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any proceeding brought against the Debt Financing Related Parties in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Debt Financing Related Parties will have any Liability to the Seller or any of its Affiliates (for the avoidance of doubt, in each case, other than (x) Purchaser and its permitted assigns in connection with the commitment letter governing the Debt Financing or the definitive agreements governing the Debt Financing and (y) Purchaser and its Subsidiaries following the Closing) relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in Contract or in tort or otherwise (except, after giving effect to the Closing, to the Acquired Entities in accordance with the definitive agreements entered into with respect to the Debt Financing) and (h) agrees that Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 10.21, and that such provisions of this Section 10.21 and the definitions of “Debt Financing Sources” and “Debt Financing Related Parties” (and any other provisions of this Agreement to the extent a modification thereof would directly affect the substance of any of the foregoing) shall not be amended in any way adverse to the Debt Financing Related Parties without the prior written consent of the Debt Financing Sources. This Section 10.21 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary. Notwithstanding the foregoing, nothing in this Section 10.21 shall in any way limit or modify (i) the rights and obligations of Purchaser and its Affiliates under this Agreement or (ii) any Debt Financing Related

97 Parties’ obligations to, and the corresponding rights in connection therewith of, Purchaser or any of their Affiliates (following the Closing, including the Acquired Entities) under the commitment letter governing the Debt Financing or the definitive agreements governing the Debt Financing. ARTICLE XI ADDITIONAL DEFINITIONS AND INTERPRETIVE MATTERS 11.1 Certain Definitions. (a) “Action” means any action, claim (including a counterclaim, cross-claim, or defense), complaint, grievance, summons, suit, litigation, arbitration, third-party mediation, audit, or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, examination or investigation, of any kind whatsoever, regardless of the legal theory under which such Liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body. (b) “Adjustment Amount” means (a) the Working Capital Overage, if any, minus (b) the Working Capital Underage, if any; plus (c) the Cash Amount; plus (d) the Factoring Facility Payoff Amount. (c) “Adjustment Escrow Amount” means thirty million United States dollars ($30,000,000). (d) “Advisors” means, with respect to any Person as of any relevant time, any directors, officers, employees, investment bankers, financial advisors, accountants, agents, attorneys, consultants, or other representatives of such Person. (e) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided that any “portfolio company” (as such term is commonly understood in the private equity industry) of any investment fund affiliates of any Person (and any investment fund affiliates of any Person) shall not be considered an “Affiliate” of such Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of such Person, whether through ownership of voting securities, by Contract or otherwise. For the avoidance of doubt, the Acquired Entities will be Affiliates of Sellers until Closing and Affiliates of Purchaser after Closing. (f) “Aggregate DLR Consideration Amount” means the sum of (i) the UK Consideration Payment, (ii) the Germany Consideration Payment, and (iii) the Singapore Consideration Payment, in each case, to the extent applicable. (g) “AlixPartners” means AlixPartners, LLP. (h) “Alternative Transaction” means (i) any investment in, financing of, capital contribution or loan to or restructuring or recapitalization of Sellers or any of their respective direct

98 or indirect Subsidiaries (including any exchange of all or a substantial portion of Sellers’ or any of their respective Affiliates’ outstanding debt obligations for equity securities of Sellers or any of their respective Affiliates), (ii) any merger, consolidation, share exchange or other similar transaction to which Sellers or any of their respective Affiliates is a party that has the effect of transferring, directly or indirectly, any non-de minimis portion of the Acquired Assets, or any issuance, sale or transfer of Equity Interests in, Sellers or the Acquired Entities, (iii) any direct or indirect sale of any non-de minimis portion of the Acquired Assets of, or any issuance, sale or transfer of Equity Interests in, Sellers or the Acquired Assets or (iv) any other transaction, including a plan of liquidation or agreement with a liquidation firm (or consortium) for the orderly liquidation of the Sellers, all or any non-de minimis portion of the Acquired Assets (other than any wind-down or similar plan or transaction or dismissal with respect to the sale of Excluded Assets) or reorganization (in any jurisdiction, whether domestic, foreign, international or otherwise), in each instance that transfers or vests ownership of, economic rights to, or benefits in any portion of the Acquired Assets to any party other than Purchaser or a Designee. (i) “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act, the U.K. Bribery Act, any national and international Law enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, or any other applicable anti-corruption or anti-bribery Law. (j) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to (i) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, or the creation or strengthening of a dominant position through merger or acquisition, or (ii) restrict, govern, control or regulate foreign investment or participation, including foreign direct investment (FDI), and similar Laws (expressly excluding CFIUS). (k) “Auction” shall have the meaning ascribed to such term in the Bidding Procedures Order. (l) “Avoidance Actions” means any and all avoidance, recovery, subordination, preference, transfer at undervalue, or other claims, Actions, or remedies which any of the Debtors under the Bankruptcy Case, the Debtors, their estates in the Bankruptcy Cases, or any other appropriate parties in interest have asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state, federal or foreign statutes and common law. (m) “Bankruptcy Law” means the Bankruptcy Code, CCAA, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or other similar debtor relief Laws of the United States or any other applicable jurisdiction from time to time in effect. (n) “Bidding Procedures Order” means the Bankruptcy Court’s Order (I) Approving the Bidding Procedures, (II) Approving Stalking Horse Bid Protections,

99 (III) Scheduling Bid Deadlines, (IV) Approving the Form and Manner of Notice Thereof, and (V) Granting Related Relief [Docket No. 180]. (o) “Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City, New York or Toronto, Ontario, Canada are authorized or required by Law to be closed. (p) “Business Employee” means each employee of any of the Sellers or any Acquired Entity. (q) “Canadian Assets” means the Acquired Assets of the Canadian Sellers being purchased by the Purchaser pursuant to this Agreement. (r) “Canadian Sellers” means Cyxtera Canada, LLC, Cyxtera Communications Canada, ULC, and Cyxtera Canada TRS, ULC. (s) “Cash Amount” means the aggregate amount (expressed in United States dollars) as of immediately prior to the Closing: (i) only to the extent remaining as an asset of the Acquired Entities as of the Closing, of the Acquired Entities’ cash (including checks and deposits in transit, demand deposits, money markets or similar accounts), checking account balances, marketable securities, certificates of deposits, time deposits, bankers’ acceptances, commercial paper, security entitlements, securities accounts, commodity Contracts, commodity accounts, government securities, and any other cash equivalents to the extent convertible to cash withing 30 days, whether on hand, in transit, in banks or other financial institutions, or otherwise held; plus (ii) the Acquired Cash Collateral and any cash collateral held by or any behalf of any Acquired Entity as security for any utilities-related Liabilities (including deposits for electricity, telephone or other utilities) of the Acquired Entities, in each case, solely to the extent (A) a corresponding current liability is included in the definition of Working Capital in respect of such specific cash collateral and (B) such cash collateral amount is actually collected (without needing to be replaced) or applied for credit on invoices by Purchaser or its Affiliates in cash within the seventy five (75) day period following the Closing Date; plus (iii) to the extent that Sellers pay any or all of the accrued key employee retention incentive obligations contemplated by clause (iii) of Section 6.3(d) that are due and owing prior to the Closing Date in accordance with the applicable key employee retention plan, an amount equal to the amount of such paid obligations not to exceed $2,660,000 in the aggregate; provided that (X) the Cash Amount shall be reduced by any Restricted Cash of the Acquired Entities and (Y) for clarity, the Cash Amount shall not include the Aggregate DLR Consideration Amount paid to any Acquired Entity or one of its Affiliates; provided further that notwithstanding anything to the contrary contained herein, in no event shall the

100 “Cash Amount” be included in the amount of current assets with respect to Working Capital. (t) “Cash and Cash Equivalents” means all of Sellers cash (including checks and deposits in transit, demand deposits, money markets or similar accounts), checking account balances, marketable securities, certificates of deposits, time deposits, bankers’ acceptances, commercial paper, security entitlements, securities accounts, commodity Contracts, commodity accounts, government securities, and any other cash equivalents whether on hand, in transit, in banks or other financial institutions, or otherwise held. (u) “CCAA” means the Companies’ Creditors Arrangement Act (R.S.C., 1985, c. C-36). (v) “CCAA Court” means the Court of King’s Bench of Alberta under Court File No. 2301-07385 with respect to the CCAA Proceeding. (w) “CCAA Orders” means a Canadian recognition Order of the Confirmation Order and a Canadian vesting Order for the benefit of the Purchaser with respect to the Canadian Assets, both as granted by the CCAA Court in the CCAA Proceeding pursuant to the CCAA, in each case in form and substance reasonably acceptable to the Purchaser solely with respect to all provisions of the foregoing that relate to the Purchaser, this Agreement, or the Transactions. Any form of CCAA Orders that is or will be filed, or any amendments to such order, shall be in form and substance acceptable to the Sellers, and with respect to provisions of the CCAA Orders that relate to Purchaser, this Agreement, or the Transactions, Purchaser. (x) “Closing Working Capital” means the Working Capital as of immediately prior to the Closing. (y) “COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Tax Code and any similar state Law. (z) “Company Systems” means any and all computer systems, servers, hardware systems, Software, websites, databases, routers, hubs, switches, circuits, networks, data communication lines, workstations, and other information technology systems, infrastructure and equipment owned, leased or licensed by Seller or any of its Subsidiaries. (aa) “Confidentiality Agreement” means that certain letter agreement, dated as of May 11, 2023, by and between CTI and Brookfield Special Investments LLC (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms). (bb) “Confirmation Order” means an order of the Bankruptcy Court, approving the proposed Transactions and the Plan pursuant to sections 105, 363, 365, 1123, 1129, 1141 and 1142 of the Bankruptcy Code, in form and substance reasonably acceptable to the Sellers and, with respect to provisions of the Confirmation Order that relate to Purchaser, this Agreement, or the Transactions, including any amendments thereto, whether before or after such documents and pleadings have been filed with or approved by the Bankruptcy Court, Purchaser. Any form of Confirmation Order that is or will be filed, and any amendments to such order, shall be in form

101 and substance acceptable to the Sellers, and with respect to provisions of the Confirmation Order that relate to Purchaser, this Agreement, or the Transactions, Purchaser. (cc) “Consent” means any approval, consent, ratification, clearance, non-action, permission, waiver or authorization, or an Order of the Bankruptcy Court that deems or renders unnecessary the same. (dd) “Contract” means any contract, indenture, note, bond, lease, sublease, license, mortgage, agreement, guarantee, or other agreement that is legally binding upon a Person or its property. (ee) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks. (ff) “Debt Financing Related Parties” means the Debt Financing Sources and their respective Affiliates and each of their respective successors and assigns, together with each of their respective officers, directors, employees, partners, controlling persons, advisors, attorneys, agents and representatives and each of their respective successors and assigns; provided that none of the Purchaser, the Seller nor any Affiliate of the Purchaser or the Seller, as applicable, shall constitute a “Debt Financing Source” or a “Debt Financing Related Party.” (gg) “Debt Financing Sources” means the arrangers or lenders party to the commitment letter in respect of the Debt Financing that have committed to Purchaser or its Affiliates to provide Debt Financing subject to the conditions set forth in such commitment letter. (hh) “DLR Closing Proceeds” means the actual aggregate cash amount distributed by the UK Seller, the Germany Seller, and the Singapore Seller to one or more of the Sellers pursuant to and in accordance with Section 6.20; for the avoidance of doubt, not including any amounts that are required to be withheld in respect of Taxes under applicable Law from any such distributions by the UK Seller, the Germany Seller, or the Singapore Seller. (ii) “Documents” means all of Sellers’ written files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, plans, operating records, safety and environmental reports, data, studies, and documents, Tax Returns, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, research material, technical documentation (design specifications, engineering information, test results, maintenance schedules, functional requirements, operating instructions, logic manuals, processes, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials, in each case whether or not in electronic form. (jj) “Encumbrance” means any lien (as defined in section 101(37) of the Bankruptcy Code), encumbrance, license, claim (as defined in section 101(5) of the Bankruptcy Code), charge, mortgage, deed of trust, option, pledge, security interest or similar interests, title defects, hypothecations, easements, rights of way, encroachments, Orders, covenants, conditional sale or other title retention agreements and other similar impositions, imperfections or defects of title or restrictions on transfer or use.

102 (kk) “Environmental Laws” means all Laws concerning pollution, human health or safety (solely to the extent relating to exposure of any natural Person to Hazardous Materials), or protection of the environment as enacted and in effect as of the date hereof. (ll) “Equipment” means any and all equipment, computers, furniture, furnishings, fixtures, office supplies, supply inventory, vehicles and all other fixed assets. (mm) “Equity Interests” means, with respect to a Person, any membership interests, partnership interests, profits interests, capital stock or other equity securities (including profit participation features or equity appreciation rights, phantom stock rights or other similar rights) or ownership interests of such Person, or any securities (including debt securities or other Indebtedness) exercisable or exchangeable for or convertible into, or other rights to acquire, membership interests, partnership interests, capital stock or other equity securities or ownership interests of such Person (or otherwise constituting an investment in such Person). (nn) “ETA” means Part IX of the Excise Tax Act (Canada) (R.S.C., 1985, c. E- 15), as amended, and the regulations promulgated thereunder. (oo) “Exchange Act” means the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. (pp) “Excluded Data Center Contracts” means, in the event that the transactions contemplated by the Specified Agreement are consummated in accordance therewith prior to the Closing, the “Assigned Contracts” as defined in and only to the extent defined in the Specified Agreement (other than to the extent constituting Shared Customer Contracts (as defined therein) and the rights, remedies and defenses related thereto and set forth in Section 6.4 thereof). (qq) “Factoring Facility” means collectively, (i) the Purchase and Sale Agreement, dated as of August 31, 2022, by and among Cyxtera Communications, LLC (“Communications”), Cyxtera Federal Group Inc., and Cyxtera Receivables Holdings, (ii) the Receivables Purchase Agreement, dated as of August 31, 2022, by and among Communications, as servicer, PNC Bank National Association, as administrative agent and PNC Capital Markets LLC, as structuring agent and (iii) the other documentation executed in connection therewith or related thereto. (rr) “Factoring Facility Payoff Amount” means an aggregate amount equal to (i) $37,500,000 plus (ii) any remaining required amounts (including breakage, termination and other similar costs and expenses) due and owning pursuant to the terms and conditions of, the Factoring Facility upon its termination in accordance with Section 6.7(b) hereof. (ss) “Final DIP Order” means that certain final order (i) authorizing the Debtors to obtain postpetition financing, (ii) authorizing the Debtors to use cash collateral, (iii) granting liens and providing superpriority administrative expense claims, (iv) granting adequate protection, (v) modifying the automatic stay, and (vi) granting related relief entered on July 19, 2023 in the Bankruptcy Cases [Docket No. 297]. (tt) “Final Order” means an Order entered by the Bankruptcy Court or other court of competent jurisdiction (including the CCAA Court or any other non-U.S. court): (a) that

103 has not been reversed, stayed, modified, amended, or revoked, and as to which (i) any right to appeal or seek leave to appeal, certiorari, review, reargument, stay, or rehearing has been waived or (ii) the time to appeal or seek leave to appeal, certiorari, review, reargument, stay, or rehearing has expired and no appeal, motion for leave to appeal, or petition for certiorari, review, reargument, stay, or rehearing is pending or (b) as to which an appeal has been taken, a motion for leave to appeal, or petition for certiorari, review, reargument, stay, or rehearing has been filed and (i) such appeal, motion for leave to appeal or petition for certiorari, review, reargument, stay, or rehearing has been resolved by the highest court to which the Order or judgment was appealed or from which leave to appeal, certiorari, review, reargument, stay, or rehearing was sought and (ii) the time to appeal (in the event leave is granted) further or seek leave to appeal, certiorari, further review, reargument, stay, or rehearing has expired and no such appeal, motion for leave to appeal, or petition for certiorari, further review, reargument, stay, or rehearing is pending (uu) “Foreign Representative” means Cyxtera Technologies, Inc. (vv) “Fraud” means an act committed by (a) Sellers, in the making to Purchaser the representations and warranties in Article III or in the certificate delivered pursuant to Section 2.4(l) or (b) Purchaser, in the making to the Sellers the representations and warranties in Article IV or in the certificate delivered pursuant to Section 2.5(k), in any such case, with intent to deceive another party hereto, or to induce such other party to enter into this Agreement and requires (i) a false representation of material fact made in such representation; (ii) with knowledge that such representation is false; (iii) with an intention to induce the party to whom such representation is made to act or refrain from acting in reliance upon it; (iv) causing that party, in justifiable reliance upon such false representation, to take or refrain from taking action; and (v) causing such party to suffer damage by reason of such reliance, which together constitutes common law fraud under Delaware Law (and does not include any fraud claim based on constructive knowledge, negligent misrepresentation, recklessness or a similar theory). (ww) “GAAP” means United States generally accepted accounting principles as in effect from time to time. (xx) “Germany Consideration Payment” has the meaning set forth on Exhibit H. (yy) “Germany Lease Termination Agreements” means the termination agreements in respect of the Germany Leases in the form attached hereto as Exhibit H, in each case, effective on or prior to the Closing. (zz) “Germany Seller” means Cyxtera Germany GmbH. (aaa) “Government Official” means an employee, officer, or representative of, or any Person otherwise acting in an official capacity for or on behalf of a Governmental Body, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development).

104 (bbb) “Governmental Authorization” means any Permit, license, certificate, approval, consent, permission, clearance, designation, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law. (ccc) “Governmental Body” means any government, quasi-governmental entity, or other governmental or regulatory body, agency, tribunal, board or political subdivision thereof of any nature, whether foreign, federal, provincial, territorial, state or local, or any agency, branch, department, official, entity, instrumentality or authority thereof, or any court or arbitrator (public or private) of applicable jurisdiction. (ddd) “GST/HST” means the goods and services tax and harmonized sales tax imposed under Part IX of the ETA. (eee) “Hazardous Material” means any material, substance or waste that is defined as “hazardous” or “toxic” under Environmental Laws due to its dangerous or deleterious properties or characteristics, including petroleum products or byproducts, friable asbestos, per- and polyfluoroalkyl substances or polychlorinated biphenyls. (fff) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. (ggg) “Independent Accountant” means RSM US, LLP, or if RSM US, LLC declines to accept engagement hereunder, such other nationally or regionally recognized certified public accounting firm, valuation firm, or firm that practices in purchase price dispute resolution as is reasonably acceptable to Purchaser and Sellers. (hhh) “Intellectual Property” means any and all intellectual property and other proprietary rights in any jurisdiction throughout the world, whether registered or unregistered including any and all inventions, patents (and all divisions, reissues, continuations, continuations- in-part), industrial designs, trademarks, service marks, corporate names or trade names, logos, trade dress, works of authorship, copyrights, mask works, domain names, social media accounts, Software, data and databases, trade secrets and know-how, applications and registrations for and goodwill associated with any of the foregoing and rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the forgoing. (iii) “International Trade Laws” means any of the following: (a) any Laws concerning the importation of merchandise or items (including technology, services, and Software), including to those administered by U.S. Customs and Border Protection or the U.S. Department of Commerce, (b) any Laws concerning the exportation or re-exportation of items (including technology, services, and Software), including to those administered by the U.S. Department of Commerce or the U.S. Department of State, or (c) any economic sanctions administered by the United States (including but those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the U.S. State Department), the United Nations, Canada, the European Union, or the United Kingdom.

105 (jjj) “IRS” means the U.S. Internal Revenue Service and any Governmental Body succeeding to the functions thereof. (kkk) “ITA” means the Income Tax Act (Canada), as amended, and the regulations promulgated thereunder. (lll) “Knowledge of Seller,” “Knowledge of Sellers,” or words of like import means the actual knowledge of each of Mitchell Fonseca, Carlos Sagasta, and Victor Semah after reasonable inquiry of their reports. (mmm)“Law” means any federal, national, state, provincial, territorial, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, Order, rule, regulation or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body of competent jurisdiction. (nnn) “Lease” means any lease, license, concession or other agreement (written or oral) pursuant to which any Seller or any Subsidiary thereof holds any Leased Real Property, and all amendments, renewals, guaranties, assignments and other agreements relating thereto, including the right to all security deposits and other amounts and instruments deposited by or on behalf of Seller or any of its Subsidiaries. (ooo) “Leased Real Property” means, collectively, all right, title and interest of the Sellers and their Subsidiaries in and to any real property that any Seller or Subsidiary thereof leases, licenses or otherwise uses or occupies or has the right to use or occupy. (ppp) “Leasehold Improvements” means all buildings, structures, improvements and fixtures which are owned by a Seller or Subsidiary thereof and located on any Leased Real Property, regardless of whether title to such buildings, structures, improvements or fixtures are subject to reversion to the landlord or other third party upon the expiration or termination of the Lease for such Leased Real Property. (qqq) “Liability” means, as to any Person, any debt, adverse claim, liability (including any liability that results from, relates to or arises out of tort or any other product liability claim), duty, responsibility, obligation, commitment, assessment, cost, expense, Tax, loss, expenditure, charge, fee, penalty, fine, contribution, or premium of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent, direct or indirect, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and regardless of when sustained, incurred or asserted or when the relevant events occurred or circumstances existed. (rrr) “Material Adverse Effect” means any matter, event, change, development, occurrence, circumstance or effect (each, an “Effect”) that, individually or in the aggregate with all other Effects, has had or would reasonably be expected to have a material adverse effect on (x) the Acquired Assets and Assumed Liabilities, taken as whole, or the results of operations or condition (financial or otherwise) of the Acquired Assets and Assumed Liabilities, taken as a whole, or (y) the Sellers’ ability to consummate the Closing; provided that solely for purposes of the foregoing clause (x), no Effect shall constitute, or be taken into account in determining whether or not there has been, a Material Adverse Effect, to the extent relating to any Effect in, arising

106 from or relating to (i) general business or economic conditions affecting the industry in which Sellers and their Subsidiaries operate or their respective business is conducted; (ii) national or international political or social conditions, including tariffs, riots, protests, the engagement by the United States or other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military, cyber or terrorist (whether or not state-sponsored) attack upon the United States or any other country, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, asset, Equipment or personnel of the United States or of any other country; (iii) any fire, flood, hurricane, earthquake, tornado, windstorm, other act of God, global or national health concern, epidemic, pandemic (whether or not declared as such by any Governmental Body), viral outbreak (including COVID-19) or any quarantine or trade restrictions related thereto or any other force majeure; (iv) the decline or rise in price of any currency or any Equipment or supplies necessary to or used in the provision of services by Sellers or their Subsidiaries; (v) financial, banking, or securities markets (including (A) any disruption of any of the foregoing markets, (B) any change in currency exchange rates, (C) any decline or rise in the price of any security, commodity, Contract, or index, and (D) any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the Transactions); (vi) changes in, GAAP or the interpretation thereof occurring after the date of this Agreement; (vii) changes in, Laws or other binding directives or determinations issued or made by or agreements with or consents of any Governmental Body (including, any such items related to Section 6.5) and any increase (or decrease) in the terms or enforcement of (or negotiations or disputes with respect to or any changes in policy or practices of any Governmental Body regarding) any of the foregoing, in each case occurring after the date of this Agreement; (viii)(A) the taking of any action required by this Agreement (other than pursuant to Section 6.1) or at the written request of Purchaser or its Affiliates, (B) the failure to take any action if such action is prohibited by this Agreement, or (C) the negotiation, announcement, or pendency of this Agreement or the Transactions, the identity, nature, or ownership of Purchaser or its Affiliates or Purchaser’s or its Affiliates’ plans with respect to the Acquired Assets and Assumed Liabilities, including the impact thereof on the relationships, contractual or otherwise, of the business of Sellers or their Subsidiaries with employees, customers, lessors, suppliers, vendors, or other commercial partners (other than for purposes of any representation or warranty set forth in Section 3.4 or the conditions set forth in Section 7.2 with respect to such representation or warranty, in either case, to the extent such representation or warranty addresses the effect of the negotiation, announcement or pendency of this Agreement of the Transactions); (ix) any seasonal fluctuations in the business of the Sellers or their Subsidiaries; (x) any failure, in and of itself, to achieve any budgets, Projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics or the inputs into such items (whether or not shared with Purchaser or its Affiliates or Advisors) and any other failure to win or maintain customers or business; provided that the underlying cause(s) of such failure may be taken into account in determining whether a Material Adverse Effect has occurred; (xi) any action taken by Purchaser or its Affiliates with respect to the Transactions or the financing thereof or any breach by Purchaser of this Agreement; (xii) any material breach by Purchaser of this Agreement; or (xiii)(A) the commencement or pendency of the Bankruptcy Cases; (B) any objections in the Bankruptcy Court or the CCAA Court to (1) this Agreement or any of the Transactions, (2) the Plan or the Confirmation Order or the CCAA Order, or the reorganization or liquidation of Sellers or (3) the assumption or rejection of any Assigned Contract; or (C) any Order of the Bankruptcy Court or the CCAA Court or any actions or omissions of Sellers required

107 thereby; provided that any adverse Effects resulting or arising from the matters described in clauses (i) through (vii) and (ix) above may be taken into account in determining whether there has been a Material Adverse Effect to the extent only to the extent, that they have had or would reasonably be expected to have a disproportionate effect on Sellers and their Subsidiaries in the aggregate relative to participants of similar size and scope in the industries and geographic areas in which the Sellers and their Subsidiaries operate. (sss) “Open Source Software” means software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms (including any license approved by the Open Source Initiative and listed at opensource.org/licenses). (ttt) “Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body of competent jurisdiction, including any Order entered by the Bankruptcy Court in the Bankruptcy Cases (including the Confirmation Order) or any Order entered by the CCAA Court in the CCAA Proceeding (including the CCAA Orders). (uuu) “Ordinary Course” means the ordinary and usual course of operations of the business conducted by Sellers and their Subsidiaries, taken as a whole consistent with past practice, taking into account the preparation, commencement and pendency of the Bankruptcy Cases. (vvv) “Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of formation, certificate of limited partnership or articles of organization, and including any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as bylaws, a partnership agreement, an operating, limited liability or members agreement or a stockholders’ agreement or any other similar agreement). (www) “Owned Intellectual Property” means any and all Intellectual Property owned or purported to be owned by any Seller or any of its Subsidiaries, including the Acquired Intellectual Property. (xxx) “Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, currently owned by a Seller or any Subsidiary thereof. (yyy) “Permits” means all licenses, permits, registrations, certifications, agreements, authorizations, Orders, certificates, qualifications, waivers, approvals, permissions, authorizations, and exemptions pending with or issued by Governmental Bodies. (zzz) “Permitted Encumbrances” means (i) Encumbrances for utilities and Taxes (A) which are not yet due and payable, (B) that are being contested in good faith by appropriate proceedings or (C) the nonpayment of which is permitted or required by the Bankruptcy Code, in each case, for which adequate reserves have been established in accordance with GAAP, (ii) easements, rights of way, restrictive covenants, encroachments and similar non-monetary encumbrances or non-monetary impediments against any of the Acquired Assets (other than

108 Intellectual Property) which do not, individually or in the aggregate, materially adversely affect the operation of the applicable Acquired Assets and, in the case of Owned Real Property or Leased Real Property, which do not, individually or in the aggregate, materially adversely affect the use or occupancy of the applicable Owned Real Property or Leased Real Property as it relates to the operation of the Acquired Assets, (iii) in the case of any Owned Real Property or Leased Real Property, applicable zoning Laws, building codes, land use restrictions, Environmental Laws and other similar restrictions imposed by Law which are not violated by the current use or occupancy of such Owned Real Property or Leased Real Property, as applicable, (iv) materialmen’s, mechanics’, artisans’, shippers’, warehousemen’s or other similar common law or statutory liens incurred in the Ordinary Course for amounts not yet due and payable, (v) such other non-monetary Encumbrances or title exceptions which do not, individually or in the aggregate, materially and adversely affect the operation of the applicable Acquired Assets (other than Intellectual Property), (viii) non-exclusive licenses of Intellectual Property granted in the Ordinary Course, (ix) any Encumbrances set forth on Schedule 11.1(zzz), and (x) solely prior to Closing, any Encumbrances that will be removed or released by operation of the Confirmation Order. (aaaa) “Permitted Post-Closing Encumbrances” means (a) in the case of any Owned Real Property or Leased Real Property, applicable zoning Laws, building codes, land use restrictions and other similar restrictions imposed by Law which are not violated by the current use or occupancy of such Owned Real Property or Leased Real Property, as applicable, (b) non- monetary Encumbrances not violated by Sellers’ current use of the assets or property subject to such Encumbrances, to the extent that the Confirmation Order does not in fact release such Encumbrances upon the Closing, and (c) in the case of any Leased Real Property, any Encumbrances on the interest of the landlord or sublandlord under the applicable Lease or on the underlying fee interest therein. (bbbb) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, organization, estate, Governmental Body or other entity or group. (cccc) “Personal Information” means (1) any information that permits the identity of an individual to whom the information applies to be reasonably inferred by either direct or indirect means, including any information that can be used to distinguish or trace an individual’s identity, including name, email address, phone number, social security number, date and place of birth, mother’s maiden name, and (2) any other information that is linked or linkable to an individual, including financial, medical, biometric, and geolocation information. (dddd) “Plan” means the Second Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 551], dated as of September 24, 2023, and the Plan Supplement, each as may be amended, restated, supplemented, or otherwise modified from time to time, in form and substance reasonably acceptable to the Sellers and with respect to provisions of the Plan and the Plan Supplement that relate to Purchaser, this Agreement, or the Transactions, including any amendments thereto, whether before or after such documents and pleadings have been filed with or approved by the Bankruptcy Court, the Purchaser. Any form of Plan and the Plan Supplement that is or will be filed, or any amendments to such Plan and the Plan Supplement, shall be in form

109 and substance acceptable to the Sellers, and with respect to provisions of the Plan and the Plan Supplement that relate to Purchaser, this Agreement, or the Transactions, the Purchaser. (eeee) “Privacy Laws” means all Laws or binding standards (including the PCI- DSS Standards) applicable to the operation of each Seller’s and Acquired Entity’s business during the relevant period relating to the Processing of Personal Information. (ffff) “Processing” means any operation or set of operations which is performed upon Personal Information, whether or not by automatic means, including collection, recording, organization, storage, or alteration, use, disclosure by transmission, dissemination or otherwise making available, erasure or destruction. (gggg) “Purchaser Group” means, with respect to Purchaser, Purchaser, the Investors, any Affiliate of Purchaser (including, following the Closing, the Acquired Entities) or any Investor, any lender or investor of the foregoing and any Affiliate of any such lender or investor, and, in each case of the foregoing, each of their respective former, current or future Affiliates, officers, directors, employees, partners, members, managers, agents, Advisors, successors or permitted assigns. (hhhh) “Restricted Cash” means any cash and cash equivalents that (i) are not freely usable because such cash and cash equivalents are subject to restrictions or limitations on use or distribution by Law, Contract or otherwise (including restrictions on dividends or repatriation) or (ii) would be subject to, or otherwise give rise to, Taxes if distributed or repatriated (but then solely an amount equal to the amount of such Taxes shall be Restricted Cash). Without limiting the foregoing, “Restricted Cash” shall include (a) any cash that is subject to restrictions on use by Contract or applicable Law (including security deposits, cash held in escrow or posted for bonds), (b) the amounts of any outstanding checks, drafts and wire transfers at such time, (c) Transaction expenses or Indebtedness paid after the effective date of the Estimated Closing Statement, but prior to the Closing, as calculated in accordance with the Working Capital Methodology, and (d) any marketable securities and other short term investments (including amounts held in brokerage accounts). (iiii) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder. (jjjj) “Seller Parties” means each Seller and its former, current, or future Affiliates, officers, directors, employees, partners, members, equityholders, controlling or controlled Persons, managers, agents, Advisors, successors or permitted assigns. (kkkk) “Singapore Consideration Payment” has the meaning set forth on Exhibit H. (llll) “Singapore Lease Termination Agreements” means the termination agreements in respect of the Singapore Leases in the form attached hereto as Exhibit H in each case, effective on or prior to the Closing. (mmmm) “Singapore Seller” means Cyxtera Singapore Pte. Ltd.

110 (nnnn) “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, human readable form or other form (ii) databases and compilations, whether machine readable or otherwise, (iii) descriptions, flow-charts, instructions and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation, including user manuals and other training documentation, related to any of the foregoing. (oooo) “Specified Agreement” has the meaning set forth in Schedule (oooo). (pppp) “Straddle Period” means any taxable period that includes but does not end on the Closing Date. (qqqq) “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company or other entity of which a majority of the total voting power of shares of stock or other Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees or other governing body or Person thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by, or the general partner, manager, managing member or similar is or is owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. (rrrr) “Tax” or “Taxes” means all U.S. federal, state, provincial, local or non-U.S. taxes including any net income, gross receipts, capital stock, franchise, profits, ad valorem, value added, levies, duties, fees, imposts, import, export, withholding, social security, governmental pension, employment insurance, unemployment, disability, workers compensation, real property, personal property, business, development, occupancy, stamp, excise, occupation, consumption sales, use, transfer, land transfer, conveyance, service, digital service, registration, premium, windfall or excess profits, customs, licensing, surplus, alternative minimum, estimated, GST/HST or other similar tax, including any interest, penalty, fines or addition thereto. (ssss) “Tax Code” means the United States Internal Revenue Code of 1986, as amended. (tttt) “Tax Return” means any return, report, election, statement, and any similar filing (including the attached schedules) filed or required to be filed with respect to Taxes, including any information return, claim for refund, or amended return. (uuuu) “Taxing Authority” means any Governmental Body exercising authority with respect to Taxes or Tax matters. (vvvv) “Transaction Agreements” means this Agreement and any other agreements, instruments or documents entered into pursuant to this Agreement. (wwww) “Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

111 (xxxx) “UK Consideration Payment” has the meaning set forth on Exhibit H. (yyyy) “UK Seller” means Cyxtera Technology UK Limited. (zzzz) “US Intangibles Consideration Payment” has the meaning set forth on Exhibit H. (aaaaa) “VAT” means (i) value added tax as defined in the Value Added Tax Act 1994; (ii) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); (iii) any Tax computed or charged by reference to use, consumption of goods and services, value added, turnover, sales, use, distribution including provincial sales Taxes, and retail sales Taxes; and (iv) any corresponding Tax or Tax of a similar nature to such Tax referred to in (ii) or (iii) above, in any jurisdiction. (bbbbb) “Working Capital” means, at any date, (i) the consolidated current assets of Sellers and their Subsidiaries set forth under the heading “Current Assets” on Exhibit F, minus (ii) the consolidated current liabilities of Sellers and their Subsidiaries set forth under the heading “Current Liabilities” on Exhibit F, in each case calculated in accordance with, and including the use of the same line items and line item entries set forth in, Exhibit F and the Working Capital Methodology. (ccccc) “Working Capital Methodology” means the accounting principles, methods, assumptions, policies, procedures, categorizations and practices set forth on Exhibit F. (ddddd) “Working Capital Overage” means, when (and only when) the Closing Working Capital is greater than the Working Capital Target, the amount by which the Closing Working Capital is greater than the Working Capital Target. (eeeee) “Working Capital Target” means negative ninety-three million United States dollars $(93,000,000). (fffff) “Working Capital Underage” means when (and only when) the Closing Working Capital is less than the Working Capital Target, the amount by which the Closing Working Capital is less than the Working Capital Target. 11.2 Index of Defined Terms. Term .......................................................................................................................................Section Accounting Fees....................................................................................................................... 2.6(b) Acquired Assets ............................................................................................................................1.1 Acquired Cash Collateral ..........................................................................................................1.1(r) Acquired Entities ...................................................................................................................... 1.1(i) Acquired Intellectual Property ................................................................................................. 1.1(o) Acquired Interests ..................................................................................................................... 1.1(i) Acquired Lease ........................................................................................................................ 1.1(e) Acquired Leased Real Property ............................................................................................... 1.1(e) Acquired Seller Plan ................................................................................................................ 1.1(n) Adjusted Specified Closing Date Payment .............................................................................. 2.1(c)

112 Agreement .......................................................................................................................... Preamble Agreement Dispute ...................................................................................................................10.13 Allocation ......................................................................................................................................9.2 Applicable Seller Prepared Returns ......................................................................................... 9.4(a) Assigned Contracts .................................................................................................................. 1.1(a) Assignment and Assumption Agreement ................................................................................. 2.4(a) Assignment and Assumption of Lease ..................................................................................... 2.4(g) Assumed Liabilities ......................................................................................................................1.3 Audited 2022 Financial Statements ......................................................................................... 3.5(a) Available Contracts .................................................................................................................. 1.5(a) Bankruptcy Cases.................................................................................................................. Recitals Bankruptcy Court .................................................................................................................. Recitals Bankruptcy Code .................................................................................................................. Recitals Breakup Fee ............................................................................................................................. 8.2(c) Business Insurance Policies ........................................................................................................3.18 Cash Payment........................................................................................................................... 2.1(a) CCAA Proceeding ................................................................................................................ Recitals Chosen Courts ...........................................................................................................................10.13 Clearance Certificate ................................................................................................................ 9.1(d) Closing ..................................................................................................................................... 2.3(a) Closing Date............................................................................................................................. 2.3(a) Closing Date Payment.............................................................................................................. 2.1(b) Communications .................................................................................................................. 11.1(qq) Confidential Information ............................................................................................................6.17 Confirmation Brief .................................................................................................................... 5.1(l) Contracting Parties ......................................................................................................................10.7 CTI ..................................................................................................................................... Preamble Cure Costs ................................................................................................................................ 1.4(a) Dataroom.....................................................................................................................................3.23 Debt Financing ....................................................................................................................... 6.14(a) Debtors .................................................................................................................................. Recitals Deposit ..................................................................................................................................... 2.2(a) Designee ................................................................................................................................... 1.7(a) Disclosure Statement Order ...................................................................................................... 5.1(i) Discussion Period..................................................................................................................... 2.6(b) DLR Election Notice ................................................................................................................ 2.3(b) DLR Transaction ...................................................................................................................... 2.3(b) DLR Transactions .................................................................................................................... 2.3(b) DOJ .......................................................................................................................................... 6.5(a) Effect .................................................................................................................................... 11.1(rrr) Employee Benefit Plan .......................................................................................................... 3.16(a) Enforceability Exceptions ........................................................................................................ 1.1(c) Equity Commitment Letter ...................................................................................................... 4.4(a) Equity Financing ...................................................................................................................... 4.4(a) ERISA .................................................................................................................................... 3.16(a) Escrow Account ....................................................................................................................... 2.2(a)

113 Escrow Agent ........................................................................................................................... 2.2(a) Escrow Agreement ................................................................................................................... 2.2(a) Estimated Adjustment Amount ................................................................................................ 2.1(a) Estimated Closing Statement ................................................................................................... 2.1(a) Excluded Assets ............................................................................................................................1.2 Excluded Contracts .................................................................................................................. 1.2(b) Excluded Liabilities ......................................................................................................................1.4 Expense Reimbursement .......................................................................................................... 8.2(b) Express Representations .............................................................................................................3.23 Filed SEC Documents ....................................................................................................................III Final Adjustment Amount........................................................................................................ 2.6(c) Final Deposits Payment Amount ........................................................................................... 6.10(c) Financial Statements ................................................................................................................ 3.5(a) FTC .......................................................................................................................................... 6.5(a) Fundamental Representations .................................................................................................. 7.2(a) Germany Documents ........................................................................................................ 6.18(b)(ii) Germany Leases ................................................................................................................. 6.18(b)(i) Germany Transaction ......................................................................................................... 6.18(b)(i) Guggenheim Securities ...............................................................................................................3.20 Inbound IP Licenses ....................................................................................................... 3.10(a)(xiv) Indebtedness ...................................................................................................................... 6.1(b)(vii) Information Presentation .............................................................................................................3.23 Intended Tax Treatment ................................................................................................................9.7 Investors ................................................................................................................................... 4.4(a) IP Wind-Down Period.............................................................................................................. 6.6(c) Latest Balance Sheet ................................................................................................................ 3.5(a) Material Contract ................................................................................................................... 3.10(a) Material Customers ................................................................................................................ 3.17(a) Material Suppliers .................................................................................................................. 3.17(b) Non-Party Affiliates ....................................................................................................................10.7 Notice of Disagreement ........................................................................................................... 2.6(b) OFAC ....................................................................................................................................11.1(iii) Outside Date............................................................................................................................. 8.1(c) Parties ................................................................................................................................. Preamble Party ................................................................................................................................... Preamble Petition Date.......................................................................................................................... Recitals Privacy Policies ...................................................................................................................... 3.12(b) Previously Omitted Contract.................................................................................................... 1.5(h) Projections.............................................................................................................................. 6.11(a) Proposed Cure Costs ................................................................................................................ 1.5(a) Purchase Price .......................................................................................................................... 2.1(a) Purchaser ............................................................................................................................ Preamble Purchaser Adjustment Amount ........................................................................................... 2.6(d)(ii) Purchaser Plans ........................................................................................................................ 6.3(b) Purchaser Released Claims .................................................................................................. 10.19(b) Registered Intellectual Property ............................................................................................. 3.11(a)

114 Related Parties ..................................................................................................................... 10.19(a) Related Party ........................................................................................................................ 10.19(a) Required Amount ..................................................................................................................... 4.4(c) Sale Election Notice .................................................................................................................. 5.1(i) Sanctioned Jurisdiction ............................................................................................................ 3.8(d) Sanctioned Person .................................................................................................................... 3.8(d) Schedule .........................................................................................................................................III Schedules .......................................................................................................................................III Seller .................................................................................................................................. Preamble Seller Adjustment Amount .................................................................................................. 2.6(d)(i) Seller Joinder ..............................................................................................................................6.16 Seller Released Claims ........................................................................................................ 10.19(a) Seller Support Obligations ..................................................................................................... 6.10(a) Sellers ................................................................................................................................. Preamble Separated Agreement ..................................................................................................................6.19 Shared Agreement .......................................................................................................................6.19 Singapore Asset Sale .......................................................................................................... 6.18(c)(i) Singapore Documents ....................................................................................................... 6.18(c)(ii) Singapore Lease Termination ............................................................................................ 6.18(c)(i) Singapore Transaction ....................................................................................................... 6.18(c)(i) Specified Asset..............................................................................................................................1.6 Specified Date .......................................................................................................................... 2.1(c) Stalking Horse Notice ............................................................................................................... 5.1(j) Statement.................................................................................................................................. 2.6(a) Transfer Offer .......................................................................................................................... 6.3(a) Transfer Taxes ......................................................................................................................... 9.1(a) Transferred Employees ............................................................................................................ 6.3(a) Transferred Marks .................................................................................................................... 6.6(a) Transferred Subsidiaries ........................................................................................................... 1.1(i) UK Documents .................................................................................................................. 6.18(a)(ii) UK Transaction .................................................................................................................. 6.18(a)(i) UK Restructuring Transactions .......................................................................................... 6.18(a)(i) US Intangible Transfer Documents .................................................................................. 6.18(d)(ii) US Intangibles Transfer ..................................................................................................... 6.18(d)(i) WARN Act................................................................................................................................6.3(f) 11.3 Rules of Interpretation. Unless otherwise expressly provided in this Agreement, the following will apply to this Agreement, the Schedules and any other certificate, instrument, agreement or other document contemplated hereby or delivered hereunder. (a) The terms “hereof,” “herein” and “hereunder” and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and exhibit references contained in this Agreement are references to sections, clauses, Schedules and exhibits in or to this Agreement, unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

115 (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Where the context permits, the use of the term “or” will be equivalent to the use of the term “and/or.” (c) The words “to the extent” shall mean “the degree by which” and not simply “if.” (d) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a day other than a Business Day, the period in question will end on the next succeeding Business Day. (e) Words denoting any gender will include all genders, including the neutral gender. Where a word is defined herein, references to the singular will include references to the plural and vice versa. (f) The word “will” will be construed to have the same meaning and effect as the word “shall.” The words “shall,” “will,” or “agree(s)” are mandatory, and “may” is permissive. (g) All references to “$” and dollars will be deemed to refer to United States currency unless otherwise specifically provided. (h) All references to a day or days will be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided. (i) Any document or item will be deemed “delivered,” “provided” or “made available” by Sellers, within the meaning of this Agreement if and only if such document or item is included in the Dataroom prior to 6:00 p.m. Eastern Time on October 31, 2023 through the Closing Date. Sellers will continue to maintain Purchaser’s and its Advisors’ access to the Dataroom, as in effect as of the date hereof, and the Designee Dataroom to Purchaser (and its Designee) through the Closing Date and will also deliver or cause to be delivered to Purchaser, no later than the Closing, two identical encrypted USB devices with the contents of the Dataroom. (j) Sellers shall provide any document or item that (i) is required to be and is deemed to have been “delivered,” “provided” or “made available” by Sellers, within the meaning of this Agreement, and (ii)(A) relates to the UK Seller’s “LHR1” data center or (B) is to be provided to Designee or its Affiliates pursuant to the Germany Lease Termination Agreement or the Singapore Lease Termination Agreements, to the electronic “data room” through www.dfsvenue.com, a website maintained by Sellers (the “Designee Dataroom”) prior to 5:00 p.m. Eastern Time on the date that is five (5) Business Days following the date hereof, which shall be maintained by or on behalf of the Sellers through the Closing Date. In addition, Sellers will provide materials that are required to be provided to Designee pursuant to any other definitive agreements relating to the DLR Transactions in the Designee Dataroom in a timely manner in accordance with such agreements. Sellers will continue to maintain Designee’s and its Advisors’ access to the Designee Dataroom, as in effect as of the date hereof, through the Closing Date and will also deliver or cause to be delivered to Designee, no later than the Closing, two identical encrypted USB devices with the contents of the Designee Dataroom.

116 (k) Any reference to any agreement or Contract will be a reference to such agreement or Contract, as amended, modified, supplemented or waived, but in the case of a Contract required to be made available, only if all such amendments, modifications, supplements or waivers have been made available. (l) Any reference to any particular Bankruptcy Code or Tax Code section or any Law will be interpreted to include any amendment to, revision of or successor to that section or Law regardless of how it is numbered or classified; provided that, for the purposes of the representations and warranties set forth herein, with respect to any violation of or non-compliance with, or alleged violation of or non-compliance, with any Bankruptcy Code or Tax Code section or Law, the reference to such Bankruptcy Code or Tax Code section or Law means such Bankruptcy Code or Tax Code section or Law as in effect at the time of such violation or non-compliance or alleged violation or non-compliance. (m) A reference to any Party to this Agreement or any other agreement or document shall include such Party’s successors and assigns, but only if such successors and assigns are not prohibited by this Agreement. (n) A reference to a Person in a particular capacity excludes such Person in any other capacity or individually. [Signature pages follow.]

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written. PURCHASER: PHOENIX DATA CENTER HOLDINGS LLC By: /s/ Fred Day Name: Fred Day Title: Vice President

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written. SELLERS: CYXTERA TECHNOLOGIES, INC. By: /s/ Eric Koza Name: Eric Koza Title: Chief Restructuring Officer CYXTERA TECHNOLOGIES MARYLAND, INC. By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA HOLDINGS, LLC By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA EMPLOYER SEVICES, LLC By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA TECHNOLOGIES, LLC By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT] CYXTERA FEDERAL GROUP, INC. By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA DC PARENT HOLDINGS, INC. By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA DC HOLDINGS, INC. By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA MANAGEMENT, INC. By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA DATA CENTERS, INC. By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA COMMUNICATIONS, LLC By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT] CYXTERA DIGITAL SERVICES, LLC By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA CANADA, LLC By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA COMMUNICATIONS CANADA, ULC By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory CYXTERA CANADA TRS, ULC By: /s/ Eric Koza Name: Eric Koza Title: Authorized Signatory

Ex. A-1 EXHIBIT A FORM OF BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

Ex. B-1 EXHIBIT B FORM OF PATENT ASSIGNMENT AGREEMENT

Ex. C-1 EXHIBIT C FORM OF TRADEMARK ASSIGNMENT AGREEMENT

Ex. D-1 EXHIBIT D FORM OF COPYRIGHT ASSIGNMENT AGREEMENT

Ex. E-1 EXHIBIT E FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE

Ex. F-1 EXHIBIT F WORKING CAPITAL

Ex. G-1 EXHIBIT G FORM OF DOMAIN NAME TRANSFER AGREEMENT

Ex. H-1 EXHIBIT H DLR TRANSACTIONS

Ex. I-1 EXHIBIT I FORM OF SELLER JOINDER